Exhibit 4.4

PARAMOUNT SKYDANCE CORPORATION,

as Issuer,

and

THE SUBSIDIARY GUARANTORS PARTY HERETO,

as Subsidiary Guarantors,

and

DEUTSCHE BANK TRUST COMPANY AMERICAS,

as Trustee and Collateral Agent

SECOND SUPPLEMENTAL INDENTURE

Dated as of October 5, 2026

8.250% Senior Secured Second Lien Notes due 2031

8.875% Senior Secured Second Lien Notes due 2034

9.125% Senior Secured Second Lien Notes due 2036

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	Article 4

	COVENANTS

Section 4.04	Maintenance of Office or Agency	63
Section 4.05	Legal Existence	63
Section 4.06	Limitation on Liens	64
Section 4.07	Asset Sales	64
Section 4.08	Repurchase at the Option of Holders upon a Change of Control Triggering Event	68
Section 4.09	Future Subsidiary Guarantors	71

	Article 5

	SUCCESSORS

	Article 6

	DEFAULTS AND REMEDIES

Section 6.01	Events of Default	71
Section 6.02	Priorities	73

	Article 7

	TRUSTEE

	Article 8

	LEGAL DEFEASANCE AND COVENANT DEFEASANCE

Section 8.03	Covenant Defeasance	74

	Article 9

	AMENDMENT, SUPPLEMENT AND WAIVER

Section 9.01	Without Consent of Holders of Notes	75
Section 9.02	With Consent of Holders of Notes	76

	Article 10

	GUARANTEE

Section 10.02	Limitation on Liability	78

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Section 10.08	Execution of Supplemental Indenture for Future Subsidiary Guarantors	80

	Article 11

	MISCELLANEOUS

Section 11.13	Table of Contents, Headings, etc.	80
Section 11.18	Supplemental Indenture Controls	80

	Article 12

	SATISFACTION AND DISCHARGE

Section 12.03	Satisfaction and Discharge of Supplemental Indenture	81
Section 12.04	Application of Trust Money	82

	Article 13

	COLLATERAL

Section 13.01	Security Documents	82
Section 13.02	Release of Collateral	83
Section 13.03	Collateral Agent	84
Section 13.04	Further Assurances; Insurance	85
Section 13.05	Release of Collateral and Guarantees upon Investment Grade Event	85

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SECOND SUPPLEMENTAL INDENTURE dated as of October 5, 2026 (this “Supplemental Indenture”) among Paramount Skydance Corporation, a Delaware corporation (the “Issuer”), the subsidiary guarantors party hereto (the “Subsidiary Guarantors”) and Deutsche Bank Trust Company Americas, a New York banking corporation, as trustee (together with its successors in such capacity, the “Trustee”) and as collateral agent (together with its successors in such capacity, the “Collateral Agent”).

WHEREAS, the Issuer and the Trustee have previously executed and delivered an Indenture, dated as of October 5, 2026 (the “Base Indenture”), providing for the issuance from time to time of one or more series of senior debt securities of the Issuer;

WHEREAS, Section 9.01 of the Base Indenture provides that the Issuer, the Subsidiary Guarantors and the Trustee may enter into a supplemental indenture to the Base Indenture to, among other things, establish the form or terms of any series of Notes (as defined in the Base Indenture) as permitted by Section 2.01 hereof and Section 9.01 of the Base Indenture;

WHEREAS, clause (13) of Section 9.01 of the Base Indenture provides that the Issuer, the Subsidiary Guarantors and the Trustee may enter into a supplemental indenture changing or eliminating any provision of the Base Indenture; provided that any such change shall become effective only when there are no outstanding Notes (as defined in the Base Indenture) of such series created prior to the execution of such supplemental indenture which is entitled to the benefit of such provisions;

WHEREAS, the Issuer and the Subsidiary Guarantors are entering into this Supplemental Indenture to, among other things, establish the form and terms of (i) the Issuer’s new series of 8.250% senior secured second lien notes due 2031 (the “Initial 2031 Notes” and together with any Additional Notes that have terms identical to the Initial 2031 Notes, the “2031 Notes”), (ⅱ) the Issuer’s new series of 8.875% senior secured second lien notes due 2034 (the “Initial 2034 Notes” and together with any Additional Notes that have terms identical to the Initial 2034 Notes, the “2034 Notes”), (ⅲ) the Issuer’s new series of 9.125% senior secured second lien notes due 2036 (the “Initial 2036 Notes” and together with any Additional Notes that have terms identical to the Initial 2036 Notes, the “2036 Notes” and together with the 2031 Notes and the 2034 Notes, the “Notes”), pursuant to the Base Indenture, as modified by this Supplemental Indenture;

WHEREAS, on the date hereof the Issuer and the Subsidiary Guarantors are entering into a Third Supplemental Indenture to the Base Indenture (the “Third Supplemental Indenture”) to, among other things, establish the form and terms of the Issuer’s new series of 7.000% senior secured second lien notes due 2031 (the “Third Supplemental Indenture Notes”), pursuant to the Base Indenture, as modified by the Third Supplemental Indenture; and

WHEREAS, all conditions necessary to authorize the execution and delivery of this Supplemental Indenture and to make it a valid and binding obligation of the Issuer and the Subsidiary Guarantors have been satisfied or performed.

NOW, THEREFORE, in consideration of the agreements and obligations set forth herein and for other good and valuable consideration, the sufficiency of which is hereby acknowledged, the Issuer, the Subsidiary Guarantors, the Trustee and the Collateral Agent, for the benefit of each other and for the equal and ratable benefit of the Holders, hereby enter into this Supplemental Indenture to, among other things, establish the terms of the Notes pursuant to Section 2.01 of the Base Indenture and there is hereby established the Issuer’s 2031 Notes, 2034 Notes and 2036 Notes, in each case, as a separate series of Notes (as defined in the Base Indenture) and such parties further agree that this Supplemental Indenture affects the Issuer’s 2031 Notes, 2034 Notes and 2036 Notes only and not any other series of Notes (as defined in the Base Indenture).

Article 1

DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.01    Definitions.

The terms defined in this Section 1.01 (except as herein otherwise expressly provided or unless the context of this Supplemental Indenture otherwise requires) for all purposes of this Supplemental Indenture and of any indenture supplemental hereto that governs the Notes have the respective meanings specified in this Section 1.01. All other terms used in this Supplemental Indenture that are defined in the Base Indenture, either directly or by reference therein (except as herein otherwise expressly provided or unless the context of this Supplemental Indenture otherwise requires), have the respective meanings assigned to such terms in the Base Indenture, as in force at the date of this Supplemental Indenture as originally executed.

“Acquisition” means the Issuer’s acquisition of the Target and its subsidiaries pursuant to the Acquisition Agreement.

“Acquisition Agreement” means that certain Agreement and Plan of Merger, dated as of February 27, 2026 (as amended, restated, amended and restated, supplemented, or otherwise modified from time to time) by and among the Issuer, the Target and Prince Sub Inc., a wholly owned subsidiary of the Issuer.

“Acquisition Bridge Facility” means a senior secured 364-day bridge loan credit facility to be incurred by the Issuer in connection with the Acquisition to the extent the New First Lien Secured Debt and the Notes resulting in aggregate proceeds and/or replacement acquisition financing commitments of at least $49,000,000,000 have not been incurred or issued by the Issuer on or prior to the Acquisition Date.

“Acquisition Date” means the date on which the Acquisition is consummated.

“Acquisition Date Metric” means, with respect to any amount based upon TTM Consolidated Adjusted EBITDA or Consolidated Tangible Assets, an amount equal to the equivalent amount of such metric on a Pro Forma Basis for the Transactions determined by the Issuer in good faith on the Acquisition Date; for example, a basket equal to the greater of $5,000,000,000 and an Acquisition Date Metric percentage of TTM Consolidated Adjusted EBITDA shall be modified on the Acquisition Date to be equal to the greater of $5,000,000,000 and 50% of TTM Consolidated Adjusted EBITDA if TTM Consolidated Adjusted EBITDA on the Acquisition Date was $10,000,000,000.

“Acquisition Date Consolidated Secured Net Leverage Ratio” means the Consolidated Secured Net Leverage Ratio calculated on a Pro Forma Basis for the Transactions, as determined by the Issuer in good faith, as of the Acquisition Date.

“Acquisition Date First Lien Net Leverage Ratio” means the First Lien Net Leverage Ratio calculated on a Pro Forma Basis for the Transactions, as determined by the Issuer in good faith, as of the Acquisition Date.

“Acquisition Debt” means any Indebtedness of the Issuer or any of its Subsidiaries that has been incurred or issued for the purpose of financing, in whole or in part, an acquisition and any related transactions or series of related transactions (including for the purpose of refinancing or replacing all or a portion of any related bridge facilities or any pre-existing Indebtedness of the Person(s) or assets to be acquired); provided that either (a)(i) the release of the proceeds thereof to the Issuer and its Subsidiaries is contingent upon the consummation of such acquisition and, pending such release, such proceeds are held pursuant to an escrow or similar arrangement and (ii) if the definitive agreement (or, in the case of a tender offer or similar transaction, the definitive offer document) for such acquisition terminates or is terminated prior to the consummation of such acquisition or if such acquisition is otherwise not consummated by the date specified in the definitive documentation relating to such Indebtedness (as may be extended pursuant to the terms of such documentation), such proceeds shall be promptly applied to satisfy and discharge all obligations of the Issuer and its Subsidiaries in respect of such Indebtedness or (b)(i) such Indebtedness contains a “special mandatory redemption” provision (or other similar provision) or otherwise permits such Indebtedness to be redeemed or prepaid if such acquisition is not consummated by the date specified in the definitive documentation relating to such Indebtedness (as may be extended pursuant to the terms of such documentation) and (ii) if the definitive agreement (or, in the case of a tender offer or similar transaction, the definitive offer document) for such acquisition terminates or is terminated prior to the consummation of such acquisition or such acquisition is otherwise not consummated by the date specified in the definitive documentation relating to such Indebtedness (as may be extended pursuant to the terms of such documentation), such Indebtedness is so redeemed or prepaid within 90 days of such termination or such specified date, as the case may be.

“Additional Notes” means Notes issued pursuant to the terms of this Supplemental Indenture in addition to Initial Notes (other than any Notes issued in respect of Initial Notes pursuant to Sections 2.06, 2.07, 2.10 or 3.06 of this Supplemental Indenture or Section 9.05 of the Base Indenture).

“Affiliate” means, as to any Person, any other Person which directly or indirectly controls, is under common control with or is controlled by such Person. As used in this definition, “control” (including, with correlative meanings, “controlled by” and “under common control with”) means possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise). Notwithstanding the foregoing, (a) no individual shall be deemed to be an Affiliate of the Issuer solely by reason of his or her being an officer, director or employee of the Issuer or any of its Subsidiaries and (b) none of Viacom International Inc. (or its successor), Paramount Global, Skydance Media, LLC, a California limited liability company, the Issuer or any of their Subsidiaries shall be deemed to be Affiliates of each other, unless expressly stated to the contrary.

“Applicable Law” shall mean, as to any Person, all applicable Laws binding upon such Person or to which such a Person is subject.

“Applicable Percentage” means:

(1)           100%, if the Issuer’s First Lien Net Leverage Ratio at the end of the most recently ended Test Period equals or exceeds the Acquisition Date First Lien Net Leverage Ratio less 0.50 to 1.00;

(2)           50%, if such First Lien Net Leverage Ratio is less than the Acquisition Date First Lien Net Leverage Ratio less 0.50 to 1.00 but equals or exceeds the Acquisition Date First Lien Net Leverage Ratio less 1.00 to 1.00; and

(3)           0%, if such First Lien Net Leverage Ratio is less than the Acquisition Date First Lien Net Leverage Ratio less 1.00 to 1.00.

“Applicable Premium” means, with respect to any Note on any applicable redemption date, as calculated by the Issuer, the greater of:

(1)            1% of the then outstanding principal amount of the Note; and

(2)            the excess, if any, of (a) the present value at such redemption date of (i) the redemption price of the Note at (x) October 15, 2028, for the 2031 Notes, (y) October 15, 2029, for the 2034 Notes, or (z) October 15, 2031, for the 2036 Notes (such redemption price being set forth in Section 3.07) plus (ii) all required interest payments due on the Note through the applicable date set forth in clause (i) above (excluding accrued but unpaid interest to (but not including) the redemption date), in the case of each of clauses (i) and (ii) above, computed using a discount rate equal to the Treasury Rate plus 50 basis points; over (b) the then outstanding principal amount of the Note.

“Applicable Procedures” means, with respect to any transfer or transaction involving a Global Note or beneficial interest therein, the rules and procedures of the Depositary, Euroclear and Clearstream, in each case to the extent applicable to such transaction and as in effect from time to time.

“Base Indenture” has the meaning assigned to it in the preamble to this Supplemental Indenture.

“Capital Expenditures” means, for any period, the aggregate of all expenditures (whether paid in cash or accrued as liabilities and including in all events all amounts expended or capitalized under Capitalized Leases) by the Issuer and the Subsidiaries during such period that, in conformity with GAAP, are or are required to be included as capital expenditures on the consolidated statement of cash flows of the Issuer and the Subsidiaries.

“Cash Equivalents” means any of the following types of investments, to the extent owned by the Issuer or any Subsidiary:

(a)            all cash, including Dollars, Euros, Sterling, Canadian dollars, Yen, and each Foreign Currency (as defined in the Credit Agreement);

(b)            such other currencies held by the Issuer or any Subsidiary from time to time in the ordinary course of business;

(c)            (i) readily marketable obligations issued or directly and fully guaranteed or insured by the government or any agency or instrumentality of (A) the United States, (B) the United Kingdom or (C) any member nation of the European Union, in each case, rated A-2 (or the equivalent thereof) or better by S&P or P-2 (or the equivalent thereof) or better by Moody’s, having average maturities of not more than 24 months from the date of acquisition thereof and (ii) securities with average maturities of 24 months or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States, or by any political subdivision or taxing authority of any such state, commonwealth or territory having an Investment Grade Rating from either S&P or Moody’s (or the equivalent thereof);

(d)           (i) time deposits or demand deposits with, or certificates of deposit or bankers’ acceptances of, any bank, credit union or other financial institution (A) that is a lender (or Affiliate thereof) under the Credit Facilities or (B) that has combined capital and surplus of at least (1) $250,000,000 in the case of U.S. banks, credit unions or other financial institutions and (2) $100,000,000 (or the Dollar equivalent as of the date of determination) in the case of non-U.S. banks, credit unions or other financial institutions, or (C) that is otherwise in compliance with any and all applicable statutorily mandated capital requirements applicable to it (any such bank, credit union or other financial institution meeting the requirements of clause (A), (B) or (C) above being an “Approved Bank”), or (D) to the extent entitled to the benefit of deposit insurance, including deposit insurance provided by the Federal Deposit Insurance Corporation and (ii) any securities entitlements in respect of any of the foregoing;

(e)            repurchase agreements and repurchase obligations for underlying securities of the types described in clauses (c) and (d) above entered into with any financial institution meeting the qualifications specified in clause (d) above for an Approved Bank;

(f)            (i) commercial paper and variable or fixed rate notes issued by a lender (or Affiliate thereof) under the Credit Facilities or an Approved Bank, or in each case, by a parent company thereof, or (ii) any variable or fixed rate note issued by, or guaranteed by, a corporation rated A-2 (or the equivalent thereof) or better by S&P or P-2 (or the equivalent thereof) or better by Moody’s, in each case (i) and (ii), with average maturities of not more than 24 months from the date of acquisition thereof;

(g)            marketable short-term money market and similar highly liquid funds either (i) having assets in excess of (A) $250,000,000 in the case of U.S. banks, U.S. credit unions or other U.S. financial institutions or (B) $100,000,000 (or the Dollar equivalent as of the date of determination) in the case of non-U.S. banks, non-U.S. credit unions or other non-U.S. financial institutions, (ii) having a rating of at least P-2 or A-2 from Moody’s or S&P, respectively (or, if at any time neither Moody’s nor S&P shall be rating such obligations, an equivalent rating from another nationally recognized statistical rating agency) or (iii) with a lender (or Affiliate thereof) under the Credit Facilities or Approved Bank;

(h)            investments with average maturities of 24 months or less from the date of acquisition in mutual funds rated A (or the equivalent thereof) or better by S&P or A2 (or the equivalent thereof) or better by Moody’s;

(i)             instruments equivalent to those referred to in clauses (a) through (h) above denominated in Euro or any other foreign currency comparable in credit quality and tenor to those referred to above and customarily used by corporations for cash management purposes in any jurisdiction outside the United States to the extent reasonably required in connection with any business conducted by any Subsidiary organized in such jurisdiction;

(j)             investment funds (including money market funds) investing substantially all of their assets in securities of the types described in clauses (a) through (h) above or that are entitled to the benefit of (and to the extent covered by) deposit insurance provided by the Federal Deposit Insurance Corporation or otherwise; and

(k)            solely with respect to any Captive Insurance Subsidiary (as defined in the Credit Agreement), any investment that a Captive Insurance Subsidiary is not prohibited to make in accordance with Applicable Law.

In the case of investments by any Foreign Subsidiary that is a Subsidiary or investments made in a jurisdiction outside the United States of America, Cash Equivalents shall also include (i) investments of the type and maturity described in clauses (a) through (k) above in foreign obligors, which investments or obligors (or the parents of such obligors) have ratings described in such clauses or equivalent ratings from comparable foreign rating agencies and (ii) other short-term investments in accordance with normal investment practices for cash management in investments analogous to the foregoing investments in clauses (a) through (k) above and in this paragraph. Notwithstanding the foregoing, Cash Equivalents shall include amounts denominated in currencies other than those set forth in clause (a) or (b) above; provided that such amounts, except amounts used to pay obligations of the Issuer or any Subsidiary denominated in any currency other than Dollars or a Foreign Currency in the ordinary course of business, are converted into Dollars or a Foreign Currency as promptly as practicable and in any event within ten Business Days following the receipt of such amounts.

“Change of Control” means, after the Issue Date, any Person (other than a Permitted Holder) or Persons (other than one or more Permitted Holders) constituting a “group” (as such term is used in Section 13(d) and Section 14(d) of the Exchange Act as in effect on the Issue Date, but excluding any employee benefit plan of such Person and its Subsidiaries, and any Person acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan), becoming the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act as in effect on the Issue Date), directly or indirectly, of more than fifty percent (50%) of the Voting Capital Stock of the Issuer and the percentage of aggregate ordinary voting power so held is greater than the percentage of the aggregate ordinary voting power represented by the Equity Interests of the Issuer beneficially owned (as defined in Rules 13d-3 and 13d-5 under the Exchange Act as in effect on the Issue Date), directly or indirectly, in the aggregate by the Permitted Holders; provided that for the purposes of this definition only, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract, proxy or otherwise, and the terms “controlling” and “controlled” have meanings correlative to the foregoing; provided further that in no event shall any transaction or any series of related transactions be deemed to constitute a “Change of Control” so long as, upon the consummation of such transaction or such series of related transactions, the Permitted Holders either (i) are or become the beneficial owners, directly or indirectly, of more than 50% of the Voting Capital Stock of the Issuer or (ii) have the ability to nominate directors to the board of directors of the Issuer who collectively hold a majority of the voting power of the entire board of directors of the Issuer.

Notwithstanding the preceding or any provision of Rule 13d-3 or 13d-5 of the Exchange Act, (i) a Person or group shall not be deemed to beneficially own Voting Capital Stock subject to an equity or asset purchase agreement, merger agreement, option agreement, warrant agreement or similar agreement (or voting or option or similar agreement related thereto) until the consummation of the acquisition of the Voting Capital Stock in connection with the transactions contemplated by such agreement, (ii) if any group (other than a Permitted Holder) includes one or more Permitted Holders, the issued and outstanding Voting Capital Stock of the Issuer owned, directly or indirectly, by any Permitted Holders that are part of such group shall not be treated as being beneficially owned by such group or any other member of such group for purposes of determining whether a Change of Control has occurred unless a Person other than a Permitted Holder controls such Group, (iii) a Person or group will not be deemed to beneficially own the Voting Capital Stock of another Person as a result of its ownership of Voting Capital Stock or other securities of such other Person’s parent entity (or related contractual rights) unless it owns more than 50% of the total voting power of the Voting Capital Stock entitled to vote for the election of directors of such parent entity having a majority of the aggregate votes on the board of directors of such parent entity and (iv) the right to acquire Voting Capital Stock (as long as such Person does not have the right to direct the voting of the Voting Capital Stock subject to such right) or any veto power in connection with the acquisition or disposition of Voting Capital Stock will not cause a party to be a beneficial owner.

“Change of Control Triggering Event” means the occurrence of both (i) a Change of Control that is accompanied or followed by a downgrade of the Notes within the Ratings Decline Period for such Change of Control by two or more Rating Agencies and such series of the Notes does not have an Investment Grade Rating from two or more Rating Agencies and (ii) each such Rating Agency’s rating of such series of the Notes on any day during such Ratings Decline Period for such Change of Control is below the rating by such Rating Agency in effect immediately preceding the first public announcement of the Change of Control (or the occurrence thereof if such Change of Control occurs prior to the first public announcement thereof) or has been withdrawn; provided, however, that a downgrade or withdrawal of the rating of the Notes by the applicable Rating Agency will not be deemed to have occurred in respect of a Change of Control (and thus will not be deemed a downgrade or withdrawal for purposes of this definition) if such Rating Agency making the reduction in rating does not publicly announce or confirm or inform the Issuer or the Trustee in writing at the request of the Issuer that the reduction or withdrawal was the result, in whole or in part, of any event or circumstance comprised of or arising as a result of, or in respect of, the Change of Control (whether or not the applicable Change of Control has occurred at the time of such downgrade or withdrawal).

“Collateral” means all of the “Collateral” (or equivalent term) as defined in any Security Document and all other property that is subject or purported to be subject to any Lien in favor of the Collateral Agent for the benefit of the Holders pursuant to any Security Document, but in any event excluding all Excluded Property, and with respect to Paramount Global, the aggregate value of assets and property of Paramount Global that constitute Collateral and all of its assets and property that are subject or purported to be subject to any Lien securing any Permitted Secured Debt shall be limited, automatically and without further action by any Person, such that such aggregate value does not exceed the Paramount Global Property Cap, as such Paramount Global Property Cap may be amended pursuant to clauses (i) and (ii) of the proviso to the definition thereof; provided that the Equity Interests and assets of any Subsidiary will constitute Collateral only to the extent that such Equity Interests or assets can secure the Notes Obligations and any Permanent Financing not prohibited hereunder in the form of senior secured notes without Rule 3-16 of Regulation S-X (or any other law, rule or regulation) requiring separate financial statements or other financial information of such Subsidiary to be filed with the SEC (or any other governmental agency). In the event that Rule 3-16 of Regulation S-X requires or is amended, modified or interpreted by the SEC to require (or is replaced with another rule or regulation, or any other law, rule or regulation is adopted, which would require) the filing with the SEC (or any other governmental agency) of separate financial statements or other financial information of any such Subsidiary due to the fact that such Subsidiary’s Equity Interests or indebtedness secures the Notes Obligations and any Permanent Financing not prohibited hereunder in the form of senior secured notes, then such Equity Interests or indebtedness shall automatically be deemed not to be part of the Collateral. In such event, the Security Documents may be amended or modified, without the consent of any Holder, to the extent necessary to release the security interests on the Equity Interests or indebtedness that are so deemed to no longer constitute part of the Collateral.

“Collateral Agent” means Deutsche Bank Trust Company Americas until a successor replaces it and, thereafter, means such successor.

“Communications Laws” means the Communications Act of 1934, and the rules, regulations, published orders and published and promulgated policy statements of the FCC and interpretations thereof by federal courts of competent jurisdiction.

“Consolidated Adjusted EBITDA” means, with respect to the Issuer and its Subsidiaries for any period, operating profit (loss), plus other income (loss), plus interest income, plus depreciation and amortization (including amortization arising from purchase accounting adjustments under ASC 805, but excluding amortization related to programming rights, prepublication costs, videocassettes and DVDs), excluding:

(a)            gains (losses) on sales of assets (except (i) gains (losses) on sales of inventory sold in the ordinary course of business and (ii) gains (losses) on sales of other assets if such gains (losses) are less than $15,000,000 individually and less than $75,000,000 in the aggregate during such period, net of transaction costs);

(b)            other non-cash items (including (i) provisions for losses and additions to valuation allowances, (ii) provisions for restructuring, litigation, regulatory, compliance or investigation matters and environmental reserves and losses on the Disposition of businesses, (iii) pension settlement charges, (iv) non-cash charges associated with grants of stock options, employee stock purchase plans and other equity-based compensation awards to employees and directors, in each case expensed in accordance with ASC 718, (v) impairment charges and write-downs, including content and goodwill impairments, (vi) fair value, mark-to-market and similar non-cash accounting adjustments (including in respect of contingent consideration) and (vii) non-cash lease expense attributable to right-of-use assets under ASC 842), in each case regardless of whether such items may recur or represent future cash expenditures;

(c)            expenses incurred in connection with acquisitions, Dispositions or merger transactions (including integration costs, content rationalization costs, financing fees, amendment and waiver fees and expenses relating to transactions that are not consummated), whether or not accounted for under ASC 805;

(d)            cash items associated with provisions for restructuring or other business optimization programs, regulatory, compliance or investigation matters, litigation (including settlements, judgments and defense costs), environmental reserves and losses on the Disposition of businesses;

(e)            the operating profit (or loss) of any Person that is not a Subsidiary or that is accounted for by the equity method of accounting; provided that the income of such Person shall be included to the extent of the amount of dividends or similar distributions paid or declared in cash (or converted to cash) to the Issuer or a Subsidiary;

(f)             the amount of pro forma “run-rate” cost savings, operating expense reductions, operational improvements, business optimization, restructurings, and synergies (including costs to achieve such cost savings, operating expense reductions and synergies) related to the Transactions, net of the amount of actual benefits realized during such period, calculated on a Pro Forma Basis as though such cost savings, operating expense reductions, operational improvements, business optimization, restructurings, and synergies had been realized on the first day of such period and during the entirety of such period; and

(g)            the amount of pro forma “run-rate” cost savings, operating expense reductions, operational improvements, business optimization, restructurings, and synergies (including costs to achieve such cost savings, operating expense reductions and synergies) related to business combinations, acquisitions, mergers or investments of the Issuer (other than the Transactions) that are reasonably identifiable, factually supportable and projected by the Issuer in good faith to be realized within twenty-four (24) months after such transaction or initiative is consummated or implemented, net of the amount of actual benefits realized during such period, calculated on a Pro Forma Basis as though such cost savings, operating expense reductions, operational improvements, business optimization, restructurings, and synergies had been realized on the first day of such period and during the entirety of such period; provided that costs to achieve shall not be subject to the cap set forth below and the aggregate amount added back pursuant to this clause (g) (excluding costs to achieve) shall not exceed twenty five percent (25%) of Consolidated Adjusted EBITDA for such period (calculated after giving effect to such adjustments).

All determinations of Consolidated Adjusted EBITDA shall be made by the Issuer in good faith and shall be conclusive absent manifest error. No item shall be added back more than once in the calculation of Consolidated Adjusted EBITDA.

“Consolidated Indebtedness” means, as at any date of determination, the aggregate principal amount of third party Indebtedness of the Issuer and its Subsidiaries determined on a consolidated basis that would be reflected on a consolidated balance sheet as at such date prepared in accordance with GAAP consisting of Indebtedness of the type set forth in, without duplication, clauses (a)(i), (ii), (iii), (iv) and (vi) of the definition thereof, as well as, without duplication, Indebtedness of the type set forth in clause (b) of the definition thereof (but, in the case of clause (b), only to the extent such guarantee is reflected as a liability on the consolidated balance sheet of the Issuer and its Subsidiaries in accordance with GAAP) to the extent applicable to Indebtedness of the type set forth in clauses (a)(i), (ii), (iii), (iv) and (vi) of the definition thereof; provided that Consolidated Indebtedness will not include Indebtedness in respect of (a) any Defeased Debt, (b) any letter of credit, except to the extent of unreimbursed obligations in respect of drawn letters of credit (provided that any unreimbursed amount under letters of credit will not be counted as Consolidated Indebtedness until three Business Days after such amount is drawn), and (c) Indebtedness to the extent it has been cash collateralized or with respect to which the Issuer or a Subsidiary is obligated only as a surety or guarantor; provided, further, at any time after the definitive agreement for any acquisition shall have been executed (or, in the case of an acquisition in the form of a tender offer or similar transaction, after the offer shall have been launched) and prior to the consummation of such acquisition (or termination of the definitive documentation in respect thereof), any Acquisition Debt (and the proceeds of such Acquisition Debt) shall be excluded from the definitions of Consolidated Secured Net Leverage Ratio and First Lien Net Leverage Ratio.

“Consolidated Secured Net Leverage Ratio” means, as of the last day of each fiscal quarter, the ratio of (a)(i) Consolidated Indebtedness that constitutes Senior Lien Debt and Pari Passu Lien Debt of the Issuer and its Subsidiaries on such date minus (ii) the aggregate amount of Unrestricted Cash as of such date to (b) TTM Consolidated Adjusted EBITDA.

“Consolidated Tangible Assets” means as of the date of any determination, the assets of any Person on a consolidated basis, less goodwill and other intangible assets.

“Credit Agreement” means that certain credit agreement dated as of April 7, 2026 among the Issuer, Citibank, N.A. as administrative agent and collateral agent, BofA Securities, Inc., Citibank, N.A., Apollo Global Funding, LLC, Deutsche Bank Securities Inc., and Wells Fargo Securities, LLC, as joint lead arrangers and joint bookrunners, Bank of America, N.A., as syndication agent, Apollo Global Funding, LLC, Deutsche Bank AG New York Branch, and Wells Fargo Bank, N.A., as documentation agents, and the lenders party thereto, as amended, restated, supplemented, waived, renewed or otherwise modified from time to time, and as replaced (whether or not upon termination, and whether with the original lenders or otherwise), restructured, repaid, refunded, refinanced or otherwise modified from time to time, including any agreement or indenture or commercial paper facilities with banks or other institutional lenders or investors extending the maturity thereof, refinancing, replacing or otherwise restructuring all or any portion of the Indebtedness under such agreement or agreements or indenture or indentures or any successor or replacement agreement or agreements or indenture or indentures or increasing the amount loaned or issued thereunder or altering the maturity thereof or adding Subsidiaries as additional borrowers, issuers or guarantors thereunder and whether by the same or any other agent, lender or group of lenders, investors or group of investors.

“Credit Facilities” means, collectively, the credit facilities committed or borrowed under the Credit Agreement.

“Defeased Debt” means Indebtedness that has been defeased, satisfied and discharged, with respect to which an irrevocable notice of redemption or repurchase has been delivered and with respect to which any required deposit has been made in connection with any of the foregoing, in each case, in accordance with the applicable indenture or other applicable contractual obligation.

“Definitive Note” means a certificated Note registered in the name of the Holder thereof and issued in accordance with Section 2.06, substantially in the form of Exhibit A-1, Exhibit A-2 or Exhibit A-3, as applicable, hereto except that such Note shall not bear the Global Note Legend and shall not have the “Schedule of Exchanges of Interests in the Global Note” attached thereto.

“Designated Non-Cash Consideration” means the Fair Market Value of non-cash consideration received by the Issuer or any of the Subsidiaries in connection with a Disposition that is designated as “Designated Non-Cash Consideration” on the date received less the amount of cash or Cash Equivalents received in connection with a subsequent sale of or collection on such Designated Non-Cash Consideration. A particular item of Designated Non-Cash Consideration will no longer be considered to be outstanding when and to the extent it has been paid, redeemed or otherwise retired or sold or otherwise disposed of, in each case, in or for cash (and only to the extent of the cash so received).

“Disposition” or “Dispose” means the sale, transfer, license, lease or other disposition by any Person of any of its property, other than sales, transfers, licenses, leases or other dispositions (a) that constitute a Lien, (b) that constitute a sale of Equity Interests in, or an issuance of Equity Interests by, the Issuer or a Subsidiary of the Issuer in connection with a bona fide joint venture or other similar commercial arrangement with a third party or (c) that are non-exclusive licenses of Intellectual Property.

“Domestic Subsidiary” means any Subsidiary that is organized under the laws of the United States, any state thereof or the District of Columbia.

“Ellison” means, collectively, (a) The Lawrence J. Ellison Revocable Trust, u/a/d 1/22/88, as amended, Pinnacle Media Ventures, LLC, Pinnacle Media Ventures II, LLC, Pinnacle Media Ventures III, LLC, Hikouki, LLC, Aozora, LLC and Furaito, LLC; (b) Larry Ellison; (c) David Ellison; (d) Sayonara, LLC, (e) Skydance Entertainment Group, LLC, (f) any Family Member of Larry Ellison or David Ellison, (g) any Affiliate of the foregoing and (h) any Permitted Entity of a Person identified in clause (a), (b), (c), (d), (e), (f), or (g).

“Equity Interests” means with respect to any Person, all of the shares, interests, rights, participations or other equivalents (however designated) of capital stock of (or other ownership or profit interests or units in, including any limited or general partnership interest and any limited liability company membership interest) such Person and all of the warrants, options or other rights for the purchase, acquisition or exchange from such Person of any of the foregoing (including through convertible securities) but excluding, for the avoidance of doubt, any Indebtedness convertible into or exchangeable for the foregoing.

“Equity Offering” means any public or private sale of common stock (other than Disqualified Equity Interests) of the Issuer (other than public offerings pursuant to Form S-8 or otherwise relating to Equity Interests issuable under any employee benefit plan of the Issuer).

“Excluded Accounts” shall mean any deposit account,

(a)	solely containing,

(i)	funds used or intended to be used for payroll and payroll taxes and other employee benefit payments to or for the benefit of employees of the Issuer, a Subsidiary Guarantor or any Subsidiary,

(ii)	funds used or intended to be used to pay taxes required to be collected, remitted or withheld (including, federal and state withholding taxes and any employer’s share thereof), and

(iii)	funds which the Issuer, a Subsidiary Guarantor or any Subsidiary (A) holds on behalf of another person (other than the Issuer, a Subsidiary Guarantor or such Subsidiary) or (B) holds as an escrow or fiduciary for another person (other than the Issuer, a Subsidiary Guarantor or such Subsidiary), or

(b)	used by the Issuer, a Subsidiary Guarantor or any Subsidiary solely for disbursements and payments in the ordinary course of business or payroll,

(c)	that is a zero balance account or otherwise swept into another account on a daily basis,

(d)	that is subject to cash pooling arrangements, or

(e)	that is located outside of the United States.

“Excluded Equity Interests” means:

(a)            any issued and outstanding Equity Interests in a Foreign Subsidiary or a FSHCO (other than, in the case of any direct Subsidiary of the Issuer or Subsidiary Guarantor which direct subsidiary is (1) a CFC or (2) a FSHCO, 65% of the outstanding Equity Interests of such Foreign Subsidiary or FSHCO);

(b)            (1) any Equity Interests of any person that is not a direct Wholly Owned Subsidiary of the Issuer or any other Subsidiary Guarantor or (2) any Equity Interests in any other person to the extent (A) with respect to Equity Interests described in clause (1), the Organization Documents or other agreements with respect to such Equity Interests with other equity holders prohibits or restricts the pledge of such equity interests, (B) the pledge of such Equity Interests is otherwise prohibited or restricted by (i) Applicable Law which would require governmental (including regulatory) consent, approval, license or authorization to be pledged or that would require consent under any contractual obligation existing on the Acquisition Date or on the date any Subsidiary is acquired (so long as, in respect of such contractual obligation, such prohibition is not incurred in contemplation of such acquisition and except to the extent such prohibition is overridden by anti-assignment provisions of UCC) or (ii) any agreement with a third party (other than the Issuer or any of its Subsidiaries) existing on the Acquisition Date or on the date any Subsidiary is acquired (so long as, in respect of such contractual obligation, such prohibition is overridden by anti-assignment provisions of UCC) or (C) would result in a change of control, repurchase obligation or other adverse consequence, in each case of the foregoing sub-clauses (A), (B) and (C), except to the extent that any such prohibition or restriction would be rendered ineffective under UCC;

(c)            any Margin Stock;

(d)            any Equity Interest, if the pledge thereof or the security interest therein could reasonably be expected to result in material adverse tax consequences as reasonably determined by the Issuer;

(e)            Equity Interests in any Immaterial Subsidiary or Excluded Subsidiary (other than an Excluded Subsidiary that is a CFC or a FSHCO); and

(f)             any Equity Interest with respect to which the Issuer has determined in good faith that the costs of pledging, perfecting or maintaining the pledge in respect of such Equity Interest hereunder shall be excessive in view of the benefits to be obtained by the Holders therefrom.

“Excluded Property” means:

(a)            any asset (including, to the extent applicable, any equipment or inventory owned by the Issuer or any Subsidiary Guarantor that is subject to a Permitted Lien) together with any rights or interests therein, or any lease, license, franchise, purchase money arrangement, charter, authorization, contract, or agreement to which the Issuer or any Subsidiary Guarantor is a party, together with any rights or interest thereunder, in each case, if and to the extent security interests therein (ⅰ) are prohibited or restricted by or in violation of any Applicable Law, (ⅱ) require any governmental (including regulatory) consent, approval, license or authorization or consent of a third party that is not the Issuer or a Subsidiary Guarantor pursuant to any contract or agreement binding on such asset at the time of its acquisition and not entered into in contemplation of such acquisition (without any requirement to obtain such consent, approval, license or other authorization), (ⅲ) are prohibited or restricted by or in violation of a term, provision or condition of any lease, license, franchise, charter, authorization, contract or agreement to which the Issuer or such Subsidiary Guarantor is a party which is binding on such asset at the time of its acquisition and not entered into in contemplation of such acquisition or create a right of termination in favor of any other party thereto (other than the Issuer or Subsidiary Guarantor), or (ⅳ) would result in material adverse accounting or regulatory consequences, except, in the case of each of the foregoing clauses (ⅰ), (ⅱ), (ⅲ) and (ⅳ), to the extent that such prohibition or restriction would be rendered ineffective under the applicable anti-assignment provisions of UCC; provided that the Excluded Property referred to in this clause (a) shall not include any proceeds of any such asset, lease, license, franchise, charter, authorization, contract, or agreement (except to the extent such proceeds otherwise constitute Excluded Property);

(b)            the Excluded Equity Interests, any property or asset of any Excluded Subsidiary or any person that is not, and is not required to be, the Issuer or a Subsidiary Guarantor;

(c)            any “intent-to-use” trademark applications prior to the filing and acceptance of a “Statement of Use” pursuant to Section 1(d) of the Lanham Act or an “Amendment to Allege Use” pursuant to Section 1(c) of the Lanham Act with respect thereto, to the extent that, and during the period, if any, in which, the grant of a security interest therein would impair the validity or enforceability of any registration that issues from such intent-to-use application under applicable federal law;

(d)            (ⅰ) any leasehold or sub leasehold interest (including any ground lease interest) in real property (with no requirements to deliver landlord lien waivers, estoppels or collateral access letters), (ⅱ) any fee interest in owned real property, (ⅲ) any improvements located on any real property, and (ⅳ) any fixtures affixed to any real property, except to the extent perfected by a UCC filing in the jurisdiction of organization (collectively, “Excluded Real Property”);

(e)            (ⅰ) as extracted collateral, (ⅱ) timber to be cut, (ⅲ) farm products, (ⅳ) manufactured homes, and (ⅴ) healthcare insurance receivables, in each case, except to the extent perfected by a UCC filing in the jurisdiction of organization of the Issuer or any Subsidiary Guarantor;

(f)             any particular asset, if the pledge thereof or the security interest therein could reasonably be expected to result in material adverse tax consequences as reasonably determined in good faith by the Issuer;

(g)            obligations the interest of which is wholly exempt from taxes imposed by Subtitle A of the Code;

(h)            any asset with respect to which the Issuer has determined in good faith that the costs of obtaining, perfecting or maintaining a security interest or pledge shall be excessive in view of the fair market value of such asset and/or the benefits to be obtained by the Holders therefrom;

(i)             letter-of-credit rights that are not supporting obligations;

(j)             commercial tort claims with a value below the greater of $100,000,000 and Acquisition Date Metric percentage of TTM Consolidated Adjusted EBITDA;

(k)            motor vehicles, aircraft and other assets subject to certificates of title or ownership (including, without limitation, aircraft, airframes, aircraft engines, or helicopters, or any equipment or other assets constituting a part thereof and rolling stock) in each case, to the extent a security interest therein cannot be perfected by the filing of a UCC-1 financing statement in the jurisdiction of organization (or other location of the Issuer or a Subsidiary Guarantor under Section 9-307 of the UCC) of the Issuer or any Subsidiary Guarantor;

(l)            except to the extent automatically perfected or perfected by filing of a UCC-1 financing statement in the jurisdiction of organization (or other location of the Issuer or any Subsidiary Guarantor under Section 9-307 of the UCC) of the Issuer or any Subsidiary Guarantor, cash, cash equivalents (including securities entitlements and related assets) and any deposit account, commodity account, or securities account; provided that the Excluded Property referred to in this clause (l) shall not include proceeds of Collateral;

(m)            Securitization Assets securing a Securitization Financing, including assets that may be temporarily held by the Issuer or any Subsidiary Guarantor (whether or not on a commingled basis) for the benefit of, or in trust for, a special purpose entity, a Securitization Subsidiary, or a finance party in respect of a Securitization Financing whether pursuant to a servicing arrangement or otherwise;

(n)            segregated cash to secure letter of credit reimbursement obligations to the extent such letters of credit are not prohibited by the Indenture;

(o)            any Excluded Accounts; and

(p)            any FCC Authorizations, to the extent (but only to the extent) that at such time the Collateral Agent may not validly possess a security interest directly therein pursuant to applicable Communications Laws, but the Collateral does include, to the maximum extent permitted by law, the economic value of the FCC Authorizations, all rights incident or appurtenant to the FCC Authorizations, and the right to receive all monies, consideration and proceeds derived from or in connection with the sale, assignment or transfer of the FCC Authorizations.

Notwithstanding anything herein to the contrary, Excluded Property shall not include (i) any Proceeds (as defined in the UCC), substitutions or replacements of any Excluded Property (unless such Proceeds, substitutions or replacements would otherwise constitute Excluded Property referred to above) or (ii) any assets that secure the Acquisition Bridge Facility, any other Permanent Financing or the LC Facility Agreement or any refinancing thereof.

“Excluded Real Property” has the meaning assigned to such term in the definition of “Excluded Property”.

“Excluded Subsidiary” means:

(a)            any Subsidiary that is not a Wholly Owned Subsidiary of the Issuer or any Subsidiary Guarantor;

(b)            any Foreign Subsidiary of the Issuer or of any direct or indirect Domestic Subsidiary or Foreign Subsidiary of the Issuer;

(c)            any FSHCO;

(d)            any Domestic Subsidiary that is a direct or indirect Subsidiary of a Foreign Subsidiary or a FSHCO;

(e)            any Subsidiary that is prohibited or restricted by applicable Law from providing a guaranty or by a binding contractual obligation existing on the Acquisition Date or at the time of the acquisition of such Subsidiary (and not incurred in contemplation of such acquisition) from providing a guaranty or if such guaranty would require governmental (including regulatory) or third party (other than the Issuer or a subsidiary) consent, approval, license, or authorization, unless such consent, approval, license, or authorization has been obtained;

(f)             any special purpose securitization vehicle (or similar entity), including any Securitization Subsidiary created pursuant to a transaction permitted under the Indenture;

(g)            any Subsidiary that is a not-for-profit organization;

(h)            any Captive Insurance Subsidiary;

(i)             any other Subsidiary with respect to which, as reasonably determined by the Issuer in good faith, the cost or other consequences (including any material adverse tax consequences) of providing a Note Guarantee shall be excessive in view of the benefits to be obtained by the Holders therefrom;

(j)             any other Subsidiary to the extent the provision of a guarantee by such Subsidiary could reasonably be expected to result in a material adverse tax consequence as reasonably determined by the Issuer in good faith;

(k)            any Immaterial Subsidiary; and

(l)             any Subsidiary that is an “investment company” (or would be an “investment company” if it were a guarantor) under the Investment Company Act of 1940, as amended, whether or not registered or exempt from registration;

provided that the Issuer, in its sole discretion, may cause any Subsidiary that qualifies as an Excluded Subsidiary under clauses (a) through (l) above to become a Subsidiary Guarantor in accordance with the definition thereof and thereafter such Subsidiary shall not constitute an “Excluded Subsidiary.”

“Fair Market Value” means, with respect to any asset or property, the price that could be negotiated in an arm’s-length, free market transaction, for cash, between a willing seller and a willing and able buyer, neither of whom is under undue pressure or compulsion to complete the transaction (as determined in good faith by the Issuer, whose determination will be conclusive for all purposes under this Supplemental Indenture).

“Family Member” means, with respect to any natural person, the spouse, domestic partner or spousal equivalent, parents, grandparents, lineal descendants, siblings, and lineal descendants of siblings of such natural person. Lineal descendants shall include adopted persons, but only so long as they are adopted while a minor. Family member shall further include any of such natural person’s family members as defined in Rule 701 of the Securities Act.

“FCC” means the United States Federal Communications Commission or any successor agency thereto.

“FCC Authorizations” means licenses, permits and other authorizations issued by the FCC.

“First Lien Net Leverage Ratio” means, as of the last day of each fiscal quarter, the ratio of (a) (i) Consolidated Indebtedness of the Issuer and its Subsidiaries on such date that is secured by Liens on all or any portion of the Collateral that are pari passu in priority with the Liens on Collateral that secure any Senior Lien Debt minus (ii) the aggregate amount of Unrestricted Cash as of such date to (b) TTM Consolidated Adjusted EBITDA.

“Foreign Subsidiary” means any direct or indirect Subsidiary that is not a Domestic Subsidiary.

“Global Note Legend” means the legend set forth in Section 2.06(g)(ⅱ) which is required to be placed on all Global Notes issued under this Supplemental Indenture.

“Grantors” means the Issuer and the Subsidiary Guarantors.

“Guaranty Agreement” means a supplemental indenture, in a form reasonably satisfactory to the Trustee, pursuant to which a Subsidiary Guarantor guarantees the Issuer’s obligations with respect to the Notes on the terms provided for in this Supplemental Indenture.

“Immaterial Subsidiary” means any Subsidiary of the Issuer that for the most recently ended four fiscal quarter period for which financial statements are available did not account for more than 10% of the Consolidated Tangible Assets of the Issuer and its Subsidiaries or more than 10% of consolidated revenue (determined in accordance with GAAP) of the Issuer and its Subsidiaries.

“Indenture” means the Base Indenture, as supplemented by this Supplemental Indenture and as further amended or supplemented from time to time with respect to the Notes.

“Initial Notes” means the Notes issued on the Issue Date (and any Notes issued in respect thereof pursuant to Section 2.06, 2.07, 2.10 or 3.06 of this Supplemental Indenture or Section 9.05 of the Base Indenture).

“Institutional Accredited Investor” means an institution that is an “accredited investor” as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act that is not also a QIB.

“Intellectual Property” means all of the following intellectual property rights, both statutory and common law rights, if applicable: (a) copyrights, registrations and applications for registration thereof, (b) trademarks, service marks, trade names, slogans, domain names, logos, trade dress and registrations and applications of registrations thereof, (c) patents, as well as any reissued and reexamined patents and extensions corresponding to the patents and any patent applications, as well as any related continuation, continuation in part and divisional applications and patents issuing therefrom and (d) trade secrets and confidential information, including ideas, designs, concepts, compilations of information, methods, techniques, procedures, processes and other know-how, whether or not patentable.

“Intercreditor Agreements” means, collectively, the Second Lien Intercreditor Agreement, the Pari Passu Intercreditor Agreement and the Junior Lien Intercreditor Agreement.

“Investment Grade Event” means with respect to a particular series of the Notes (1) such series of the Notes have an Investment Grade Rating (or to the extent such Rating Agency will not provide a rating, an advisory or prospective rating from any such Rating Agency that reflects an Investment Grade Rating) from any two Rating Agencies after giving effect to the release of the Liens on Collateral securing such series of Notes and the release of the Note Guarantees with respect to such series of Notes; (2) no Event of Default shall have occurred and be continuing with respect to such series of the Notes and (3) the Issuer has delivered an Officer’s Certificate to the Trustee certifying that such Investment Grade Event has occurred.

“Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s and BBB- (or the equivalent) by Fitch or S&P, or if the applicable securities are not then rated by Fitch, Moody’s or S&P, an equivalent rating by any other Rating Agency.

“Issue Date” means October 5, 2026.

“Issuer” has the meaning assigned to it in the preamble to this Supplemental Indenture.

“Joint Venture” shall mean (a) any Person which would constitute an “equity method investee” of the Issuer or any of the Subsidiaries and (b) any Person in whom the Issuer or any of the Subsidiaries beneficially owns any Equity Interest that is not a Subsidiary.

“Junior Lien Debt” means any note or loan that is (or will be) secured by Liens on all or any portion of the Collateral that are contractually (or otherwise) junior in priority to the Liens on all or any portion of the Collateral that secure the Notes Obligations. For the avoidance of doubt, “Junior Lien Debt” excludes the Credit Facilities, the New First Lien Secured Debt, the Second Lien Secured Exchange Notes, the Third Supplemental Indenture Notes and the Notes and includes Obligations that are secured (or intended to be secured) by a Lien that is junior in priority to Liens securing the Notes.

“Junior Lien Intercreditor Agreement” means a junior lien intercreditor agreement in form agreed on or prior to the Acquisition Date, among the Collateral Agent, one or more Debt Representatives for the Pari Passu Lien Claimholders and one or more Debt Representatives for the holders of Junior Lien Obligations, as amended, restated, supplemented, replaced or otherwise modified from time to time.

“Junior Lien Obligations” means Obligations under the Junior Lien Debt.

“LC Facility” means the senior secured facility borrowed under the LC Facility Agreement.

“LC Facility Agreement” means that certain Standby Letter of Credit Facility Agreement, dated May 17, 2023, by and among the Issuer, Deutsche Bank AG New York Branch, as the letter of credit agent, and the letter of credit issuing banks from time to time party thereto, as amended pursuant to Amendment No. 1 dated as of August 1, 2024, Amendment No. 2 dated as of May 12, 2025, Amendment No. 3 dated as of December 19, 2025, Amendment No. 4 dated as of July 8, 2026, as to be further amended pursuant to an amendment to be entered into prior to the Acquisition Date, pursuant to which certain amendments to the terms of such facility substantially similar to the terms of the Credit Agreement shall become operative upon closing of the Acquisition, and as may be further amended, restated, amended and restated, supplemented or otherwise modified from time to time.

“Limited Condition Transaction” means any transaction or action in connection with any acquisition (including by way of merger), investment (including the assumption or incurrence of Indebtedness), Disposition, or repayment, repurchase, defeasance or refinancing of Indebtedness.

“majority in principal amount of the Notes then outstanding” or words of similar effect herein shall be a reference to the majority in principal amount of the Notes and the Third Supplemental Indenture Notes.

“Margin Stock” shall have the meaning set forth in Regulation U of the Board of Governors of the Federal Reserve System, or any successor thereto.

“Minority Investment” means any Person other than a Subsidiary in which the Issuer or any Subsidiary owns any Equity Interests.

“Net Cash Proceeds” means, with respect to:

(a)            the Disposition of any asset by the Issuer or any Subsidiary, the excess, if any, of:

(i)            the sum of Unrestricted Cash received in connection with such Disposition (including any Unrestricted Cash received by way of deferred payment pursuant to, or by monetization of, a note receivable or otherwise, but only as and when so received), over

(ii)            the sum of,

(A)           the principal amount, premium or penalty, if any, interest, breakage costs and other amounts on any (1) Indebtedness that is secured by the asset subject to such Disposition and required to be repaid in connection with such Disposition (other than Indebtedness under the Senior Lien Debt, Pari Passu Lien Debt or Junior Lien Debt), (2) Indebtedness of Non-Guarantor Subsidiaries that is, or will be, repaid in connection with such Disposition and (3) Indebtedness that is secured by Permitted Priority Assets (as defined in the Credit Agreement) that is, or will be, repaid in connection with such Disposition,

(B)            the out-of-pocket fees and expenses (including attorneys’ fees, accountants’ fees, investment banking fees, survey costs, title insurance premiums, and related search and re-cording charges, transfer taxes, deed or mortgage recording taxes, other customary expenses and brokerage, consultant and other customary fees) actually incurred by the Issuer or such Subsidiary in connection with such Disposition,

(C)            taxes paid or reasonably estimated to be payable in connection therewith (including taxes imposed on the distribution or repatriation of any such Net Cash Proceeds),

(D)            in the case of any Disposition by a non-wholly owned Subsidiary, the pro rata portion of the Net Cash Proceeds thereof (calculated without regard to this clause (D)) attributable to minority interests and not available for distribution to or for the account of the Issuer or a wholly owned Subsidiary as a result thereof,

(E)            any reserve for adjustment in respect of (1) the sale price of such asset or assets established in accordance with GAAP and (2) any liabilities associated with such asset or assets and retained by the Issuer or any Subsidiary after such sale or other disposition thereof, including pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with such transaction, it being understood that “Net Cash Proceeds” shall include the amount of any reversal (without the satisfaction of any applicable liabilities in cash in a corresponding amount) of any reserve described in this clause (E); and

(F)            any costs associated with unwinding any related Hedge Agreements in connection with such transaction; and

(b)            the sale, incurrence or issuance of any Indebtedness by the Issuer or any Subsidiary, the excess, if any, of:

(i)            the sum of Unrestricted Cash received in connection with such incurrence or issuance over

(ii)            taxes paid or reasonably estimated to be payable as a result thereof, fees (including investment banking fees, attorneys’ fees, accountants’ fees, underwriting fees and discounts), commissions, costs and other out-of-pocket expenses and other customary expenses, incurred by the Issuer or such Subsidiary in connection with such sale, incurrence or issuance.

“New First Lien Secured Debt” means the new first lien secured debt expected to be incurred by the Issuer in connection with the Transactions, including the New First Lien Secured Notes and the Term B Loan Facility (each as defined in the Offering Memorandum).

“Non-Guarantor Subsidiary” means any Subsidiary of the Issuer that is not a Subsidiary Guarantor.

“Non-U.S. Person” means a Person who is not a U.S. Person.

“Note” or “Notes” has the meaning assigned to it in the preamble and includes the Initial Notes and any Additional Notes.

“Notes Obligations” means Obligations in respect of the Notes, any Note Guarantee and the Security Documents.

“Offering Memorandum” means that certain offering memorandum relating to the Notes, dated September 30, 2026 (as amended, restated, amended and restated, supplemented, or otherwise modified from time to time).

“Opinion of Counsel” means a written opinion from legal counsel who is reasonably acceptable to the Trustee. The counsel may be an employee of or counsel to the Issuer.

“Paramount Global Indentures” means, collectively,

(a)            the indenture, dated as of May 15, 1995, among Paramount Global, a Delaware corporation (and (i) with regard to the 1995 Indenture and the 2008 A&R Indenture, formerly known as CBS Corporation, formerly known as Viacom Inc., (ii) with regard to the 2006 Indenture, as successor to Viacom Inc., (iii) with regard to the 2017 Indenture, formerly known as CBS Corporation, and (iv) with regard to the 2020 Indenture, formerly known as ViacomCBS Inc., in each case, the “Paramount Issuer”), the guarantor party thereto, and Deutsche Bank Trust Company Americas, as trustee (successor trustee to Citibank, N.A., successor to State Street Bank and Trust Company and successor to The First National Bank of Boston) (the “DB Trustee”) (as supplemented, amended or otherwise modified to the date hereof, the “1995 Indenture”);

(b)            the indenture, dated as of April 12, 2006 (as supplemented, amended or otherwise modified to the date hereof, the “2006 Indenture”), between the Paramount Issuer and The Bank of New York Mellon (formerly known as The Bank of New York), as trustee (the “BNY Trustee”);

(c)            the indenture, dated as of June 22, 2001, among the Paramount Issuer, the guarantor party thereto, and the BNY Trustee, as the original trustee, as amended and restated by that certain amended and restated indenture, dated as of November 3, 2008, among the Paramount Issuer, the guarantor party thereto, and the BNY Trustee (as supplemented, amended or otherwise modified to the date hereof, the “2008 A&R Indenture”);

(d)            the indenture, dated as of November 16, 2017, among the Paramount Issuer, the guarantor party thereto, and the DB Trustee (as supplemented, amended or otherwise modified to the date hereof, the “2017 Indenture”); and

(e)            the indenture, dated as of March 27, 2020, between the Paramount Issuer and the DB Trustee (as supplemented, amended or otherwise modified to the date hereof, the “2020 Indenture”),

in each case, as amended, restated, replaced, supplemented, waived, renewed or otherwise modified from time to time.

“Paramount Global Property Cap” means, with respect to any asset and property of Paramount Global that is subject or purported to be subject to any Lien securing any Permitted Secured Debt, at any time for so long as any Paramount Global Indenture is in effect and includes limitations on liens substantially the same as set forth therein in effect as of the Issue Date, 15% of the consolidated total assets of Paramount Global at the end of the most recent accounting period preceding the creation or assumption of such Lien (as provided in each Paramount Global Indenture) of Paramount Global (reduced by any Attributable Debt (as defined in each such Paramount Global Indenture) with respect to any Sale and Leaseback Transaction (as defined in each such Paramount Global Indenture) permitted under each Paramount Global Indenture); provided that, (i) if any of the Paramount Global Indentures have been amended after the date hereof, the Paramount Global Property Cap shall be changed to the largest amount such that the creation or assumption of liens on assets and property of Paramount Global in such amount would not require the notes issued under any Paramount Global Indenture to be equally and ratably secured with the Notes Obligations pursuant to the Paramount Global Indentures then in effect, and (ii) if all of the notes issued under the Paramount Global Indentures are equally and ratably secured with the Notes Obligations on the assets and property of Paramount Global, the Paramount Global Property Cap shall not be applicable.

“Pari Passu Intercreditor Agreement” means the equal priority intercreditor agreement to be entered into on the date of the issuance of the Second Lien Secured Exchange Notes among the Collateral Agent, the Trustee, the representative and collateral agent for the Second Lien Secured Exchange Notes, any additional representative and collateral agent for any other series of Pari Passu Lien Obligations party thereto from time to time and the Grantors, as amended, restated, supplemented, replaced or otherwise modified from time to time.

“Pari Passu Lien Debt” means any notes, bonds, debentures or loans secured by (or that will be secured by) Liens on all or any portion of the Collateral that are pari passu in priority with the Liens on all or any portion of the Collateral that secure the Notes Obligations. For the avoidance of doubt, “Pari Passu Lien Debt” includes the Notes Obligations, the obligations under the Third Supplemental Indenture Notes and the Second Lien Secured Exchange Notes, and excludes Obligations that are unsecured or secured (or intended to be secured) by a Lien that is senior in priority or junior in priority to Liens securing Pari Passu Lien Debt.

“Pari Passu Lien Obligations” means Obligations under the Pari Passu Lien Debt.

“Permanent Financing” means the issuance by the Issuer of senior secured debt securities and/or senior unsecured debt securities through a public offering or in a private placement or the borrowing by the Issuer of senior secured term loans and/or senior unsecured term loans, or a combination of the foregoing in an amount necessary to finance the Acquisition in lieu of the Acquisition Bridge Facility or to refinance the Acquisition Bridge Facility.

“Permitted Entity” means, with respect to a Person: (a) a Permitted Trust solely for the benefit of (i) such Person, (ii) one or more Family Members of such Person, and/or (iii) any other Permitted Entity of such Person; (b) any Affiliate of, or general partnership, limited partnership, limited liability company, corporation, or other entity that (i) directly or indirectly controls, is controlled by, or is under common control with such Person, and/or (ii) is directly or indirectly exclusively owned by one or more Family Members of such Person; (c) a revocable living trust, which revocable living trust is itself both a Permitted Trust and a Sponsor, (i) during the lifetime of the natural person grantor of such trust, or (ii) following the death of the natural person grantor of such trust, solely to the extent that such shares are held in such trust pending distribution to the beneficiaries designated in such trust; or (d) the personal representative of the estate of such Person upon the death of such Person solely to the extent the executor is acting in the capacity as a personal representative of such estate.

“Permitted Holder” or “Permitted Holders” means any of the following:

(a)            any Sponsor;

(b)            any group (within the meaning of Rules 13d-3 and 13d-5 under the Exchange Act as in effect on the Issue Date) of which the Persons described in clause (a) above are members; provided that (i) without giving effect to the existence of such group or any other group, the Persons described in clause (a) above, collectively, beneficially own at least 50% of the Issuer’s Voting Capital Stock and (ii) to the extent that beneficial ownership of Voting Capital Stock of any member of such group is attributed to one or more other members of such group, each such member of the group that is by attribution deemed to be the beneficial owner of such additional Voting Capital Stock shall also be deemed to be a Permitted Holder; and

(c)            any Public Company (or Wholly Owned Subsidiary of such Public Company) to the extent and until such time as any Person or group (other than a Permitted Holder under clause (a) or (b)) is deemed to be or become a beneficial owner of Voting Capital Stock of such Public Company representing more than 50% of the total voting power of the Voting Capital Stock of such Public Company.

“Permitted Liens” means:

(1)	(A) prior to the Collateral Release Date, Liens pursuant to the Credit Facilities, the LC Facility or any Loan Document (as defined in the Credit Agreement) in an aggregate principal amount not to exceed the sum of (i) $21,400,000,000 plus (ii) the greater of (x) $5,000,000,000 and (y) an Acquisition Date Metric percentage of TTM Consolidated Adjusted EBITDA plus (iii) in the case of Liens securing Senior Lien Debt, so long as the First Lien Net Leverage Ratio, determined on a Pro Forma Basis as of the date of the incurrence of such Senior Lien Debt, would not exceed either (x) 0.50 to 1.00 greater than the Acquisition Date First Lien Net Leverage Ratio or (y) if such Senior Lien Debt is incurred in connection with an investment or acquisition, the First Lien Net Leverage Ratio in effect immediately prior to the consummation of such transaction calculated on a Pro Forma Basis as of the most recently ended Test Period or, at the Issuer’s election, as of the last day of the most recently ended four fiscal quarter period for which financial statements are internally available plus (iv) in the case of Liens securing Pari Passu Lien Debt, so long as the Consolidated Secured Net Leverage Ratio, determined on a Pro Forma Basis as of the date of the incurrence of such Pari Passu Lien Debt, would not exceed either (x) 0.25 to 1.00 greater than the Acquisition Date Consolidated Secured Net Leverage Ratio or (y) if such Pari Passu Lien Debt is incurred in connection with an investment or acquisition, the Consolidated Secured Net Leverage Ratio in effect immediately prior to the consummation of such transaction calculated on a Pro Forma Basis as of the most recently ended Test Period or, at the Issuer’s election, as of the last day of the most recently ended four fiscal quarter period for which financial statements are internally available plus (v) Liens securing Junior Lien Debt and (B) on and after the Collateral Release Date, Liens pursuant to the Credit Facilities, the LC Facility or any Loan Document to the extent all Notes Obligations are secured by such Liens; provided that in each case, such Indebtedness shall be subject to a Second Lien Intercreditor Agreement, Pari Passu Intercreditor Agreement or Junior Lien Intercreditor Agreement to the extent secured by Liens on the Collateral ranking senior, pari passu or junior with the Liens securing the Notes Obligations;

(2)	prior to the Collateral Release Date, (A) Liens existing on the Acquisition Date and (B) any Lien securing the renewal, extension or refunding of any Indebtedness secured by any Lien permitted by clause (A) above that does not extend to Indebtedness other than that which is being renewed, extended or refunded;

(3)	(A) purchase money Liens or purchase money security interests upon or in any Property acquired or held by the Issuer or any Subsidiary of the Issuer to secure the purchase price of such Property or to secure Indebtedness incurred solely for the purpose of financing the acquisition of such Property and (B) any Lien securing the renewal, extension or refunding of any Indebtedness secured by any Lien permitted by clause (A) above that does not extend to Indebtedness other than that which is being renewed, extended or refunded;

(4)	(A) Liens existing on Property at the time of its acquisition (other than any such Lien created in contemplation of such acquisition) and (B) any Lien securing the renewal, extension or refunding of any Indebtedness secured by any Lien permitted by clause (A) above that does not extend to Indebtedness other than that which is being renewed, extended or refunded;

(5)	(A) Liens on Property of Persons which become or became Subsidiaries securing Indebtedness existing, with respect to any such Person, on the date such Person becomes or became a Subsidiary (other than any such Lien created in contemplation of such Person becoming a Subsidiary) and (B) any Lien securing the renewal, extension or refunding of any Indebtedness secured by any Lien permitted by clause (A) above that does not extend to Indebtedness other than that which is being renewed, extended or refunded;

(6)	Liens on Securitization Assets secured or transferred pursuant to any Permitted Securitization Financing;

(7)	Prior to the Collateral Release Date, Liens on assets of Non-Guarantor Subsidiaries;

(8)	Statutory or common law Liens of landlords, carriers, warehousemen, mechanics, materialmen, repairmen, construction contractors or other like Liens, or other customary Liens (other than in respect of Indebtedness) in favor of landlords, so long as, in each case, such Liens arise in the ordinary course of business and secure amounts not overdue for a period of more than ninety (90) days or, if more than ninety (90) days overdue, are unfiled and no other action has been taken to enforce such Lien or that are being contested in good faith and by appropriate actions, if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP;

(9)	Liens arising from judgments or orders for the payment of money;

(10)	(A) Liens for taxes, assessments or governmental charges that are not overdue for a period of more than ninety (90) days or that are being contested in good faith and by appropriate actions diligently conducted and for which appropriate reserves have been established in accordance with GAAP or that are not expected to result in a material adverse effect and (B) Liens for property taxes on property the Issuer or its Subsidiaries has decided to abandon if the sole recourse for such tax, assessment or charge is to such property;

(11)	easements, rights-of-way, restrictions (including zoning and building code restrictions and plan agreements, development agreements and contract zoning agreements), encroachments, survey exceptions, sewers, electric lines, drains, telegraph and telephone and cable television lines, gas and oil pipelines and other similar purposes, reservations of rights, servitudes, protrusions and other similar encumbrances and title defects affecting real property that, in the aggregate, do not in any case materially interfere with the ordinary conduct of the business of the Issuer and the Subsidiaries taken as a whole or the use of the property for its intended purpose;

(12)	leases, licenses, subleases or sublicenses (including Works) granted to others in the ordinary course of business (including any other agreement under which the Issuer or any Subsidiary has granted rights to end users to access and use the Issuer’s or any Subsidiary’s products, technologies, facilities or services) which do not interfere in any material respect with the business of the Issuer and the Subsidiaries, taken as a whole;

(13)	(A) pledges or deposits in the ordinary course of business in connection with workers’ compensation, health, disability or employee benefits, unemployment insurance and other social security laws or similar legislation or regulation or other insurance-related obligations (including in respect of deductibles, self-insured retention amounts and premiums and adjustments thereto) and (B) pledges, deposits and Liens on cash in the ordinary course of business securing liability for reimbursement or indemnification obligations of (including obligations in respect of letters of credit or bank guarantees for the benefit of) insurance carriers providing property, casualty or liability insurance to the Issuer or any Subsidiaries;

(14)	Liens and subrogation rights arising from the performance of bids, trade contracts, governmental contracts and operating leases, statutory obligations, surety, stay, customs and appeal bonds, performance bonds and other obligations of a like nature (including those to secure health, safety and environmental obligations) incurred in the ordinary course of business;

(15)	purported Liens evidenced by the filing of precautionary Uniform Commercial Code financing statements or similar public filings;

(16)	Liens (A) of a collection bank arising under Section 4-208 or 4-210 of the Uniform Commercial Code on the items in the course of collection, (B) attaching to commodity trading accounts or other commodities brokerage accounts incurred in the ordinary course of business and not for speculative purposes and (C) in favor of a banking or other financial institution arising as a matter of law encumbering deposits or other funds maintained with a financial institution (including the right of setoff) and that are within the general parameters customary in the banking industry;

(17)	Liens (A) in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods in the ordinary course of business and (B) on specific items of inventory or other goods and proceeds thereof of any Person securing such Person’s obligations in respect of bankers’ acceptances or documentary letters of credit issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or such other goods in the ordinary course of business;

(18)	prior to the Collateral Release Date, (A) Liens securing Senior Lien Debt, so long as the First Lien Net Leverage Ratio, determined on a Pro Forma Basis as of the date of the incurrence of such Senior Lien Debt, would not exceed either (x) 0.50 to 1.00 greater than the Acquisition Date First Lien Net Leverage Ratio or (y) if such Senior Lien Debt is incurred in connection with an investment or acquisition, the First Lien Net Leverage Ratio in effect immediately prior to the consummation of such transaction calculated on a Pro Forma Basis as of the most recently ended Test Period or, at the Issuer’s election, as of the last day of the most recently ended four fiscal quarter period for which financial statements are internally available, (B) Liens securing Pari Passu Lien Debt, so long as the Consolidated Secured Net Leverage Ratio, determined on a Pro Forma Basis as of the date of the incurrence of such Pari Passu Lien Debt, would not exceed either (x) 0.25 to 1.00 greater than the Acquisition Date Consolidated Secured Net Leverage Ratio or (y) if such Pari Passu Lien Debt is incurred in connection with an investment or acquisition, the Consolidated Secured Net Leverage Ratio in effect immediately prior to the consummation of such transaction calculated on a Pro Forma Basis as of the most recently ended Test Period or, at the Issuer’s election, as of the last day of the most recently ended four fiscal quarter period for which financial statements are internally available, (C) Liens securing Junior Lien Debt and (D) any Lien securing a refinancing of the Senior Lien Debt, Pari Passu Lien Debt or Junior Lien Debt secured pursuant to clause (A), (B) or (C) above that does not extend to Indebtedness other than that which is being renewed, extended or refunded; provided that in each case, any such Indebtedness in excess of $250,000,000 shall be subject to a Second Lien Intercreditor Agreement, Pari Passu Intercreditor Agreement or Junior Lien Intercreditor Agreement to the extent secured by Liens on the Collateral ranking senior, pari passu or junior with the Liens securing the Notes Obligations;

(19)	prior to the Collateral Release Date, (A) Liens securing Indebtedness incurred pursuant to the Acquisition Bridge Facility, the New First Lien Secured Debt and the Second Lien Secured Exchange Notes and (B) any Lien securing a refinancing of the Acquisition Bridge Facility, the New First Lien Secured Debt and the Second Lien Secured Exchange Notes secured pursuant to clause (A) above that does not extend to Indebtedness other than that which is being renewed, extended or refunded; provided that in each case, any such Indebtedness in excess of $250,000,000 shall be subject to a Second Lien Intercreditor Agreement, Pari Passu Intercreditor Agreement or Junior Lien Intercreditor Agreement to the extent secured by Liens on the Collateral ranking senior, pari passu or junior with the Liens securing the Notes Obligations;

(20)	Liens on assets of Non-Guarantor Subsidiaries securing Indebtedness of Non-Guarantor Subsidiaries, including Liens on the Equity Interests of such Non-Guarantor Subsidiaries (except those Equity Interests held by Guarantors);

(21)	Liens incurred in connection with the cash collateralization of letters of credit or agreements related to hedging designed to hedge against the Issuer’s or any Subsidiary’s exposure to interest rates, foreign exchange rates or commodities pricing risks incurred not for speculative purposes;

(22)	Liens securing Indebtedness incurred to finance the acquisition, construction or improvement of any fixed or capital assets, including Capital Lease Obligations and any Indebtedness assumed in connection with the acquisition of any such assets; provided that (x) such Indebtedness is incurred prior to or within 90 days after such acquisition or the completion of such construction or improvement and (y) the principal amount of such Indebtedness does not exceed the cost of acquiring, constructing or improving such fixed or capital assets;

(23)	Liens (A) on cash earnest money deposits made by the Issuer or any of its Subsidiaries in connection with any letter of intent or purchase agreement relating to an investment not prohibited under the Indenture or (B) incurred in connection with escrow arrangements or other agreements relating to any acquisition or investment not prohibited under this Supplemental Indenture;

(24)	on and following the Collateral Release Date, Liens securing Indebtedness incurred by any Subsidiary of the Issuer in an aggregate principal amount not to exceed, on a Pro Forma Basis, the greater of (A) an amount equal to 5% of Consolidated Tangible Assets and (B) a dollar amount calculated based upon the Acquisition Date Metric equal to 5% of Consolidated Tangible Assets;

(25)	Liens created in favor of a producer or supplier of television programming or films over distribution revenues and/or distribution rights which are allocable to such producer or supplier under related distribution agreements;

(26)	Liens consisting of or related to the sale, transfer, distribution, or financing of Works or Intellectual Property or other rights with respect thereto or with groups who may receive tax benefits or other third-party investors in connection with the financing and/or distribution of Works in the ordinary course of business and the granting to Issuer or any of its Subsidiaries of rights to distribute such Works; provided, however, that no such Lien shall attach to any asset or right of the Issuer or any of its Subsidiaries (other than (1) the Works which were sold, transferred to or financed by groups who may receive tax benefits or third-party investors in question or the proceeds arising therefrom and (2) the stock or equity interests of a Subsidiary substantially all of the assets of which consist of such Works and related proceeds);

(27)	Liens on satellite transponders and all property rights therein and the products, revenues and proceeds therefrom which secure obligations incurred in connection with the acquisition, utilization or operation of such satellite transponders or the refinancing of any such obligations; and

(28)	Liens over any bank account used in the ordinary course of business and granted by any Subsidiary organized, incorporated or formed under the laws of the Netherlands as part of a bank’s standard terms and conditions, including the terms and conditions of the Dutch Banks’ Association (Nederlandse vereniging voor banken) or similar terms and conditions.

“Permitted Secured Debt” means, collectively, Junior Lien Debt, Pari Passu Lien Debt and Senior Lien Debt.

“Permitted Securitization Financing” shall mean any Securitization Financing that meets the following conditions:

(a)            such Permitted Securitization Financing (including financing terms, covenants, termination events and other provisions) is in the aggregate economically fair and reasonable to the Issuer and any applicable Securitization Subsidiary, as determined by the Issuer in good faith;

(b)            all sales, transfers and/or contributions of Securitization Assets and related assets are made at Fair Market Value; and

(c)            the financing terms, covenants, termination events and other provisions thereof, including any Standard Securitization Undertakings, shall be market terms, as determined by the Issuer in good faith.

“Permitted Trust” means a bona fide trust where a trustee is a Sponsor or a professional in the business of providing trustee services, including private professional fiduciaries, trust companies, and bank trust departments.

“Principal Property” means any property (other than telecommunications equipment, including, without limitation, satellite transponders) owned by the Issuer or any Subsidiary and located in the United States, the aggregate book value of which on the date of determination exceeds 2% of the consolidated total assets of the Issuer, other than any such property, which, as determined in good faith by management, is not of material importance to the total business conducted by the Issuer and its Subsidiaries, taken as a whole.

“Pro Forma Basis” and “Pro Forma Effect” means with respect to the calculation of any test, financial ratio, basket or covenant under the Indenture, including, but not limited to, the First Lien Net Leverage Ratio and the Consolidated Secured Net Leverage Ratio and the calculation of Consolidated Tangible Assets, Consolidated Adjusted EBITDA and TTM Consolidated Adjusted EBITDA, of any Person and its Subsidiaries, as of any date, that pro forma effect will be given to the Transactions, any acquisition, merger, consolidation, investment, any issuance, incurrence, assumption or repayment (mandatory or voluntary) or redemption of Indebtedness (including Indebtedness issued, incurred or assumed or repaid or redeemed as a result of, or to finance, any relevant transaction and for which any such test, financial ratio, basket or covenant is being calculated) (but excluding the identifiable proceeds of any Indebtedness being incurred substantially simultaneously therewith or as part of the same transaction or series of related transactions for purposes of netting cash to calculate the applicable ratio), any issuance or redemption of preferred stock or disqualified stock, all sales, transfers and other dispositions or discontinuance of any Subsidiary, line of business, division, segment or operating unit, in each case that have occurred during the Test Period of such Person being used to calculate such test, financial ratio, basket or covenant, or subsequent to the end of the Test Period but prior to such date of calculation or prior to or in connection with the event for which a determination under this definition is made, as if each such event occurred on the first day of the Test Period.

For purposes of making any computation referred to above:

(a)            if any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the date for which a determination under this definition is made had been the applicable rate for the entire period (taking into account any agreements relating to hedging or cash management applicable to such Indebtedness if such agreements have a remaining term of the lesser of (i) 12 months or more and (ii) the remaining time to the scheduled maturity date of such underlying Indebtedness);

(b)            interest on a Capital Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by a responsible financial or accounting officer, in his or her capacity as such and not in his or her personal capacity, of the Issuer to be the rate of interest implicit in such Capital Lease Obligation in accordance with GAAP;

(c)            interest on Indebtedness that may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rate, shall be deemed to have been based upon the rate actually chosen, or, if none, then based upon such optional rate chosen as the Issuer may designate;

(d)            interest on any Indebtedness under a revolving credit facility computed on a pro forma basis shall be computed based upon the average daily balance of such Indebtedness during the applicable period; and

(e)            to the extent not already covered above, any such calculation may include adjustments calculated in accordance with Regulation S-X under the Securities Act.

“Private Placement Legend” means the legend set forth in Section 2.06(g)(i)(A) to be placed on all Notes issued under this Supplemental Indenture except where otherwise permitted by the provisions of this Supplemental Indenture.

“Proceeds” means all “proceeds” as such term is defined in Section 9-102(a)(64) of the UCC and, in any event, shall include, without limitation, all dividends, distributions or other income from Investment Property, collections thereon or distributions or payments with respect thereto.

“Property” means any right or interest in or to property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible, including, without limitation, Voting Capital Stock.

“Public Company” means any Person with a class or series of Voting Capital Stock that is traded on a stock exchange or in the over-the-counter market.

“QIB” means a “qualified institutional buyer” as defined in Rule 144A.

“Rating Agencies” means Fitch, Moody’s and S&P, or if any of Fitch, Moody’s or S&P shall not make a rating on the Notes publicly available, a nationally recognized statistical rating agency or agencies, as the case may be, selected by the Issuer which shall be substituted for Fitch, Moody’s or S&P, as the case may be.

“Ratings Decline Period” means, with respect to any Change of Control, the period that (1) begins on the earlier of (a) the date of the first public announcement of such Change of Control or of the Issuer’s intention to effect such Change of Control or (b) the occurrence of such Change of Control and (2) ends on the 60th calendar day following consummation of such Change of Control.

“RedBird” means, collectively, (a) RB Tentpole LP (so long as RB Tentpole LP is managed or controlled by Affiliates of RedBird Capital Partners Management LLC), (b) RedBird Capital Partners Fund IV (Master), L.P., (c) any Affiliates of RedBird Capital Partners Management LLC (including any investment vehicle managed and controlled by RedBird Capital Partners Management LLC) and (d) any Permitted Entity of a Person identified in clause (a), (b) or (c).

“Register” means a register in which, subject to such reasonable regulations as it may prescribe, the Issuer shall provide for the registration of the Notes and of transfers and exchanges of such Notes which the Issuer shall cause to be kept at the appropriate office of the Registrar in accordance with Section 2.03.

“Regulation S” means Regulation S promulgated under the Securities Act.

“Regulation S Global Note” means a Global Note substantially in the form of Exhibit A-1, Exhibit A-2 or Exhibit A-3 hereto bearing the Global Note Legend and the Private Placement Legend deposited with or on behalf of, and registered in the name of, the Depositary or its nominee that will be issued in an initial denomination equal to the outstanding principal amount of any Additional Notes initially sold in reliance on Rule 903 of Regulation S.

“Restricted Definitive Note” means a Definitive Note bearing the Private Placement Legend.

“Restricted Global Note” means a Global Note bearing the Private Placement Legend.

“Rule 144” means Rule 144 promulgated under the Securities Act.

“Rule 144A” means Rule 144A promulgated under the Securities Act.

“Rule 144A Global Note” means a Global Note substantially in the form of Exhibit A-1, Exhibit A-2 or Exhibit A-3 hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of, and registered in the name of, the Depositary or its nominee that will be issued in an initial denomination equal to the outstanding principal amount of any Additional Notes initially sold in reliance on Rule 144A.

“Rule 903” means Rule 903 promulgated under the Securities Act.

“Rule 904” means Rule 904 promulgated under the Securities Act.

“Second Lien Intercreditor Agreement” means the junior lien intercreditor agreement to be entered into on the Acquisition Date among the Collateral Agent, the Trustee, the representative and collateral agent for each other series of Pari Passu Lien Obligations then outstanding, the administrative agent and collateral agent under the Credit Facilities, the representative and collateral agent under the LC Facility, the representative and collateral agent under the New First Lien Secured Debt and the Grantors, as amended, restated, supplemented, replaced or otherwise modified from time to time.

“Second Lien Secured Exchange Notes” means the separate series of second lien secured notes expected to be issued by the Issuer on or shortly following the Acquisition Date pursuant to a series of exchange offers as described in the Offering Memorandum.

“Securitization Assets” means any Securitization Receivable Assets and any Securitization Operating Assets.

“Securitization Financing” shall mean any transaction or series of transactions that may be entered into by the Issuer or any of its Subsidiaries pursuant to which the Issuer or any of its Subsidiaries may sell, convey or otherwise transfer to (a) a Securitization Subsidiary (in the case of a transfer by the Issuer or any of its Subsidiaries) or (b) any other Person (in the case of a transfer by a Securitization Subsidiary or a transfer by the Issuer or a Subsidiary Guarantor in the context of a receivables financing), or may grant a security interest or Lien in, any Securitization Assets of the Issuer or any of its Subsidiaries, and any assets related thereto, including all collateral securing such Securitization Assets, all contracts and all guarantees or other obligations in respect of such Securitization Assets, proceeds of such Securitization Assets and other assets that are customarily transferred or in respect of which security interests are customarily granted in connection with asset securitization transactions involving Securitization Assets as determined by the Issuer in good faith.

“Securitization Operating Assets” means intellectual property assets, contract rights, physical assets (including vehicles or real estate and other assets identified by the Issuer) and the proceeds thereof and any Securitization Receivable Assets that may be related thereto which the Issuer has determined in good faith are of the type customarily transferred or that are required to be transferred, or in respect of which security interests are customarily granted or are required to be granted, in connection with securitizations of operating assets or revenue streams relating thereto.

“Securitization Receivable Assets” means, any accounts receivable, royalty or other revenue streams, other rights to payment (including with respect to rights of payment pursuant to the terms of any joint venture), all collateral securing such accounts receivable, royalty or other revenue streams or rights to payment, all contracts and contract rights and all guarantees or other obligations in respect of such accounts receivable, royalty or other revenue streams or rights to payment, all proceeds of such accounts receivable, royalty or other revenue streams or rights to payment and other assets (including contract rights) which the Issuer has determined are of the type customarily transferred (or that are required to be transferred) or in respect of which security interests are customarily granted or are required to be granted in connection with securitizations of accounts receivable, royalty or other revenue streams or rights to payment and which are sold, transferred or otherwise conveyed by the Issuer or a Subsidiary to a Securitization Subsidiary or to a financing institution.

“Securitization Subsidiary” means a Subsidiary of the Issuer formed for the purposes of engaging in a securitization financing.

“Security Documents” means the security agreements, pledge agreements and other instruments and documents executed and delivered pursuant to this Supplemental Indenture or any of the foregoing, as the same may be amended, supplemented or otherwise modified from time to time and pursuant to which Collateral is pledged, assigned or granted to or on behalf of the Collateral Agent for the benefit of the Trustee and the Holders.

“Senior Lien Debt” means any notes, bonds, debentures or loans secured by (or that will be secured by) Liens on all or any portion of the Collateral that are senior in priority to the Liens on all or any portion of the Collateral that secure the Notes Obligations. For the avoidance of doubt, “Senior Lien Debt” includes the Credit Facilities and the New First Lien Secured Debt.

“Senior Lien Obligations” means Obligations under the Senior Lien Debt.

“Sponsors” means, collectively, (a) Ellison, (b) RedBird and (c) any direct and indirect investors of the Persons identified in clauses (a) or (b) through any permitted equity syndication process consummated prior to the Acquisition Date.

“Standard Securitization Undertakings” shall mean representations, warranties, covenants (including repurchase obligations) and indemnities entered into by the Issuer or any Subsidiary that the Issuer or such Subsidiary, as applicable, has determined in good faith are customary for “non-recourse” accounts receivables financings or factoring or securitization financings.

“Supplemental Indenture” has the meaning assigned to it in the preamble to this Supplemental Indenture.

“Target” means Warner Bros. Discovery, Inc., a Delaware corporation.

“Test Period” means, at any time, the most recent period of four consecutive fiscal quarters of the Issuer ended on or prior to such time (taken as one accounting period) in respect of which financial statements have been filed with the SEC.

“Transactions” means, collectively, (a) the Acquisition, the other related transactions contemplated by the Acquisition Agreement and the financing thereof, including any equity investment or related equity financing and any refinancing of the Target’s existing Indebtedness and (b) the payment of fees, commissions and expenses in connection with the foregoing.

“Treasury Rate” means, the yield to maturity as of the date of the relevant redemption notice of the most recently issued United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (or is obtainable from the Federal Reserve System’s Data Download Program as of the date of such H.15) that has become publicly available at least two Business Days prior to such date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the date of such redemption notice, to (i) October 15, 2028, for the 2031 Notes, (ii) October 15, 2029, for the 2034 Notes, or (iii) October 15, 2031, for the 2036 Notes; provided, however, that if the period from such date to (i) October 15, 2028, for the 2031 Notes, (ii) October 15, 2029, for the 2034 Notes, or (iii) October 15, 2031, for the 2036 Notes is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.

“TTM Consolidated Adjusted EBITDA” means, as of any date of determination, the Consolidated Adjusted EBITDA of the Issuer and its Subsidiaries for the most recently ended four fiscal quarter period for which financial statements are available.

“U.S. Person” means a U.S. person as defined in Rule 902(k) under the Securities Act.

“UCC” means the Uniform Commercial Code (or any similar or equivalent legislation) as in effect in any applicable jurisdiction.

“Unrestricted Cash” means unrestricted cash and Cash Equivalents held or owned by, credited to the account of, or otherwise reflected as an asset on the balance sheet of, the Issuer and its Subsidiaries.

“Unrestricted Definitive Note” means one or more Definitive Notes that do not bear and are not required to bear the Private Placement Legend.

“Unrestricted Global Note” means a permanent Global Note substantially in the form of Exhibit A-1, Exhibit A-2 or Exhibit A-3 attached hereto that bears the Global Note Legend and that has the “Schedule of Exchanges of Interests in the Global Note” attached thereto, and that is deposited with or on behalf of and registered in the name of the Depositary, representing the Initial Notes or any Additional Notes that do not bear the Private Placement Legend.

“Wholly Owned Subsidiary” means any Subsidiary of which all shares of Voting Capital Stock (other than, in the case of a corporation, directors’ qualifying shares) are owned directly or indirectly by the Parent (as defined in the definition of “Subsidiary”).

“Works” means motion pictures, video, television, interactive or multi-media programming, audio-visual works, sound recordings, books and other literary or written material, any software, copyright or other intellectual property related thereto, acquired directly or indirectly by purchase, business combination, production, creation or otherwise, any component of the foregoing or rights therein or with respect thereto, of every kind and character, and all improvements thereon, products and proceeds thereof and revenues derived therefrom.

With respect to the Notes only, the definitions of “Depositary”, “Global Note”, “Guarantee”, “Indebtedness” and “Trustee” in the Base Indenture are hereby replaced with the following:

“Depositary” means, with respect to the Global Notes, the Person specified in Section 2.03 as the Depositary with respect to the Notes, and any and all successors thereto appointed as depositary hereunder and having become such pursuant to the applicable provision of this Supplemental Indenture.

“Global Notes” means a permanent Global Note substantially in the form of Exhibit A-1, Exhibit A-2 or Exhibit A-3, as applicable, hereto that bears the Global Note Legend and that has the “Schedule of Exchanges of Interests in the Global Note” attached thereto, and that is deposited with or on behalf of and registered in the name of the Depositary, representing the Initial Notes or any Additional Notes.

“Guarantee” of or by any Person means any obligation, contingent or otherwise, of such Person guaranteeing or entered into with the purpose of guaranteeing any Indebtedness of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or to purchase (or to advance or supply funds for the purchase of) any security for the payment of such Indebtedness, (b) to purchase Property, securities or services for the purpose of assuring the owner of such Indebtedness of the payment of such Indebtedness or (c) to maintain working capital, equity capital or other financial condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness; provided, however, that the term “Guarantee” shall not include endorsements for collection or deposit, in either case in the ordinary course of business.

“Indebtedness” of any Person means at any date, without duplication,

(a)            (i) any indebtedness of such Person in respect of borrowed money; (ii) any indebtedness evidenced by bonds, notes, debentures, loan agreements or similar instruments; (iii) obligations of such Person as issuer, customer or account party under letters of credit or bankers’ acceptances to the extent drawn; (iv) obligations of such Person as a lessee under Capital Lease Obligations; (v) the balance deferred and unpaid of the purchase price of any property to the extent the same would be required to be shown as a long-term liability on the balance sheet of such Person prepared in accordance with GAAP; and (vi) any obligations of such Person in respect of Disqualified Equity Interests (as defined in the Credit Agreement); and

(b)            (i) to the extent not otherwise included, any Guarantee by such Person of the obligations of the type referred to in clause (a) of another Person (whether or not such items would appear upon the balance sheet of such obligor or guarantor), other than by endorsement of negotiable instruments for collection in the ordinary course of business and (ii) to the extent not otherwise included, the obligations of the type referred to in clause (a) of another Person secured by a Lien (other than a Permitted Lien) on any property owned by such Person, whether or not such obligations are assumed by such Person and whether or not such obligations would appear upon the balance sheet of such Person; provided that the amount of such Indebtedness for purposes of this clause (ii) will be the lesser of the fair market value of such property at such date of determination and the amount of Indebtedness so secured;

provided that, notwithstanding the foregoing, Indebtedness will be deemed not to include indebtedness, guarantees or obligations that are (1) contingent obligations incurred in the ordinary course of business unless and until such obligations are non-contingent, (2) trade payables and commercial guarantees or arrangements related or incidental to the business of the Issuer and the Subsidiaries, (3) earn outs, purchase price holdbacks or similar obligations, (4) intercompany liabilities arising in the ordinary course of business, (5) Permitted Liens, (6) loans and advances made by the Issuer or Subsidiary Guarantors having a term not exceeding 364 days (inclusive of any roll over or extension of terms), (7) Indebtedness of any direct or indirect parent entity appearing on the balance sheet of such Person solely by reason of push down accounting under GAAP, (8) with respect to the production, distribution and acquisition of motion pictures or other programming rights, talent or publishing rights, (9) the net change in the carrying value of Indebtedness relating to fair value hedges in accordance with ASC 815 or (10) financings by way of sales or transfers of receivables or inventory, which will be accounted for as indebtedness in accordance with ASC 860 and ASC 810.

“Trustee” has the meaning assigned to it in the preamble to this Supplemental Indenture.

Section 1.02    Other Definitions.

Term	Defined in Section
“Alternate Offer”	4.08
“Applicable Proceeds”	4.07
“Asset Sale Offer”	3.09
“Authentication Order”	2.02
“Change of Control Offer”	4.08
“Change of Control Payment”	4.08
“Change of Control Payment Date”	4.08
“Collateral Release Date”	13.05
“Covenant Defeasance”	8.03
“DTC”	2.03
“Excess Proceeds”	4.07
“Event of Default”	6.01
“General Asset Sale Basket”	4.07
“LCT Election”	1.04
“LCT Test Date”	1.04
“Offer Amount”	3.09
“Offer Period”	3.09
“Paying Agent”	2.03
“Payoff Transaction”	3.07
“Proceeds Application Period”	4.07
“Purchase Date”	3.09
“redemption notice date”	3.10
“Registrar”	2.03
“series”	2.01
“Special Mandatory Redemption”	3.10
“special mandatory redemption date”	3.10
“special mandatory redemption event”	3.10
“special mandatory redemption price”	3.10
“Subsequent Transaction”	1.04

Section 1.04    Rules of Construction.

With respect to the Notes only, the following provisions shall be included in Section 1.04 of the Base Indenture:

(x)            notwithstanding anything to the contrary in this Indenture, in connection with any action being taken in connection with a Limited Condition Transaction, for purposes of:

(A)            determining compliance with any provision of this Indenture, the Intercreditor Agreements, the Notes and the Security Documents that requires the calculation of any financial ratio or test, including the First Lien Net Leverage Ratio and Consolidated Secured Net Leverage Ratio;

(B)            testing availability under baskets set forth in this Indenture, the Intercreditor Agreements, the Notes and the Security Documents (including baskets determined by reference to Consolidated Adjusted EBITDA, TTM Consolidated Adjusted EBITDA or Consolidated Tangible Assets, as applicable); or

(C)            determining other compliance with this Indenture, the Intercreditor Agreements, the Notes and the Security Documents (including the determination that no Default or Event of Default (or any type of Default or Event of Default) has occurred, is continuing or would result therefrom);

in each case, at the option of the Issuer (the Issuer’s election to exercise such option in connection with any Limited Condition Transaction, an “LCT Election”), the date of determination of whether any such action is permitted hereunder shall be in the case of any Limited Condition Transaction, the date of (or, in the case of any calculation or any financial ratio or test, with respect to, or as of the last day of, the most recently ended Test Period) either (x) the execution of the definitive agreement with respect to such Limited Condition Transaction or, if applicable, the date with respect to which the Issuer or a Subsidiary otherwise becomes obligated to consummate such Limited Condition Transaction (including as the result of providing irrevocable notice thereof), (y) the public announcement of an intention to make an offer in respect of the target of such Limited Condition Transaction or (z) the consummation of such Limited Condition Transaction (the “LCT Test Date”), and if, for the Limited Condition Transaction (and the other transactions to be entered into in connection therewith), the Issuer or any of its Subsidiaries would have been permitted to take such action on the relevant LCT Test Date (on a Pro Forma Basis after giving effect to such action) in compliance with such ratio, test or basket, such ratio, test or basket shall be deemed to have been complied with. For the avoidance of doubt, if the Issuer has made an LCT Election and any of the ratios, tests or baskets for which compliance was determined or tested as of the LCT Test Date would have failed to have been complied with as a result of fluctuations in any such ratio, test or basket, including due to fluctuations in Consolidated Adjusted EBITDA, TTM Consolidated Adjusted EBITDA or Consolidated Tangible Assets of the Issuer or the Person subject to such Limited Condition Transaction, at or prior to the consummation of the relevant transaction or action, such baskets, tests or ratios will not be deemed to have failed to have been complied with as a result of such fluctuations; provided that notwithstanding anything to the contrary herein, if financial statements for one or more subsequent Test Periods shall have become available, the Issuer may elect, in its sole discretion, to re-determine all such financial ratios or tests, with respect to, or as of the last day of, the most recently ended Test Period on the basis of such financial statements, in which case such date of redetermination shall thereafter be deemed to be the LCT Test Date for purposes of such baskets, ratios and financial metrics. If the Issuer has made an LCT Election for any Limited Condition Transaction, then in connection with any calculation of any ratio, test or basket availability with respect to the incurrence of Liens, Dispositions, mergers or the conveyance, lease or other transfer of all or substantially all of the assets of the Issuer (each, a “Subsequent Transaction”) following the relevant LCT Test Date and prior to the earlier of the date on which such Limited Condition Transaction is consummated or the date that the definitive agreement, public announcement or irrevocable notice for such Limited Condition Transaction is terminated, revoked or expires without consummation of such Limited Condition Transaction, for purposes of determining whether such Subsequent Transaction is permitted under this Indenture, the Intercreditor Agreement, the Notes and the Security Documents, any such ratio, test or basket shall be required to be satisfied on a Pro Forma Basis assuming such Limited Condition Transaction and other transactions in connection therewith have been consummated;

(xi)            notwithstanding anything to the contrary in this Indenture, so long as an action was taken (or not taken) in reliance upon a basket, ratio or financial metric that was calculated or determined in good faith by a responsible financial or accounting officer of a Person based upon financial information available to such officer at such time and such action (or inaction) was permitted under this Indenture at the time of such calculation or determination, any subsequent restatement, modification or adjustments made to such financial information (including any restatement of or modification or adjustment to the financial statements of the Issuer or any Subsidiary or for any other reason) shall not result in any Default or Event of Default;

(xii)            in addition, the “integrated transaction doctrine” or any similar legal doctrine or theory is expressly waived by each Holder by acceptance of any Note. Without limiting the foregoing, each Holder agrees by acceptance of any Note that (a) any series of related transactions shall be permitted by this Indenture if each individual transaction would be permitted, and (b) any series of related transactions that are consummated substantially concurrently may be deemed to be consummated in any order determined by the Issuer that complies with this Indenture with permissibility of each transaction evaluated in light of such order;

(xiii)            the phrase “commercially reasonable efforts” shall not require the payment of a fee or other amount to any third party, the incurrence of any expense or liability by the Issuer or any Subsidiary Guarantor (or any Affiliate thereof) outside its ordinary course of its business or the taking of any action that the Issuer determines in good faith could adversely affect relationships with third parties; and

(xiv)            with respect to the Notes only, Sections 1.03, 9.03 and 11.01 of the Base Indenture are hereby deleted.

Article 2

THE NOTES

With respect to the Notes only, Article 2 of the Base Indenture is hereby replaced with the following:

Section 2.01	Form and Dating.(a) General. The Notes and the Trustee’s certificate of authentication shall be substantially in the form of (i) in the case of the 2031 Notes, Exhibit A-1, (ii) in the case of the 2034 Notes, Exhibit A-2 and (ⅲ) in the case of the 2036 Notes, Exhibit A-3. The Notes are each a separate “series” of Notes for the purposes of the Base Indenture and this Supplemental Indenture. The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage or this Supplemental Indenture. Each Note shall be dated the date of its authentication. The Notes shall be in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.

The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this Supplemental Indenture and the Issuer and the Trustee, by their execution and delivery of this Supplemental Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Note conflicts with the express provisions of this Supplemental Indenture, the provisions of this Supplemental Indenture shall govern and be controlling.

(b)            Global Notes. Notes issued in global form shall be substantially in the form of (i) in the case of the 2031 Notes, Exhibit A-1, (ii) in the case of the 2034 Notes, Exhibit A-2 and (ⅲ) in the case of the 2036 Notes, Exhibit A-3, including the Global Note Legend thereon and the “Schedule of Exchanges of Interests in the Global Note” attached thereto. Notes issued in definitive form shall be substantially in the form of (i) in the case of the 2031 Notes, Exhibit A-1, (ii) in the case of the 2034 Notes, Exhibit A-2 and (ⅲ) in the case of the 2036 Notes, Exhibit A-3, without the Global Note Legend thereon and without the “Schedule of Exchanges of Interests in the Global Note” attached thereto. Each Global Note shall represent such outstanding Notes as shall be specified therein and each shall provide that it shall represent the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby shall be made by the Trustee or the custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.06.

(c)            Form of Initial Notes, Etc. All Initial Notes issued on the Issue Date are to be initially represented by one or more Global Notes.

(d)            Euroclear and Clearstream Procedures Applicable. The provisions of the “Operating Procedures of the Euroclear System” and “Terms and Conditions Governing Use of Euroclear” and the “General Terms and Conditions of Clearstream” and “Customer Handbook” of Clearstream (or, in each case, equivalent documents setting forth the procedures of Euroclear and Clearstream) shall be applicable to transfers of beneficial interests in Regulation S Global Notes that are held by Participants through Euroclear or Clearstream.

Section 2.02    Execution and Authentication.

An Officer shall sign the Notes for the Issuer by manual or electronic (including Docusign) signature.

If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note shall nevertheless be valid.

A Note shall not be valid until authenticated by the manual or electronic signature of the Trustee. The signature shall be conclusive evidence that the Note has been authenticated under this Supplemental Indenture.

At any time and from time to time after the execution and delivery of this Supplemental Indenture, the Issuer may deliver Notes executed by the Issuer to the Trustee for authentication; and the Trustee shall authenticate and deliver (i) Initial Notes for original issue in the aggregate principal amount of (a) in the case of the 2031 Notes, $6,000,000,000, (b) in the case of the 2034 Notes, $4,000,000,000 and (c) in the case of the 2036 Notes, $1,400,000,000, and (ii) Additional Notes from time to time for original issue in aggregate principal amount specified by the Issuer, in each case specified in clauses (i) and (ii) above, upon a written order of the Issuer signed by an Officer of the Issuer (an “Authentication Order”). Such Authentication Order shall specify the amount and series of Notes to be authenticated and the date on which the Notes are to be authenticated, whether such Notes are to be Initial Notes or Additional Notes and whether the Notes are to be issued as one or more Global Notes and such other information as the Issuer may include or the Trustee may reasonably request. The aggregate principal amount of Notes which may be authenticated and delivered under this Supplemental Indenture is unlimited.

The Initial Notes of a series and the Additional Notes of such series shall be considered collectively as a single class for all purposes of this Supplemental Indenture (unless specifically provided herein or the context otherwise requires); provided that any Additional Notes will not be issued with the same CUSIP, ISIN or other identifying number as the Initial Notes unless such Additional Notes are fungible with the Initial Notes of the same series for U.S. federal income tax purposes. Holders of the Initial Notes of a series and the Additional Notes of such series will vote and consent together on all matters to which such Holders are entitled to vote or consent as one class, and none of the Holders of the Initial Notes of a series or the Additional Notes of such series shall have the right to vote or consent as a separate class on any matter to which such Holders are entitled to vote or consent.

On the Issue Date, the Issuer will issue Initial Notes in the form of one or more Rule 144A Global Notes and/or one or more Regulation S Global Notes, as provided in Section 2.01(c). Any Notes offered and sold in reliance on the exemption from registration under the Securities Act provided by Section 4(a)(2) thereunder or Rule 144A shall be issued as one or more Rule 144A Global Notes. Any Notes offered and sold in offshore transactions in reliance on Regulation S shall be issued as one or more Regulation S Global Notes.

The Trustee may appoint an authenticating agent acceptable to the Issuer to authenticate Notes. An authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Supplemental Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with Holders or an Affiliate of the Issuer.

Section 2.03    Registrar and Paying Agent.

The Issuer shall maintain an office or agency in the Borough of Manhattan, the City of New York, where Notes may be presented for registration of transfer or for exchange (“Registrar”) and an office or agency where Notes may be presented for payment (“Paying Agent”). Until otherwise designated by the Issuer, the Issuer’s office or agency in New York shall be the office of the Trustee maintained for such purpose. The Registrar shall keep the Register of the Notes and of their transfer and exchange. The Issuer may appoint one or more co-registrars and one or more additional paying agents. The term “Registrar” includes any co-registrar and the term “Paying Agent” includes any additional paying agent. The Issuer may change any Paying Agent or Registrar without notice to any Holder. The Registrar or Paying Agent may resign at any time upon not less than 10 Business Days’ prior written notice to the Issuer. The Issuer shall enter into an appropriate agency agreement with any Agent not a party to this Supplemental Indenture. The Issuer shall notify the Trustee in writing of the name and address of any Agent not a party to this Supplemental Indenture. The Issuer or any of its Subsidiaries may act as Paying Agent or Registrar.

The Issuer initially appoints The Depository Trust Company (“DTC”) to act as Depositary with respect to the Global Notes.

The Issuer initially appoints the Trustee to act as the Registrar and Paying Agent and to act as custodian with respect to the Global Notes.

Section 2.04    Paying Agent to Hold Money.

Principal of, premium, if any, and interest on the Notes will be payable at the office of the Paying Agent or, at the option of the Issuer, payment of interest may be made by check mailed to Holders at their respective addresses set forth in the Register; provided that all payments of principal, premium, if any, and interest with respect to the Notes represented by one or more Global Notes registered in the name or held by the Depositary shall be made by wire transfer of immediately available funds to accounts specified by the Holder prior to 10:00 a.m., New York time, on each due date of the principal and interest on any Note. The Issuer shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent shall hold for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal, premium, if any, or interest on the Notes, and shall notify the Trustee of any default by the Issuer in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Issuer at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Issuer or a Subsidiary) shall have no further liability for the money. If the Issuer or a Subsidiary acts as Paying Agent, it shall segregate and hold in a separate fund for the benefit of Holders all money held by it as Paying Agent. Upon any bankruptcy or reorganization proceedings relating to the Issuer, the Trustee shall serve as Paying Agent for the Notes.

Section 2.05    Holder Lists.

The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders. If the Trustee is not the Registrar, the Issuer shall furnish to the Trustee at least seven Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Holders.

Section 2.06    Transfer and Exchange.

(a)            Transfer and Exchange of Global Notes. A Global Note may not be transferred as a whole except by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. All Global Notes shall be exchanged by the Issuer for Definitive Notes if:

(i)            the Issuer delivers to the Trustee notice from the Depositary that it is unwilling or unable to continue to act as Depositary or that it is no longer a clearing agency registered under the Exchange Act and, in either case, a successor Depositary is not appointed by the Issuer within 120 days after the date of such notice from the Depositary;

(ii)            the Issuer in its sole discretion determines that the Global Notes (in whole but not in part) should be exchanged for Definitive Notes and deliver a written notice to such effect to the Trustee; or

(iii)            there shall have occurred and be continuing a Default or Event of Default with respect to the Notes.

Upon the occurrence of any of the preceding events in (i), (ii) or (iii) above, Definitive Notes shall be issued in such names as the Depositary shall instruct the Trustee. Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 2.07 and 2.10. Every Note authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to this Section 2.06 or Section 2.07 or 2.10, shall be authenticated and delivered in the form of, and shall be, a Global Note. A Global Note may not be exchanged for another Note other than as provided in this Section 2.06(a); however, beneficial interests in a Global Note may be transferred and exchanged as provided in Section 2.06(b) and (c).

(b)            Transfer and Exchange of Beneficial Interests in the Global Notes.

The transfer and exchange of beneficial interests in the Global Notes shall be effected through the Depositary, in accordance with the provisions of this Supplemental Indenture and the Applicable Procedures. Beneficial interests in Restricted Global Notes shall be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act. Prior to the expiration of the 40-day distribution compliance period set forth in Regulation S, beneficial interests in any Regulation S Global Notes may be held only through Euroclear or Clearstream unless transferred in accordance with Section 2.06(b)(iii)(B). Transfers of beneficial interests in the Global Notes also shall require compliance with either subparagraph (i) or (ⅱ) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:

(i)            Transfer of Beneficial Interests in the Same Global Note. Beneficial interests in any Restricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Note in accordance with the transfer restrictions set forth in the Private Placement Legend. Beneficial interests in any Unrestricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note. No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.06(b)(i).

(ii)            All Other Transfers and Exchanges of Beneficial Interests in Global Notes. In connection with all transfers and exchanges of beneficial interests that are not subject to Section 2.06(b)(i) above, the transferor of such beneficial interest must deliver to the Registrar either:

(A)            a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged; and

(B)            instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase; or

(C)            a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive Note in an amount equal to the beneficial interest to be transferred or exchanged; and

(D)            instructions given by the Depositary to the Registrar containing information regarding the Person in whose name such Definitive Note shall be registered to effect the transfer or exchange referred to in (A) above.

Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this Supplemental Indenture and the Notes or otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount of the relevant Global Note(s) pursuant to Section 2.06(g).

(iii)            Transfer of Beneficial Interests to Another Restricted Global Note. A beneficial interest in any Restricted Global Note may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Note if the transfer complies with the requirements of Section 2.06(b)(ii) above and the Registrar receives the following:

(A)            if the transferee will take delivery in the form of a beneficial interest in the Rule 144A Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof; and

(B)            if the transferee will take delivery in the form of a beneficial interest in the Regulation S Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof.

(iv)            Transfer and Exchange of Beneficial Interests in a Restricted Global Note for Beneficial Interests in an Unrestricted Global Note. A beneficial interest in any Restricted Global Note may be exchanged by any Holder thereof for a beneficial interest in an Unrestricted Global Note or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note if the exchange or transfer complies with the requirements of Section 2.06(b)(ii) above and:

(A)            such exchange or transfer is effected after the expiration of the 40-day distribution compliance period set forth in Regulation S and the Registrar receives the following:

(1)            if the Holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(ⅰ) thereof; or

(2)            if the Holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this subparagraph (A), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

If any such transfer is effected pursuant to subparagraph (A) above at a time when an Unrestricted Global Note has not yet been issued, the Issuer shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred pursuant to subparagraph (A) above.

Beneficial interests in an Unrestricted Global Note cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Note.

(c)            Transfer or Exchange of Beneficial Interests for Definitive Notes.

(i)            Beneficial Interests in Restricted Global Notes to Restricted Definitive Notes. If any Holder of a beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Restricted Definitive Note, then, upon receipt by the Registrar of the following documentation:

(A)            if the Holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (2)(ⅰ) thereof (provided that any such beneficial interest in Regulation S Global Note shall not be so exchangeable until after the expiration of the 40-day distribution compliance period set forth in Regulation S);

(B)            if such beneficial interest is being transferred to a QIB in accordance with Rule 144A under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

(C)            if such beneficial interest is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904 under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;

(D)            if such beneficial interest is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144 under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(i) thereof;

(E)            if such beneficial interest is being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) through (D) above, a certificate to the effect set forth in Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3)(iv) thereof, if applicable;

(F)            such beneficial interest is being transferred to the Issuer or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(ii) thereof; or

(G)            if such beneficial interest is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(iii) thereof;

the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(g), and the Issuer shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c) shall be registered in such name or names and in such authorized denomination or denominations as the Holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall deliver such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c)(i) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein.

(ii)            Beneficial Interests in Restricted Global Notes to Unrestricted Definitive Notes. A Holder of a beneficial interest in a Restricted Global Note may exchange such beneficial interest for an Unrestricted Definitive Note or may transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note only if:

(A)            such exchange or transfer is effected after the expiration of the 40-day distribution compliance period set forth in Regulation S and the Registrar receives the following:

(1)            if the Holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Definitive Note that does not bear the Private Placement Legend, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(ⅱ) thereof; or

(2)            if the Holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a Definitive Note that does not bear the Private Placement Legend, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this subparagraph (A), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

(iii)            Beneficial Interests in Unrestricted Global Notes to Unrestricted Definitive Notes. If any Holder of a beneficial interest in an Unrestricted Global Note proposes to exchange such beneficial interest for a Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Definitive Note, then, upon satisfaction of the conditions set forth in Section 2.06(b)(ii), the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(g), and the Issuer shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(iii) shall be registered in such name or names and in such authorized denomination or denominations as the Holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall deliver such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(iii) shall not bear the Private Placement Legend.

(d)            Transfer and Exchange of Definitive Notes for Beneficial Interests in Global Notes.

(i)            Restricted Definitive Notes to Beneficial Interests in Restricted Global Notes. If any Holder of a Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note or to transfer such Restricted Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Note, then, upon receipt by the Registrar of the following documentation:

(A)            if the Holder of such Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (2)(ⅱ) thereof;

(B)            if such Restricted Definitive Note is being transferred to a QIB in accordance with Rule 144A under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

(C)            if such Restricted Definitive Note is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904 under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;

(D)            if such Restricted Definitive Note is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144 under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(ⅰ) thereof;

(E)            if such Restricted Definitive Note is being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) through (D) above, a certificate to the effect set forth in Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable;

(F)            if such Restricted Definitive Note is being transferred to the Issuer or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(ⅱ) thereof; or

(G)            if such Restricted Definitive Note is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(ⅲ) thereof, the Trustee shall cancel the Restricted Definitive Note, increase or cause to be increased the aggregate principal amount of, in the case of clause (A) above, the appropriate Restricted Global Note, in the case of clause (B) above, the Rule 144A Global Note or, in the case of clause (C) above, the Regulation S Global Note.

(ii)            Restricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of a Restricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note only if:

(A)            such exchange or transfer is effected after the expiration of the 40-day distribution compliance period set forth in Regulation S and the Registrar receives the following:

(1)            if the Holder of such Definitive Notes proposes to exchange such Notes for a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(ⅲ) thereof; or

(2)            if the Holder of such Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this subparagraph (A), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

Upon satisfaction of the conditions of any of the subparagraphs in this Section 2.06(d)(ii), the Trustee shall cancel the Definitive Notes and increase or cause to be increased the aggregate principal amount of the Unrestricted Global Note.

(iii)            Unrestricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of an Unrestricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note at any time. Upon receipt of a request for such an exchange or transfer, the Trustee shall cancel the applicable Unrestricted Definitive Note and increase or cause to be increased the aggregate principal amount of one of the Unrestricted Global Notes.

If any such exchange or transfer from a Definitive Note to a beneficial interest is effected pursuant to subparagraph (ii) or (iii) above at a time when an Unrestricted Global Note has not yet been issued, the Issuer shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of Definitive Notes so transferred.

(e)            Transfer and Exchange of Definitive Notes for Definitive Notes. Upon request by a Holder of Definitive Notes and such Holder’s compliance with the provisions of this Section 2.06(e), the Registrar shall register the transfer or exchange of Definitive Notes. Prior to such registration of transfer or exchange, the requesting Holder shall present or surrender to the Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by its attorney, duly authorized in writing. In addition, the requesting Holder shall provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.06(e):

(i)            Restricted Definitive Notes to Restricted Definitive Notes. Any Restricted Definitive Note may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Restricted Definitive Note if the Registrar receives the following:

(A)            if the transfer will be made pursuant to Rule 144A under the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof;

(B)            if the transfer will be made pursuant to Rule 903 or Rule 904, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; and

(C)            if the transfer will be made pursuant to any other exemption from the registration requirements of the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable.

(ii)            Restricted Definitive Notes to Unrestricted Definitive Notes. Any Restricted Definitive Note may be exchanged by the Holder thereof for an Unrestricted Definitive Note or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Definitive Note if:

(A)            such exchange or transfer is effected after the expiration of the 40-day distribution compliance period set forth in Regulation S and the Registrar receives the following:

(1)            if the Holder of such Restricted Definitive Notes proposes to exchange such Notes for an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(ⅳ) thereof; or

(2)            if the Holder of such Restricted Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this subparagraph (A), if the Registrar so requests, an Opinion of Counsel in form reasonably acceptable to the Issuer to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

(iii)            Unrestricted Definitive Notes to Unrestricted Definitive Notes. A Holder of Unrestricted Definitive Notes may transfer such Notes to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note. Upon receipt of a request to register such a transfer, the Registrar shall register the Unrestricted Definitive Notes pursuant to the instructions from the Holder thereof.

(f)            Legends. The following legends shall appear on the face of all Global Notes and Definitive Notes issued under this Supplemental Indenture unless specifically stated otherwise in the applicable provisions of this Supplemental Indenture:

(i)            Private Placement Legend.

(A)            Except as permitted by subparagraph (B) below, each Restricted Global Note and each Definitive Note (and all Notes issued in exchange therefor or substitution thereof) shall bear the legend in substantially the following form:

THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, (1) REPRESENTS ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED SECURITIES THAT (A) IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT), (B) IT IS AN INSTITUTIONAL ACCREDITED INVESTOR, AS DEFINED IN SEC RULE 501(A)(1), (2), (3), OR (7), OR (C) IT IS A NON-U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT AND IN ACCORDANCE WITH THE LAWS APPLICABLE TO SUCH PURCHASER IN THE JURISDICTION IN WHICH SUCH PURCHASE IS MADE AND (2) AGREES TO OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE EXPIRATION OF THE APPLICABLE HOLDING PERIOD WITH RESPECT TO RESTRICTED SECURITIES SET FORTH IN RULE 144 UNDER THE SECURITIES ACT, ONLY (A) TO THE ISSUER OR ANY OF THEIR SUBSIDIARIES, (B) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHICH NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (C) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT AND IN ACCORDANCE WITH THE LAWS APPLICABLE TO IT IN THE JURISDICTION IN WHICH SUCH PURCHASE IS MADE, (D) TO AN INSTITUTIONAL “ACCREDITED INVESTOR” WITHIN THE MEANING OF RULE 501 UNDER THE SECURITIES ACT THAT IS ACQUIRING THE SECURITY FOR ITS OWN ACCOUNT, OR FOR THE ACCOUNT OF SUCH AN ACCREDITED INVESTOR, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO, OR FOR OFFER OR SALE IN CONNECTION WITH, ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, (E) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BECOME OR BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, OR (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE ISSUER’S AND THE TRUSTEE’S, OR REGISTRAR’S, AS APPLICABLE, RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (C), (D) OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATIONS AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM, AND IN EACH OF THE FOREGOING CASES, A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE OTHER SIDE OF THIS SECURITY COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE TRUSTEE OR REGISTRAR. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE EXPIRATION OF THE APPLICABLE HOLDING PERIOD WITH RESPECT TO RESTRICTED SECURITIES SET FORTH IN RULE 144 UNDER THE SECURITIES ACT.

(B)            Notwithstanding the foregoing, any Initial Note and any Global Note or Definitive Note issued pursuant to subparagraph (b)(iv), (c)(ii), (c)(iii), (d)(ii), (d)(iii), (e)(ii) or (e)(iii) of this Section 2.06 (and all Notes issued in exchange therefor or substitution thereof) shall not bear the Private Placement Legend.

(ii)            Global Note Legend. Each Global Note shall bear a legend in substantially the following form:

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE SUPPLEMENTAL INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (1) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.06 OF THE SUPPLEMENTAL INDENTURE, (2) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE SUPPLEMENTAL INDENTURE, (3) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE SUPPLEMENTAL INDENTURE AND (4) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE ISSUER. UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (570 WASHINGTON BOULEVARD, JERSEY CITY, NJ 07310) (“DTC”), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

(g)            Cancellation and/or Adjustment of Global Notes. At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or canceled in whole and not in part, each such Global Note shall be returned to or retained and canceled by the Trustee in accordance with Section 2.11. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Notes represented by such Global Note shall be reduced accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note shall be increased accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.

(h)            General Provisions Relating to Transfers and Exchanges.

(i)            To permit registrations of transfers and exchanges, the Issuer shall execute and the Trustee shall authenticate Global Notes and Definitive Notes upon the Issuer’s order or at the Registrar’s request.

(ii)            A Holder may transfer or exchange Notes only in accordance with this Supplemental Indenture. Upon any transfer or exchange, the Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements or transfer documents in connection with a transfer of Notes. No service charge shall be made to a Holder of a beneficial interest in a Global Note or to a Holder of a Definitive Note for any registration of transfer or exchange, but the Issuer may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.10, 3.09, 4.07 and 4.08 hereof and Section 9.05 of the Base Indenture).

(iii)            All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes shall be the valid obligations of the Issuer, evidencing the same debt, and entitled to the same benefits under this Supplemental Indenture, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange.

(iv)            Neither the Issuer nor the Registrar will be required (a) to transfer or exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part, or (b) to transfer or exchange any Note for a period of 15 days before the delivery of a notice of redemption of Notes to be redeemed or between record date and the next succeeding interest payment date.

(v)            Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Issuer may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Notes and for all other purposes, and none of the Trustee, any Agent or the Issuer shall be affected by notice to the contrary.

(vi)            The Trustee shall authenticate Global Notes and Definitive Notes in accordance with the provisions of Section 2.02.

(vii)            All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this Section 2.06 to effect a registration of transfer or exchange may be submitted by electronic mail.

(viii)            Each Holder of a Note agrees to indemnify the Issuer and the Trustee against any liability that may result from the transfer, exchange or assignment of such Holder’s Note in violation of any provision of this Supplemental Indenture and/or applicable United States Federal or state securities law.

(ix)            Neither the Trustee nor any Agent shall have any responsibility for any actions taken or not taken by the Depositary.

(x)            None of the Trustee, the Registrar, the Paying Agents or Transfer Agents shall have any responsibility or obligation to any beneficial owner of an interest in a Global Note, any Agent Member or other member of, or a participant in, DTC or other Person with respect to the accuracy of the records of DTC or any nominee or participant or member thereof, with respect to any ownership interest in the Notes or with respect to the delivery to any Agent Member or other participant, member, beneficial owner or other Person (other than DTC) of any notice or the payment of any amount or delivery of any Notes (or other security or property) under or with respect to such Notes. All notices and communications to be given to the Holders and all payments to be made to Holders in respect of the Notes shall be given or made only to or upon the order of the registered Holders (which shall be DTC or its nominee in the case of a Global Note). The rights of beneficial owners in any Global Note shall be exercised only through DTC, subject to its applicable rules and procedures. The Trustee, Registrar, Paying Agents and Transfer Agents may rely and shall be fully protected in relying upon information furnished by DTC with respect to its Agent Members and other members, participants and any beneficial owners.

(xi)            Neither the Trustee nor the Registrar or Transfer Agent shall have any obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Participants or Indirect Participants in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

Section 2.07    Replacement Notes.

If any mutilated Note is surrendered to the Trustee or the Issuer and the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Note, the Issuer shall issue and the Trustee, upon receipt of an Authentication Order, shall authenticate a replacement Note if the Trustee’s requirements are met. If required by the Trustee or the Issuer, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Issuer to protect the Issuer, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Note is replaced. The Issuer may charge for its expenses in replacing a Note.

Every replacement Note is an additional legally binding obligation of the Issuer and shall be entitled to all of the benefits of this Supplemental Indenture equally and proportionately with all other Notes duly issued hereunder.

Section 2.08    Outstanding Notes.

The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions of this Supplemental Indenture, and those described in this Section 2.08 as not outstanding. Except as set forth in Section 2.09, a Note does not cease to be outstanding because the Issuer or an Affiliate of the Issuer holds the Note.

If a Note is replaced pursuant to Section 2.07, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser.

If the principal amount of any Note is considered paid under Section 4.01 of the Base Indenture, it ceases to be outstanding and interest on it ceases to accrue.

If the Paying Agent (other than the Issuer, a Subsidiary or an Affiliate of any thereof) holds, on a redemption date or maturity date, money sufficient to pay Notes payable on that date, then on and after that date such Notes shall be deemed to be no longer outstanding and shall cease to accrue interest.

Section 2.09    Treasury Notes.

In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Issuer, or by any Person directly or indirectly controlled by or under direct or indirect common control with the Issuer, shall be considered as though not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes that a Responsible Officer of the Trustee knows are so owned shall be so disregarded.

Section 2.10    Temporary Notes.

Until certificates representing Notes are ready for delivery, the Issuer may prepare and the Trustee, upon receipt of an Authentication Order, shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of certificated Notes but may have variations that the Issuer considers appropriate for temporary Notes and as shall be reasonably acceptable to the Trustee. Without unreasonable delay, the Issuer shall prepare and the Trustee shall authenticate Definitive Notes in exchange for temporary Notes.

Holders of temporary Notes shall be entitled to all of the benefits of this Indenture.

Section 2.11    Cancellation.

The Issuer at any time may deliver Notes to the Trustee for cancellation. The Registrar and Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall dispose of such canceled Notes in its customary manner. The Issuer may not issue new Notes to replace Notes that it has paid or that have been delivered to the Trustee for cancellation.

Section 2.12    Defaulted Interest.

If the Issuer defaults in a payment of interest on the Notes, the Issuer shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, which interest on defaulted interest shall accrue until the defaulted interest is deemed paid hereunder, to the Persons who are Holders on a subsequent special record date, in each case at the rate provided in the Notes and in Section 4.01 of the Base Indenture. The Issuer shall notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment. The Issuer shall fix or cause to be fixed each such special record date and payment date; provided that no such special record date shall be less than 10 days prior to the related payment date for such defaulted interest. At least 15 days before the special record date, the Issuer (or, upon the written request of the Issuer, the Trustee in the name and at the expense of the Issuer) shall mail or cause to be mailed to Holders a notice that states the special record date, the related payment date and the amount of such interest to be paid. The Trustee shall not at any time be under any duty or responsibility to any holder of Notes to determine the defaulted interest, or with respect to the nature, extent, or calculation of the amount of defaulted interest owed, or with respect to the method employed in such calculation of the defaulted interest.

Section 2.13    CUSIP Numbers.

The Issuer in issuing the Notes may use “CUSIP” numbers (if then generally in use), and, if so, the Trustee shall use “CUSIP” numbers in notices of redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption shall not be affected by any defect in or omission of such numbers. The Issuer will promptly notify the Trustee in writing of any change in the “CUSIP” numbers.

Section 2.14    FATCA.

The Issuer hereby agrees (i) to give notice to the Trustee upon becoming aware that any payment under this Indenture will be treated as a withholdable payment, as such term is used in Sections 1471-1474 of the U.S. Internal Revenue Code of 1986, as amended, and Treasury regulations promulgated thereunder; and (ii) that the Trustee shall be entitled to make any withholding or deductions from payments under this Indenture (and shall not be required to pay any additional amounts with respect to any such withholding or deduction on or in respect of the Notes) to the extent necessary to comply with Applicable Law.

Article 3

REDEMPTION AND PREPAYMENT

With respect to the Notes only, Article 3 of the Base Indenture is hereby replaced with the following:

Section 3.01    Notices to Trustee.

If the Issuer elects to redeem Notes pursuant to the optional redemption provisions of Section 3.07, it shall furnish to the Trustee, at least 10 days but not more than 60 days before a redemption date, an Officer’s Certificate setting forth (i) the clause of this Supplemental Indenture pursuant to which the redemption shall occur, (ii) the redemption date, (iii) the principal amount of Notes to be redeemed and (iv) the redemption price; provided that the Issuer shall notify the Trustee 5 days prior to any such redemption, which notice period may be waived by the Trustee.

Section 3.02	Selection of Notes to Be Redeemed. If less than all of the Notes are to be redeemed at any time, the Notes to be redeemed shall be selected for redemption on a pro rata basis, or if the Notes are held in global form, the Notes shall be selected for redemption by the Depositary in accordance with its Applicable Procedures.

In the event of partial redemption, the particular Notes to be redeemed shall be selected, unless otherwise provided herein, not less than 15 nor more than 30 days prior to the redemption date by the Trustee or the Depositary, as applicable, from the outstanding Notes not previously called for redemption.

The Trustee shall promptly notify the Issuer in writing of the Notes selected for redemption and, in the case of any Note selected for partial redemption, the principal amount thereof to be redeemed. Notes and portions of Notes selected shall be in amounts of $2,000 or whole multiples of $1,000 in excess thereof; except that if all of a Holder’s Notes are to be redeemed, the entire outstanding amount of Notes held by such Holder, even if not a multiple of $1,000, shall be redeemed. Except as provided in the preceding sentence, provisions of this Supplemental Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption.

Section 3.03    Notice of Redemption.

Subject to the provisions of Section 3.09, at least 10 days but not more than 60 days before a redemption date, the Issuer shall transmit or cause to be transmitted, a notice of redemption to each Holder whose Notes are to be redeemed at its registered address.

The notice shall identify the Notes to be redeemed and shall state:

(a)            the redemption date;

(b)            the redemption price;

(c)            if any Note is being redeemed in part only, the portion of the principal amount of such Note to be redeemed and that, after the redemption date upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion of such Note (other than a Global Note) shall be issued in the name of the Holder thereof upon cancellation of the original Note;

(d)            the name and address of the Paying Agent;

(e)            that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

(f)            that, unless the Issuer defaults in making such redemption payment, interest on Notes called for redemption and redeemed ceases to accrue on and after the redemption date;

(g)            the paragraph of the Notes and/or Section of this Supplemental Indenture pursuant to which the Notes called for redemption are being redeemed;

(h)            that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Notes;

(i)            any conditions to the Issuer’s obligations to redeem the Notes as contemplated by Section 3.04; and

(j)            the CUSIP number, if any.

At the Issuer’s request, the Trustee shall give the notice of redemption in the Issuer’s name and at its expense; provided, however, that the Issuer shall have delivered to the Trustee, at least 30 days prior to the redemption date (or such shorter period as to which the Trustee may agree in its sole discretion), an Officer’s Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph.

Section 3.04    Effect of Notice of Redemption.

Once notice of redemption is transmitted in accordance with Section 3.03, Notes called for redemption become irrevocably due and payable on the redemption date at the redemption price; provided that any redemption or notice of any redemption may, at the Issuer’s discretion, be given prior to the completion of a transaction or event (including an equity offering, other offering, issuance of indebtedness, a Change of Control or other transaction or event) and any redemption notice (including the amount of Notes redeemed and conditions precedent applicable to different amounts of Notes redeemed) may, in the Issuer’s discretion, be subject to one or more conditions precedent, including, but not limited to, completion of the related transaction or event. Any such redemption may be partial as a result of only some of the conditions being satisfied.

If such redemption or notice is subject to satisfaction of one or more conditions precedent, such notice shall state that, in the Issuer’s discretion, the redemption date may be delayed until such time (including more than 60 days after the date the notice of redemption was mailed or delivered, including by electronic transmission) as any or all such conditions shall be satisfied (or waived by the Issuer in its sole discretion), or such redemption may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied (or waived by the Issuer in its sole discretion) by the redemption date, or by the redemption date so delayed. In addition, the Issuer may provide in such notice that payment of the redemption price and performance of the Issuer’s obligations with respect to such redemption may be performed by another Person.

Section 3.05    Deposit of Redemption Price.

At or prior to 10:00 a.m., New York City time, on the redemption date, the Issuer shall deposit with the Trustee or with the Paying Agent money sufficient to pay the redemption price of and accrued interest on all Notes to be redeemed on such date. The Trustee or the Paying Agent shall promptly return to the Issuer any money deposited with the Trustee or the Paying Agent by the Issuer in excess of the amounts necessary to pay the redemption price of, and accrued interest on, all Notes to be redeemed.

If the Issuer complies with the provisions of the preceding paragraph, on and after the redemption date, interest shall cease to accrue on the Notes of a series or the portions thereof called for redemption. If a Note is redeemed on or after an interest record date but on or prior to the related interest payment date, then any accrued and unpaid interest shall be paid to the Person in whose name such Note was registered at the close of business on such record date. If any Note called for redemption shall not be so paid upon surrender for redemption because of the failure of the Issuer to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the redemption date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Notes and in Section 4.01 of the Base Indenture.

Section 3.06    Notes Redeemed in Part.

No Notes of $2,000 principal amount or less shall be redeemed in part. Upon surrender of a Note that is redeemed in part, the Issuer shall issue and, upon the Issuer’s written request, the Trustee shall authenticate for the Holder at the expense of the Issuer a new Note equal in principal amount to the unredeemed portion of the Note surrendered.

Section 3.07    Optional Redemption.

(a)

(i)            On and after October 15, 2028, the Issuer may redeem the 2031 Notes at its option, in whole at any time or in part from time to time, at the following redemption prices (expressed as a percentage of principal amount), plus accrued and unpaid interest, if any, to (but not including) the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date falling prior to or on the redemption date), if redeemed during the 12-month period commencing on October 15 of the years set forth below:

Period	Redemption Price
2028	104.125%
2029	102.063%
2030 and thereafter	100.000%

(ii)            On and after October 15, 2029, the Issuer may redeem the 2034 Notes at its option, in whole at any time or in part from time to time, at the following redemption prices (expressed as a percentage of principal amount), plus accrued and unpaid interest, if any, to (but not including) the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date falling prior to or on the redemption date), if redeemed during the 12-month period commencing on October 15 of the years set forth below:

Year	Redemption Price
2029	104.438%
2030	102.219%
2031 and thereafter	100.000%

(iii)            On and after October 15, 2031, the Issuer may redeem the 2036 Notes, at its option, in whole at any time or in part from time to time, at the following redemption prices (expressed as a percentage of principal amount), plus accrued and unpaid interest, if any, to (but not including) the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date falling prior to or on the redemption date), if redeemed during the 12-month period commencing on October 15 of the years set forth below:

Year	Redemption Price
2031	104.563%
2032	102.281%
2033 and thereafter	100.000%

(b)            In addition, prior to (i) October 15, 2028, for the 2031 Notes, (ii) October 15, 2029, for the 2034 Notes, or (iii) October 15, 2031, for the 2036 Notes, the Issuer may redeem the Notes at its option, in whole at any time or in part from time to time, at a redemption price equal to 100% of the principal amount of the Notes redeemed plus the Applicable Premium as of the date of the redemption notice, and accrued and unpaid interest, if any, to (but not including) the applicable redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date falling prior to or on the redemption date). For the avoidance of doubt, calculation of the Applicable Premium shall not be the duty or obligation of the Trustee, registrar, transfer agent or any paying agent.

(c)            Notwithstanding the foregoing, at any time and from time to time prior to (i) October 15, 2028, for the 2031 Notes, (ii) October 15, 2029, for the 2034 Notes, or (iii) October 15, 2029, for the 2036 Notes, the Issuer may redeem (a) up to 40% of the aggregate principal amount of the 2031 Notes (calculated after giving effect to any issuance of Additional Notes of such series), (b) up to 40% of the aggregate principal amount of the 2034 Notes (calculated after giving effect to any issuance of Additional Notes of such series) and/or (c) up to 40% of the aggregate principal amount of the 2036 Notes (calculated after giving effect to any issuance of Additional Notes of such series), with an aggregate amount less than or equal to the Net Cash Proceeds of one or more Equity Offerings, at a redemption price (expressed as a percentage of the principal amount thereof) equal to 108.250% (in the case of the 2031 Notes), 108.875% (in the case of the 2034 Notes), and 109.125% (in the case of the 2036 Notes), in each case, plus accrued and unpaid interest, if any, to (but not including) the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date falling prior to or on the redemption date).

(d)            Notwithstanding the foregoing, prior to (i) October 15, 2028, for the 2031 Notes, (ii) October 15, 2029, for the 2034 Notes, or (iii) October 15, 2029, for the 2036 Notes, the Issuer may redeem during each calendar year (with unused amounts in any calendar year being permitted to be carried over to subsequent calendar years, including any amounts previously carried over) commencing with the calendar year in which the Issue Date occurs up to 10% of the aggregate principal amount of such series of Notes initially issued on the Issue Date, plus the aggregate principal amount of any Additional Notes of such series originally issued, at its option, from time to time at a redemption price equal to 103% of the aggregate principal amount of the Notes redeemed, plus accrued and unpaid interest, if any, to (but not including) the redemption date (subject to the right of holders of Notes on the relevant record date to receive interest due on the relevant interest payment date falling on or prior to the redemption date).

(e)            At any time, in connection with any tender offer, exchange offer or other offer to purchase any series of Notes for consideration consisting of cash, debt securities, or any combination thereof (including pursuant to a Change of Control Offer or Asset Sale Offer), if not less than 90% in aggregate principal amount of the outstanding Notes of such series are purchased or exchanged by the Issuer, or any third party purchasing, acquiring or exchanging in lieu of the Issuer, then all of the Holders of the Notes of such series will be deemed to have consented to such tender or other offer, and accordingly the Issuer or such third party will have the right, upon notice to Holders given not more than 30 days following such purchase or exchange, to redeem or exchange all (but not less than all) Notes of such series that remain outstanding following such purchase or exchange at a price equal to the consideration paid to Holders in such purchase or exchange (which may be less than par and shall exclude any early tender or exchange premium and any accrued and unpaid interest paid to any holder in such tender or exchange offer payment), plus, to the extent not included in the tender or exchange offer payment, accrued and unpaid interest, if any, on such Notes to (but not including) the redemption or exchange date, as applicable (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date falling prior to or on the redemption date) (such transaction, a “Payoff Transaction”). The Trustee shall have no responsibility for determining the value of any consideration in, or any other impact from, a Payoff Transaction, evaluating whether such Payoff Transaction or consideration in connection therewith is permitted under this Indenture or otherwise, liability for cancellation of Notes in connection with a Payoff Transaction, or, other than in the case of a redemption for cash, causing the delivery of such consideration to Holders or beneficial owners of the Notes.

(f)            Any redemption of the Notes may, at the Issuer’s discretion, be subject to one or more conditions precedent. The redemption date of any redemption that is subject to satisfaction of one or more conditions precedent may, in the Issuer’s discretion, be delayed until such time as any or all such conditions shall be satisfied (or waived by the Issuer in its sole discretion), or such redemption may not occur and any notice with respect to such redemption may be modified or rescinded in the event that any or all such conditions shall not have been satisfied (or waived by the Issuer in its sole discretion) by the redemption date, or by the redemption date so delayed (which may exceed 60 days from the date of the redemption notice in such case). In addition, such notice of redemption may be extended if such conditions precedent have not been satisfied or waived by the Issuer by providing notice to the noteholders. The Issuer’s actions and determinations in determining whether one or more conditions precedent have been satisfied shall be conclusive and binding for all purposes, absent manifest error.

Any redemption pursuant to this Section 3.07 shall be made pursuant to the provisions of Section 3.01 through 3.06. The Issuer will calculate the redemption price and neither the Trustee nor the Paying Agent will be responsible for verifying or calculating the redemption price.

Section 3.08    Mandatory Redemption.

Except as otherwise provided in Section 3.10, Section 4.07 or Section 4.08 below, the Issuer shall not be required to make mandatory redemption payments with respect to the Notes.

Section 3.09    Offer to Purchase by Application of Excess Proceeds.

In the event that the Issuer shall be required to commence an offer to all Holders to purchase Notes pursuant to Section 4.07 (an “Asset Sale Offer”), the Issuer shall follow the procedures specified below.

The Asset Sale Offer shall remain open for a period of 20 Business Days following its commencement and no longer, except to the extent that a longer period is required by applicable law (the “Offer Period”). No later than five Business Days after the termination of the Offer Period (the “Purchase Date”), the Issuer shall purchase the principal amount of Notes required to be purchased pursuant to Section 4.07 (the “Offer Amount”) or, if less than the Offer Amount has been tendered, all Notes tendered in response to the Asset Sale Offer. Payment for any Notes so purchased shall be made in the same manner as interest payments are made. On and after the Purchase Date, unless the Issuer defaults in making such payment, interest shall cease to accrue on Notes or portions thereof purchased.

If the Purchase Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest shall be paid to the Person in whose name a Note is registered at the close of business on such record date.

The Issuer shall send, by first class mail, postage prepaid, or sent electronically, at least 5 days but not more than 60 days before the Purchase Date to each Holder of Notes at such Holder’s registered address or otherwise in accordance with the procedures of DTC, Euroclear or Clearstream, as applicable, with a copy to the Trustee. The notice shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Asset Sale Offer. The Asset Sale Offer shall be made to all Holders. The notice, which shall govern the terms of the Asset Sale Offer, shall state:

(a)            that the Asset Sale Offer is being made pursuant to this Section 3.09 and Section 4.07 and the length of time the Asset Sale Offer shall remain open;

(b)            the Offer Amount, the purchase price and the Purchase Date;

(c)            that any Note not tendered or accepted for payment shall continue to accrue interest;

(d)            that, unless the Issuer defaults in making such payment, interest shall cease to accrue on any Notes or portions thereof purchased pursuant to the Asset Sale Offer on and after the Purchase Date;

(e)            that Holders electing to have a Note purchased pursuant to an Asset Sale Offer may elect to have Notes purchased in minimum denominations of $2,000 and in integral multiples of $1,000 in excess thereof only;

(f)            that no Note will be purchased in part if less than the minimum denomination of $2,000 of such Note would be left outstanding;

(g)            that Holders electing to have a Note purchased pursuant to any Asset Sale Offer shall be required to surrender the Note, with the form entitled “Option of Holder to Elect Purchase” on the reverse of the Note completed, or transfer the Note by book-entry transfer, to the Issuer, the Depositary or the Paying Agent at the address specified in the notice at least three days before the Purchase Date;

(h)            that Holders shall be entitled to withdraw their election if the Issuer, the Depositary or the Paying Agent, as the case may be, receives, not later than the expiration of the Offer Period, a facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Note purchased;

(i)            that, if the aggregate principal amount of Notes surrendered by Holders exceeds the Offer Amount, the Issuer shall select the Notes to be purchased on a pro rata basis based on the total amount of Notes, Senior Lien Obligations and Pari Passu Lien Obligations, as applicable, tendered in connection with an Asset Sale Offer (with adjustments so that only Notes in denominations of the minimum denomination $2,000 or integral multiples of $1,000 in excess thereof (or such lower denomination as may be permitted by DTC, Euroclear or Clearstream, as applicable)) by lot or by such other method as the applicable Paying Agent shall deem fair and appropriate (and in such manner as complies with applicable legal requirements); provided that the selection of Notes for purchase shall not result in a Holder with a principal amount of Notes less than the minimum denomination of $2,000 (or such lower denomination as may be permitted by DTC, Euroclear or Clearstream, as applicable); and

(j)            that Holders whose Notes (other than Global Notes) were purchased only in part shall be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered (or transferred by book-entry transfer).

On or before the Purchase Date, the Issuer shall, to the extent lawful, accept for payment, on a pro rata basis to the extent necessary, the Offer Amount of Notes or portions thereof tendered pursuant to the Asset Sale Offer or if less than the Offer Amount has been tendered, all Notes tendered, and shall deliver to the Trustee an Officer’s Certificate stating that such Notes or portions thereof were accepted for payment by the Issuer in accordance with the terms of this Section 3.09. If any Note is to be purchased in part only, any notice of purchase that relates to such Note shall state the portion of the principal amount thereof that has been or is to be purchased. The Issuer, the Depositary or the Paying Agent, as the case may be, shall promptly (but in any case not later than five days after the Purchase Date) mail or deliver to each tendering Holder an amount equal to the purchase price of the Notes tendered by such Holder and accepted by the Issuer for purchase, and the Issuer shall promptly issue a new Note, and the Trustee, upon written request from the Issuer, shall authenticate and mail or deliver such new Note to such Holder, in a principal amount equal to any unpurchased portion of the Note surrendered. Any Note not so accepted shall be promptly mailed or delivered by the Issuer to the Holder thereof. The Issuer shall publicly announce the results of the Asset Sale Offer on the Purchase Date.

Other than as specifically provided in this Section 3.09, any purchase pursuant to this Section 3.09 shall be made pursuant to the provisions of Sections 3.01 through 3.06.

Section 3.10    Special Mandatory Redemption.

In the event that (i) the closing of the Acquisition has not occurred on or prior to June 11, 2027 (or such later date to which the End Date (as defined in the Acquisition Agreement) under the Acquisition Agreement may be extended by the parties thereto), (ii) the Issuer notifies the Trustee in writing that it will not pursue the Acquisition or (iii) the Acquisition Agreement has been terminated without the consummation of the Acquisition (each, a “special mandatory redemption event”), the Issuer will be required to redeem (the “Special Mandatory Redemption”) the Notes in whole at a special mandatory redemption price (the “special mandatory redemption price”) equal to 101.0% of the initial issue price of each series of the Notes, plus accrued and unpaid interest from and including the date of initial issuance of such Notes, or the most recent date to which interest has been paid on such Notes, whichever is later, to, but not including, the special mandatory redemption date. Upon the occurrence of a special mandatory redemption event, the Issuer will promptly (but in no event later than five Business Days following such special mandatory redemption event) cause notice to be delivered electronically or mailed by first-class mail, postage prepaid, with a copy to the Trustee, to each Holder of the Notes at its registered address (such date of notification to the holders of the Notes, the “redemption notice date”). The notice will inform holders that the Notes will be redeemed on the third Business Day following the redemption notice date (such date, the “special mandatory redemption date”) and that all of the outstanding Notes will be redeemed at the special mandatory redemption price on the special mandatory redemption date automatically and without any further action by the holders of the Notes. At or prior to 10:00 a.m., New York City time, on the special mandatory redemption date, the Issuer will deposit with the Trustee funds sufficient to pay the special mandatory redemption price for the Notes. If such deposit is made as provided in accordance with this Section 3.10, the Notes will cease to bear interest on and after the special mandatory redemption date.

Article 4

COVENANTS

With respect to the Notes only, the Issuer hereby agrees to expressly subject itself to the provisions of Article 4 of the Base Indenture and the following Sections 4.04, 4.05, 4.06, 4.07, 4.08 and 4.09 are hereby added to Article 4 of the Base Indenture:

Section 4.04    Maintenance of Office or Agency.

The Issuer shall maintain in the Borough of Manhattan, The City of New York, an office or agency (which may be an office of the Trustee or an affiliate of the Trustee, Registrar or co-registrar) where Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Issuer in respect of the Notes and this Indenture may be served. The Issuer shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Issuer shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

The Issuer may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Issuer of its obligation to maintain an office or agency in the Borough of Manhattan, The City of New York for such purposes. The Issuer shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

The Issuer hereby designates Deutsche Bank Trust Company Americas, at One Columbus Circle, New York, New York 10019, as one such office or agency of the Issuer in accordance with Section 2.03.

Section 4.05    Legal Existence.

Subject to, and as permitted under, Article 5, and the ability of the Issuer or any of its Subsidiaries to convert (or similar action) to another form of legal entity under the laws of the jurisdiction under which the Issuer or such Subsidiary then exists, the Issuer shall do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence, and the corporate, partnership, limited liability company or other existence of each of its Subsidiaries, in accordance with the respective organizational documents (as the same may be amended from time to time) of the Issuer or any such Subsidiary; provided, however, that the Issuer shall not be required to preserve or keep the corporate, partnership, limited liability company or other existence of any of its Subsidiaries, if the Issuer shall determine that the preservation or keeping thereof is no longer desirable in the conduct of the business of the Issuer and its Subsidiaries, taken as a whole, and that the loss thereof is not adverse in any material respect to the Issuer and its Subsidiaries, taken as a whole.

Section 4.06    Limitation on Liens.

(a)            The Issuer will not, and will not permit any of its Subsidiaries to:

(i)            prior to the Collateral Release Date create any Lien upon any of its Properties securing Consolidated Indebtedness unless (A) in the case of a Lien on any Collateral, if the obligations secured by such Lien are expressly junior to the Lien securing the Notes Obligations and subject to a Junior Lien Intercreditor Agreement, (B) in the case of a Lien on assets that are not Collateral, either (x) the Notes Obligations are equally and ratably secured with (or on a senior basis to) the obligations secured by such Lien or (y) such Lien is a Permitted Lien or (C) in the case of a Lien on any Collateral, such Lien is a Permitted Lien; provided that notwithstanding the foregoing, the aggregate principal amount of Indebtedness secured by a Lien on any Excluded Real Property shall not exceed $2,000,000,000 at any time outstanding; or

(ii)            on and after the Collateral Release Date, create any Lien upon any of its Properties securing Consolidated Indebtedness unless either (A) the Notes Obligations are equally and ratably secured with (or on a senior basis to) the obligations secured by any Lien or (B) such Lien is a Permitted Lien.

(b)            Any Lien created for the benefit of the Holders of the Notes pursuant to clause (a)(i)(B)(x) or clause (a)(ii)(A) immediately above shall provide by its terms that such Lien shall be automatically and unconditionally released and discharged upon the release and discharge of the Lien that gave rise to such Lien created for the benefit of the Holders of the Notes.

(c)            Clause (a)(i)(B)(x) and clause (a)(ii)(A) of this Section 4.06 requires only equal and ratable treatment in the application of proceeds of Collateral and does not require that the Trustee have any ability to control the Collateral or the enforcement of remedies.

(d)            The reference to Properties in clause (a)(ii) above means the Principal Properties of the Issuer or any Subsidiary at the time of incurrence of the Lien.

Section 4.07    Asset Sales.

Prior to the occurrence of the Collateral Release Date, the Issuer shall not, nor shall it permit any of its Subsidiaries to, make any Disposition of assets having an aggregate Fair Market Value (measured at the time of the applicable Disposition or entry into a binding agreement with respect to such Disposition) in excess of the greater of (x) $2,000,000,000 and (y) an Acquisition Date Metric percentage of TTM Consolidated Adjusted EBITDA for the most recently ended Test Period, unless (A) the First Lien Net Leverage Ratio, as of the last day of the most recently completed fiscal quarter of the Issuer for which internal financial statements are available, shall not be greater than 3.25 to 1.00 and (B) the Consolidated Secured Net Leverage Ratio, as of the last day of any fiscal quarter of the Issuer, shall not be greater than 5.50 to 1.00, in each case, immediately following such Disposition, on a Pro Forma Basis; provided that the foregoing shall not prohibit:

(a)            Dispositions of obsolete, depreciated, worn out, damaged or surplus property (including equipment, inventory or Intellectual Property) in the ordinary course of business or that is no longer useful or economically viable in the conduct of the business of the Issuer and its Subsidiaries, in each case as determined in good faith by management of the Issuer;

(b)            the Issuer and its Subsidiaries from making any Disposition so long as at least 75% of the consideration received therefor consists of cash or Cash Equivalents; provided further that, for purposes of this clause (b):

(i)            the assumption by the transferee of Indebtedness or other liabilities (contingent or otherwise) of the Issuer or any Subsidiary (other than Indebtedness that is expressly subordinated in right of payment to the Notes Obligations), or the release of the Issuer or such Subsidiary from liability with respect thereto in connection with such Disposition;

(ii)            securities, notes or other obligations received by the Issuer or any Subsidiary from the transferee that are converted into cash or Cash Equivalents, or that by their terms are required to be satisfied for cash or Cash Equivalents (in each case, to the extent of the cash or Cash Equivalents actually received), within 180 days following the closing of such Disposition; and

(iii)            Designated Non-Cash Consideration received in connection with such Disposition having an aggregate Fair Market Value (when taken together with all other Designated Non-Cash Consideration then outstanding pursuant to this clause (iii)) not to exceed the greater of (x) $750,000,000 and (y) an Acquisition Date Metric percentage of TTM Consolidated Adjusted EBITDA for the most recently ended Test Period (calculated on a Pro Forma Basis), shall, in each case, be deemed to constitute Cash Equivalents (this clause (b), the “General Asset Sale Basket”);

(c)            licenses, sublicenses, cross-licenses or other grants of rights in Intellectual Property (including content distribution, exhibition, streaming, syndication, co-production and similar arrangements), in each case entered into in the ordinary course of business;

(d)            Dispositions of inventory, accounts receivable or other current assets in the ordinary course of business, including pursuant to any Securitization Financing not prohibited by this Supplemental Indenture;

(e)            Dispositions of cash and Cash Equivalents;

(f)            Dispositions of assets among the Issuer and its Subsidiaries;

(g)            Dispositions required by or made pursuant to any contractual obligation in existence on the Acquisition Date (or any renewal, extension or replacement thereof on terms not materially less favorable to the Issuer or such Subsidiary);

(h)            Dispositions required by Applicable Law or pursuant to any order or judgment of a Governmental Authority;

(i)            Dispositions of Equity Interests in Joint Ventures or Minority Investments;

(j)            Dispositions in connection with any reorganization, merger, consolidation or other transaction not prohibited by this Supplemental Indenture;

(k)            Dispositions of property by a Subsidiary that is not a Wholly Owned Subsidiary, so long as such Disposition is made to the owners of Equity Interests of such Subsidiary ratably in accordance with their ownership interests (or as otherwise required by such Subsidiary’s organizational documents);

(l)            Dispositions of assets as a result of a casualty event, condemnation, eminent domain or similar proceeding; and

(m)            Dispositions to the extent of any exchange of like property for use in any business conducted by the Issuer or any of the Subsidiaries to the extent allowable under Section 1031 of the Code (or any comparable provision of any foreign jurisdiction).

At any time prior to the Collateral Release Date, if the Issuer or any Subsidiary Guarantor disposes of any property or assets constituting Collateral pursuant to the General Asset Sale Basket (other than Dispositions in the ordinary course of business), which results in the receipt by the Issuer or any Subsidiary Guarantor of Net Cash Proceeds in excess of the greater of (x) $5,000,000,000 and (y) an Acquisition Date Metric percentage of TTM Consolidated Adjusted EBITDA for any transaction or series of related transactions (such amount of Net Cash Proceeds, the “Excess Proceeds”), the Issuer shall make an Asset Sale Offer no later than ten Business Days after the expiration of the Proceeds Application Period to all holders of Notes and, if required by the terms of any Senior Lien Obligations and Pari Passu Lien Obligations, to all holders of such Senior Lien Obligations or Pari Passu Lien Obligations, as applicable, to purchase a principal amount equal to the Applicable Percentage of such Excess Proceeds (the “Applicable Proceeds”) of such Notes, Senior Lien Obligations or Pari Passu Lien Obligations, as applicable, on a pro rata basis, that may be purchased out of such Applicable Proceeds, if any, at an offer price, in the case of the Notes, in cash in an amount equal to 100% of the principal amount thereof (or in the event such other Indebtedness was issued with original issue discount, 100% of the accreted value thereof), plus accrued and unpaid interest, if any (or such lesser price with respect to such Senior Lien Obligations or Pari Passu Lien Obligations, if any, as may be provided by the terms of such other Indebtedness), to (but not including) the date fixed for the closing of such offer, in accordance with the procedures set forth in this Supplemental Indenture and the agreement governing such other Senior Lien Obligations or Pari Passu Lien Obligations, as applicable. The Issuer may satisfy the foregoing obligations with respect to any Disposition by making an Asset Sale Offer at any time prior to the expiration of the Proceeds Application Period. Any Net Cash Proceeds in excess of the Applicable Proceeds shall not be subject to this Section 4.07 and shall be permitted to be used for any purpose in the Issuer’s discretion.

If any Net Cash Proceeds realized or received in any Disposition are subject to the application of the foregoing provisions of this Section 4.07, at the option of the Issuer or any Subsidiary Guarantor, the Issuer or any Subsidiary Guarantor may (in lieu of making a prepayment pursuant to the foregoing provisions) elect to apply an amount equal to the Applicable Proceeds from such Disposition, at its option,

(a)            to reinvest in the business of the Issuer or any of its Subsidiaries, including in any assets (including, without limitation, content assets and related rights) used or useful for the business of the Issuer and its Subsidiaries (which shall include, without limitation, Capital Expenditures and related transactions expenses) within 540 days following receipt of such Applicable Proceeds or if the Issuer or any of the Subsidiaries enters into a legally binding commitment to reinvest such Applicable Proceeds within 540 days following receipt of such Applicable Proceeds, no later than 180 days after the end of such 540-day period, or

(b)            to reduce, redeem, repay or repurchase (i) any Senior Lien Obligations then outstanding, (ii) Pari Passu Lien Obligations (provided that if the Issuer or any Subsidiary Guarantor shall so reduce such Pari Passu Lien Obligations other than the Notes, the Issuer will (A) equally and ratably reduce Obligations under the Notes as provided in Section 3.07 or through open market purchases or (B) make an offer (in accordance with the procedures set forth above for an Asset Sale Offer) to all Holders to purchase at a purchase price equal to 100% of the principal amount thereof, plus accrued and unpaid interest, if any, the principal amount of Notes that would otherwise be redeemed under subclause (A) above), or (iii) Indebtedness of Non-Guarantor Subsidiaries, in each case within 540 days following receipt of such Applicable Proceeds;

provided further that the Issuer may elect to deem expenditures that otherwise would be permissible as a reinvestment of such Applicable Proceeds under clause (a) above or any such prepayment described in clause (b) above that occurred prior to the receipt of such Applicable Proceeds to have been reinvested in accordance with this paragraph if such expenditures or prepayment were made no earlier than the earlier of the execution of a definitive agreement or letter of intent for the Disposition giving rise to such Applicable Proceeds. Net Cash Proceeds received by the Issuer or any Subsidiary Guarantor as a result of a Disposition pursuant to this Section 4.07 of this Supplemental Indenture may be applied to any transaction not prohibited by this Supplemental Indenture during the 540-day period following their receipt (such 540-day period, as may be extended by clause (a) above, shall constitute the “Proceeds Application Period”).

To the extent that the aggregate amount of Notes and any Senior Lien Obligations or Pari Passu Lien Obligations, as applicable, tendered or otherwise surrendered in connection with an Asset Sale Offer made with Excess Proceeds is less than the amount offered in an Asset Sale Offer, the Issuer may use any remaining Excess Proceeds for any purpose not otherwise prohibited by this Supplemental Indenture. If the aggregate principal amount of Notes and Senior Lien Obligations or Pari Passu Lien Obligations, as applicable, tendered or otherwise surrendered by holders thereof exceeds the amount offered in an Asset Sale Offer, the Issuer shall select the applicable Notes (and the Issuer or their agents shall select such Senior Lien Obligations or Pari Passu Lien Obligations, as applicable) to be purchased in the manner described in Section 3.09. Upon completion of any such Asset Sale Offer, the amount of Applicable Proceeds and Excess Proceeds shall be reset at zero.

To the extent the Applicable Proceeds exceed the outstanding aggregate principal amount of the Notes (and, if required by the terms thereof, the Senior Lien Obligations or Pari Passu Lien Obligations, as applicable), the Issuer needs to only make an Asset Sale Offer up to the outstanding aggregate principal amount of Notes (and any such Senior Lien Obligations or Pari Passu Lien Obligations, as applicable), and any additional Excess Proceeds shall not be subject to this Section 4.07 and shall be permitted to be used for any purpose in the Issuer’s discretion. The Issuer will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations to the extent such laws or regulations are applicable in connection with the purchase of the Notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Supplemental Indenture, the Issuer will comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations described in this Supplemental Indenture by virtue hereof.

In the event that the Issuer shall be required to commence an offer to Holders to purchase Notes pursuant to this Section 4.07, it shall follow the procedures specified in Section 3.09.

The provisions under this Section 4.07 relative to the Issuer’s obligation to make an offer to repurchase the Notes as a result of a Disposition may be waived or modified as described in Article 9 of this Indenture.

Section 4.08    Repurchase at the Option of Holders upon a Change of Control Triggering Event.

If a Change of Control Triggering Event with respect to a series of Notes occurs after the Issue Date, unless the Issuer has previously or concurrently sent a redemption notice with respect to all the outstanding Notes of such series pursuant to Section 3.07 or Section 3.10, the Issuer will make an offer to purchase all of the Notes of such series pursuant to this Section 4.08 (the “Change of Control Offer”) at a price in cash (the “Change of Control Payment”) equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest, if any, to, but excluding, the date of purchase, subject to the right of Holders of record of the Notes of such series on the relevant record date to receive interest due on the relevant interest payment date falling prior to or on the purchase date. Within 60 days following any Change of Control Triggering Event, the Issuer will send (or cause to be sent) notice of such Change of Control Offer electronically or by first-class mail, with a copy to the Trustee, to each Holder of Notes of such series to the address of such Holder appearing in the security register or otherwise in accordance with the procedures of DTC, with the following information:

(a)            that a Change of Control Offer is being made pursuant to Section 4.08 of this Supplemental Indenture and that all Notes of such series properly tendered pursuant to such Change of Control Offer will be accepted for payment by the Issuer;

(b)            the purchase price and the purchase date, which will be no earlier than 10 days nor later than 60 days from the date such notice is sent (the “Change of Control Payment Date”), except in the case of a conditional Change of Control Offer made in advance of a Change of Control Triggering Event pursuant to this Section 4.08;

(c)            that any Note not properly tendered will remain outstanding and continue to accrue interest;

(d)            that unless the Issuer defaults in the payment of the Change of Control Payment, all Notes of such series accepted for payment pursuant to the Change of Control Offer will cease to accrue interest on the Change of Control Payment Date;

(e)            that Holders electing to have any Notes of such series purchased pursuant to a Change of Control Offer will be required to surrender such Notes, with the form entitled “Option of Holder to Elect Purchase” on the reverse of such Notes completed or otherwise in accordance with the procedures of DTC, to the paying agent specified in the notice at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date;

(f)            that Holders whose Notes are being purchased only in part will be issued new Notes and such new Notes will be equal in principal amount to the unpurchased portion of the Notes surrendered. The unpurchased portion of the Notes must be equal to at least $2,000 or any integral multiple of $1,000 in excess thereof;

(g)            if such notice is delivered prior to the occurrence of a Change of Control Triggering Event, stating that the Change of Control Offer is conditional on the occurrence of such Change of Control Triggering Event and shall describe each such condition, and, if applicable, shall state that, in the Issuer’s discretion, the Change of Control Payment Date may be delayed until such time (including more than 60 days after the notice is sent) as any or all such conditions shall be satisfied or waived, or that such repurchase may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied or waived by the Change of Control Payment Date, or by the Change of Control Payment Date as so delayed, or such notice or offer may be rescinded at any time in the Issuer’s sole discretion if the Issuer determines that any or all of such conditions will not be satisfied or waived;

(h)            any other instructions, as determined by the Issuer, consistent with this Section 4.08, that a Holder must follow; and

(i)            that Holders will be entitled to withdraw their tendered Notes and their election to require the Issuer to purchase such Notes; provided that the Paying Agent receives, not later than the close of business on the tenth Business Day prior to the expiration date of the Change of Control Offer, a facsimile transmission or letter setting forth the name of the Holder of the Notes, the principal amount of Notes tendered for purchase, and a statement that such Holder is withdrawing its tendered Notes, or a specified portion thereof, and its election to have such Notes purchased.

While the Notes are in global form and the Issuer makes an offer to purchase all of the Notes pursuant to the Change of Control Offer, a Holder may exercise its option to elect for the purchase of the Notes or withdraw such election through the facilities of DTC, subject to its rules and regulations.

The Issuer will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws or regulations are applicable in connection with the repurchase of Notes pursuant to a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Supplemental Indenture, the Issuer will comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations described in this Supplemental Indenture by virtue thereof. Notwithstanding the foregoing, the Issuer may rely on any no-action letters issued by the SEC indicating that the staff of the SEC will not recommend enforcement action in the event a tender offer satisfies certain conditions.

On the Change of Control Payment Date, the Issuer will, to the extent permitted by law:

(a)            accept for payment all Notes issued by it or portions thereof validly tendered pursuant to the Change of Control Offer;

(b)            deposit with the paying agent an amount equal to the aggregate Change of Control Payment in respect of all Notes or portions thereof so tendered and not validly withdrawn; and

(c)            deliver, or cause to be delivered, to the Trustee for cancellation the Notes so accepted together with an Officer’s Certificate to the Trustee stating that such Notes or portions thereof have been tendered to and purchased by the Issuer.

The Issuer will not be required to make a Change of Control Offer following a Change of Control Triggering Event if (i) a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Supplemental Indenture applicable to a Change of Control Offer made by the Issuer and purchases all Notes validly tendered and not validly withdrawn under such Change of Control Offer or (ii) in connection with or in contemplation of any Change of Control Triggering Event, the Issuer (or any Affiliate of the Issuer) or a third party has made an offer to purchase (an “Alternate Offer”) any and all Notes validly tendered at a cash price equal to or higher than the Change of Control Payment and has purchased all Notes properly tendered in accordance with the terms of the Alternate Offer.

Notwithstanding anything to the contrary herein, a Change of Control Offer or Alternate Offer may be made in advance of a Change of Control Triggering Event, conditional upon such Change of Control Triggering Event, if a definitive agreement is in place for the Change of Control at the time the Change of Control Offer or Alternate Offer is made.

A Change of Control Offer or Alternate Offer may be made at the same time as consents are solicited with respect to an amendment, supplement or waiver of this Supplemental Indenture, Notes, Guarantees and/or Security Documents.

The provisions under this Section 4.08 relating to the Issuer’s obligation to make an offer to repurchase the Notes as a result of a Change of Control Triggering Event, including the definition of “Change of Control,” may be waived or modified with the written consent of Holders of the majority in principal amount of the Notes then outstanding.

Section 4.09    Future Subsidiary Guarantors.

Prior to the occurrence of the Collateral Release Date, the Issuer will cause any Subsidiary that is an obligor of, or issues a Guarantee with respect to, the Credit Facilities, to, in each case, within 90 days, (1) execute and deliver to the Trustee a Guaranty Agreement pursuant to which such Subsidiary will Guarantee payment of the Notes on the same terms and conditions as those set forth in this Indenture and (2) grant a Lien on its property and assets for the benefit of the Collateral Agent, the Holders and the Trustee.

Article 5

SUCCESSORS

With respect to the Notes only, the Issuer hereby agrees to expressly subject itself to the provisions of Article 5 of the Base Indenture.

Article 6

DEFAULTS AND REMEDIES

With respect to the Notes only, the Issuer hereby agree to expressly subject itself to the provisions of Article 6 of the Base Indenture.

With respect to the Notes only, Section 6.01 of the Base Indenture is hereby replaced with the following:

Section 6.01    Events of Default.

Except where otherwise indicated by the context or where the term is otherwise defined for a specific purpose, the term “Event of Default” as used in this Indenture with respect to Notes of any series shall mean one of the following described events unless it is either inapplicable to a particular series or it is specifically deleted or modified in a supplemental indenture:

(1)            a default in the payment of interest on the Notes of such series when due, continued for 30 days;

(2)            a default in the payment of principal of any Note of such series when due at maturity, upon optional redemption, upon required purchase, upon declaration of acceleration or otherwise;

(3)            the failure by the Issuer or any Subsidiary Guarantor to comply for 60 days after notice with its covenants or other agreements (other than those described in the immediately preceding clauses (1) and (2) above); provided that in the case of a failure to comply with Section 4.02 of the Base Indenture, such period of continuance of such default or breach shall be 120 days after written notice described in this clause (3) has been given; provided further that (x) a default under this clause (3) will not constitute an Event of Default with respect to a series of Notes until the Trustee or the Holders of 30% in principal amount of the outstanding Notes of such series notify the Issuer of the default and the Issuer does not cure such default within the time specified after receipt of such notice and (y) a notice of default may not be given with respect to any action taken, and reported publicly or to Holders, more than two years prior to such notice of default;

(4)            (I) the Issuer or any Subsidiary Guarantor that is a Material Subsidiary (or group of Subsidiary Guarantors that, taken together, would constitute a Material Subsidiary) pursuant to or within the meaning of Bankruptcy Code:

(a)            commences a voluntary case;

(b)            consents to the entry of an order for relief against it in an involuntary case;

(c)            consents to the appointment of a custodian of it or for all or substantially all of its property; or

(d)            makes a general assignment for the benefit of its creditors; or

(II) a court of competent jurisdiction enters an order or decree under any Bankruptcy Code that:

(a)            is for relief against the Issuer or a Subsidiary Guarantor that is a Material Subsidiary (or group of Subsidiary Guarantors that, taken together, would constitute a Material Subsidiary) in an involuntary case;

(b)            appoints a custodian of the Issuer or a Subsidiary Guarantor that is a Material Subsidiary (or group of Subsidiary Guarantors that, taken together, would constitute a Material Subsidiary) or for all or substantially all of the property of the Issuer or a Subsidiary Guarantor that is a Material Subsidiary (or group of Subsidiary Guarantors that, taken together, would constitute a Material Subsidiary); or

(c)            orders the liquidation of the Issuer or a Subsidiary Guarantor that is a Material Subsidiary (or group of Subsidiary Guarantors that, taken together, would constitute a Material Subsidiary), and the order or decree remains unstayed and in effect for 60 consecutive days;

(5)            any Note Guarantee of any Subsidiary Guarantor that is a Material Subsidiary (or Note Guarantees of any group of Subsidiary Guarantors that, taken together, would constitute a Material Subsidiary) ceases to be in full force and effect (other than in accordance with the terms of such Note Guarantee and/or this Indenture) or any Subsidiary Guarantor denies or disaffirms its obligations in writing under its Note Guarantee; and

(6)            a material portion of the Collateral ceases to be subject to a valid and perfected Lien of the Security Documents (other than in accordance with the terms of this Indenture and the Security Documents) or the Issuer or Subsidiary Guarantor denies or disaffirms its obligations in writing under the Security Documents to which it is party.

A Default under one series of Notes issued under this Indenture will not necessarily be Default under another series of Notes issued under this Indenture.

For the avoidance of doubt, no default or Event of Default will arise as a result of the occurrence of the Collateral Release Date.

With respect to the Notes only, clause (1) and (2) of Section 6.06 of the Base Indenture are hereby replaced with the following:

(1)            such Holder has previously given the Trustee notice that an Event of Default is continuing, and, if such Event of Default is in respect of Section 6.01(3), (5) or (6), such Holder is not in breach of a Position Representation or Verification Covenant;

(2)            Holders or, in the case of Section 6.01(3), (5) or (6), Directing Holders that are not in breach of a Position Representation or Verification Covenant, of at least 30% in principal amount of the outstanding Notes of such series have requested the Trustee to pursue the remedy.

Section 6.02    Priorities.

With respect to the Notes and Third Supplemental Indenture Notes only, Section 6.10 of the Base Indenture is hereby replaced with the following:

Subject to the terms of the applicable Intercreditor Agreements and Security Documents, if the Trustee collects any money pursuant to this Supplemental Indenture or the Third Supplemental Indenture from the Issuer (or any Guarantor), it shall pay out the money in the following order:

First: to the payment of all amounts owing to the Trustee and the Collateral Agent in all of its capacities, including all reasonable costs and expenses incurred by the Trustee and Collateral Agent in connection with the collection or receipt of such amounts or otherwise;

Second: to the extent such money remain after the application pursuant to preceding clause “First”, to the Trustee for the payment in full of the other Notes Obligations and “Notes Obligations” (as defined in the Third Supplemental Indenture), ratably, without preference or priority of any kind, according to the amounts due and payable with respect to the Notes Obligations and “Notes Obligations” (as defined in the Third Supplemental Indenture); and

Third: any balance of such money remaining after the application pursuant to the preceding clauses “First” and “Second”, to the Issuer, its successors or assigns, or to whomever may be lawfully entitled to receive the same. The Trustee may fix a record date and payment date for any payment to Holders pursuant to this Section 6.02.

Article 7

TRUSTEE

With respect to the Notes only, the Issuer hereby agrees to expressly subject itself to the provisions of Article 7 of the Base Indenture.

With respect to the Notes only, Sections 7.06 and 7.11 and the last paragraph of Sections 7.07 and 7.10 of the Base Indenture are hereby deleted.

With respect to the Notes only, the following Section 7.12 is hereby added to Article 7 of the Base Indenture:

In carrying out its responsibilities hereunder, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder, shall have all of the rights, protections, indemnities, limitations of liability and immunities which it possesses under the Indenture. The recitals contained herein and in the Notes, except the Trustee’s certificate of authentication, shall be taken as the statements of the Issuer, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Supplemental Indenture or of the Notes. The Trustee shall not be accountable for the use or application by the Issuer of the Notes or the proceeds thereof.

Article 8

LEGAL DEFEASANCE AND COVENANT DEFEASANCE

With respect to the Notes only, the Issuer hereby agrees to expressly subject itself to the provisions of Article 8 of the Base Indenture.

With respect to the Notes only, Section 8.03 of the Base Indenture is hereby replaced with the following:

Section 8.03    Covenant Defeasance.

Upon the Issuer’s exercise under Section 8.01 of the option applicable to this Section 8.03 with respect to any series of Notes, the Issuer shall, subject to the satisfaction of the conditions set forth in Section 8.04, be released from its obligations under the covenants contained in Article 4 (other than Sections 4.01, 4.04 and 4.05) with respect to the outstanding Notes of such series on and after the date the conditions set forth in Section 8.04 are satisfied (hereinafter, “Covenant Defeasance”), and the Notes of such series shall thereafter be deemed not “outstanding” for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed “outstanding” for all other purposes hereunder (it being understood that such Notes shall not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes of such series, the Issuer may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.01, but, except as specified above, the remainder of this Indenture and such Notes shall be unaffected thereby. In addition, upon the Issuer’s exercise under Section 8.01 of the option applicable to this Section 8.03, subject to the satisfaction of the conditions set forth in Section 8.04, Sections 6.01 (3), 6.01(4) (solely with respect to the Subsidiary Guarantors), 6.01(5) and 6.01(6) shall not constitute Events of Default.

Article 9

AMENDMENT, SUPPLEMENT AND WAIVER

With respect to the Notes only, the Issuer hereby agrees to expressly subject itself to the provisions of Article 9 of the Base Indenture.

With respect to the Notes only, Section 9.01 of the Base Indenture is hereby replaced with the following:

Section 9.01    Without Consent of Holders of Notes.

Notwithstanding Section 9.02 of this Indenture, the Issuer, the Subsidiary Guarantors, the Trustee and the Collateral Agent may amend or supplement this Indenture, the Intercreditor Agreements, any Note Guarantee, any Security Document, or the Notes of any series without the consent of any Holder of a Note of such series to:

(1)            cure any ambiguity, mistake, omission, defect or inconsistency;

(2)            to provide for the assumption by a successor Person of the obligations of the Issuer or any Subsidiary Guarantor under this Indenture or the Security Documents;

(3)            to provide for uncertificated Notes in addition to or in place of certificated Notes (provided that the uncertificated Notes are issued in registered form for purposes of Section 163(f) of the Code, or in a manner such that the uncertificated Notes are described in Section 163(f)(2)(B) of the Code);

(4)            (i) add a Subsidiary Guarantor as a co-issuer of the Notes or to release any previously added co-issuer of the Notes; provided that a co-issuer may not be released as a Subsidiary Guarantor unless otherwise permitted pursuant to this Indenture, (ii) add Guarantees with respect to the Notes or to add additional Collateral to secure the Notes and the Note Guarantees and (iii) add a holding company above the Issuer to the extent not prohibited pursuant to this Indenture and, at the Issuer’s election, to modify any or all covenants such that they apply to such new holding company and its Subsidiaries rather than the Issuer and its Subsidiaries; provided that (x) such holding company does not own any material assets other than equity interest in the Issuer and (y) prior to the Collateral Release Date, such holding entity will provide a pledge of its equity interest in the Issuer;

(5)            to add to the covenants of the Issuer or any Subsidiary Guarantor for the benefit of the Holders of the Notes or to surrender any right or power conferred upon the Issuer or any Subsidiary Guarantor;

(6)            to make any change that does not adversely affect the rights of any such Holder;

(7)            to conform the text of this Indenture, the Notes, any Note Guarantee, the Intercreditor Agreements or any Security Document to the “Description of Notes” section of the Offering Memorandum;

(8)            to make any amendment to the provisions of this Indenture relating to the transfer and legending of Notes; provided, however, that (a) compliance with this Indenture as so amended would not result in Notes being transferred in violation of the Securities Act or any other applicable securities law and (b) such amendment does not materially and adversely affect the rights of Holders to transfer Notes;

(9)            to release Collateral from the Lien securing the Notes when permitted or required by the Security Documents, this Indenture or the Intercreditor Agreements;

(10)            to evidence and provide for the acceptance and appointment under this Indenture of a successor Trustee or Collateral Agent thereunder pursuant to the requirements thereof;

(11)            to release a Subsidiary Guarantor pursuant to the terms of Article 10; or

(12)            to make any amendment to the provisions of this Indenture or the Notes to eliminate the effect of any accounting change or in the application thereof.

Upon the request of the Issuer, and upon receipt by the Trustee and the Collateral Agent an Officer’s Certificate and an Opinion of Counsel pursuant to Section 9.06, the Trustee and the Collateral Agent shall join with the Issuer in the execution of any amended or supplemental indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee and the Collateral Agent shall not be obligated to enter into such amended or supplemental indenture that affects its own rights, duties or immunities under this Indenture or otherwise. Notwithstanding the foregoing, no Opinion of Counsel under this Section 9.01 shall be required in connection with the execution and delivery of a supplemental indenture to add Guarantors under this Indenture, substantially in the form attached as Exhibit E hereto.

With respect to the Notes only, Section 9.02 of the Base Indenture is hereby replaced with the following:

Section 9.02    With Consent of Holders of Notes.

Except as provided below in this Section 9.02, this Indenture, the Intercreditor Agreements, any Note Guarantee, the Security Documents, or the Notes of any series may be amended or supplemented with the consent of the Holders of at least a majority in aggregate principal amount of the Notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or a tender offer or exchange offer for, Notes) and, subject to Sections 6.04 and 6.07, any existing Default or compliance with any provision of this Indenture or the Notes of any series may be waived, including by way of amendment, with the consent of the Holders of a majority in aggregate principal amount of the Notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or a tender offer or exchange offer for, Notes). Section 2.08 shall determine which Notes are considered to be “outstanding” for purposes of this Section 9.02.

However, without the consent of each Holder of an outstanding Note of a series affected thereby, an amendment or waiver may not:

(1)            reduce the amount of Notes whose Holders must consent to an amendment;

(2)            reduce the rate of or extend the time for payment of interest on any such Note;

(3)            reduce the principal of or change the maturity date of any such Note;

(4)            change the provisions applicable to the redemption of any such Note as set forth in Section 3.07 (other than the timing for the notice of redemption);

(5)            make any Note payable in money other than that stated in the Notes;

(6)            impair the contractual right of any Holder of such Notes to receive payment of principal of and interest on such Holder’s Notes on or after the due dates therefor or impair the right of any Holder of such Notes to institute suit for the enforcement of any payment on or with respect to such Holder’s Notes (and, for the avoidance of doubt, the amendment, supplement or modification applicable to Sections 4.08, 6.01(3) and 6.01(5) of this Indenture and the related definitions shall be deemed not to impair the contractual right of any Holder to receive payment of principal of and interest on such Holder’s Notes on or after the due dates therefor or to institute suit for the enforcement of any such payment on or with respect to such Holder’s Notes); provided, however, that an acceleration of such Notes may be rescinded and any payment default that resulted from such acceleration may be waived by the Holders of at least the percentage of aggregate principal amount of the Notes of such series required to amend the covenant or provision contained in this Indenture or any Note Guarantee, the breach of which resulted in such acceleration;

(7)            make any change in the amendment provisions which require each Holder’s consent or in the waiver provisions; or

(8)            change the ranking of the Notes.

Notwithstanding the preceding, at any time prior to the Collateral Release Date, without the consent of the Holders of at least 66 2/3% in aggregate principal amount of the Notes and Third Supplemental Indenture Notes then outstanding, no amendment or waiver may make any change in any Security Document, the Intercreditor Agreements or the provisions in this Indenture dealing with Collateral or application of trust proceeds of the Collateral with the effect of releasing the Liens securing the Obligations in respect of the Notes on all or substantially all of the Collateral or changing the priority of such Liens.

It shall not be necessary for the consent of the Holders of Notes under this Section 9.02 to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.

Neither the Issuer nor any Affiliate of the Issuer may, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Notes unless such consideration is offered to all Holders and is paid to all Holders that so consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

After an amendment, supplement or waiver under this Section 9.02 becomes effective, the Issuer is required to transmit to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Issuer to give such notice to all Holders affected thereby, or any defect therein, shall not, however, in any way impair or affect the validity of any such amended or supplemental indenture or waiver. Subject to Sections 6.04 and 6.07, the Holders of a majority in aggregate principal amount of the outstanding Notes of each affected series may waive compliance in a particular instance by the Issuer with any provision of this Indenture or such Notes.

Article 10

GUARANTEE

With respect to the Notes only, the Issuer and the Subsidiary Guarantors hereby agree to expressly subject themselves to the provisions of Article 10 of the Base Indenture.

With respect to the Notes only, Section 10.02 of the Base Indenture is hereby replaced with the following:

Section 10.02  Limitation on Liability.

(a)           Any term or provision of this Indenture to the contrary notwithstanding, the maximum aggregate amount of the Guaranteed Obligations guaranteed hereunder by each Subsidiary Guarantor shall not exceed the maximum amount that can be hereby guaranteed without rendering this Indenture, as it relates to such Subsidiary Guarantor, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally.

(b)           A Note Guarantee by any Subsidiary Guarantor will be, without any further action by any Person, automatically and unconditionally released and discharged immediately from all obligations under this Article 10:

(i)          at the time of a Collateral Release Date (unless the Issuer elects to maintain the Note Guarantee of a Subsidiary Guarantor pursuant to Section 13.05);

(ii)         at such time as such Subsidiary Guarantor is not an issuer or guarantor of any Indebtedness for borrowed money (whether by repayment or otherwise) (other than the Notes, the Credit Facilities and/or other Indebtedness for borrowed money the release or discharge of which would be conditioned only on the release or discharge of the Note Guarantee, the Credit Facilities and/or other Indebtedness for borrowed money) and ceases (or substantially concurrently will cease, including any release or discharge that would be conditioned only on the release or discharge of the Note Guarantee or of the guarantee of other Indebtedness for borrowed money) to be the guarantor of any Credit Facilities (or such Subsidiary Guarantor’s obligations with respect to the Credit Facilities shall cease to exist substantially concurrently with such release of its Note Guarantee);

(iii)        upon the sale, disposition, exchange or transfer (including through merger, consolidation, amalgamation or otherwise) of (i) all or substantially all of the assets or (ii) any Equity Interests (including any sale, disposition or other transfer following which the applicable Subsidiary Guarantor is no longer a Subsidiary), of the applicable Subsidiary Guarantor if such sale, disposition, exchange or other transfer is made in a manner not in violation of the terms of this Indenture;

(iv)        if the Issuer exercises its legal defeasance option or covenant defeasance option under Article 8 or if the Issuer’s obligations under this Indenture are discharged in accordance with the terms of this Indenture (including as described under Article 12);

(v)         upon the applicable Subsidiary ceasing to be a Subsidiary as a result of any foreclosure of any pledge or security interest securing the Credit Facilities or other exercise of remedies in respect thereof; or

(vi)        as described under Article 9.

In addition, the Issuer will have the right, upon delivery of an Officer’s Certificate to the Trustee, to cause any Subsidiary Guarantor that does not guarantee any Indebtedness under the Credit Facilities (or substantially concurrently will cease, including any release or discharge that would be conditioned only on the release or discharge of the Note Guarantee or of the guarantee of other Indebtedness for borrowed money to guarantee any Indebtedness under the Credit Facilities), and is not otherwise required by the applicable terms of this Indenture to provide a Note Guarantee, to be unconditionally released and discharged from all obligations under its Note Guarantee, and such Note Guarantee will thereupon immediately, automatically and unconditionally terminate and be discharged and released and of no further force or effect.

Promptly upon the request and at the expense of the Issuer, the Collateral Agent and the Trustee shall take such actions reasonably requested by the Issuer, including executing any documents reasonably requested by the Issuer in order to evidence, reflect or effect such release, discharge and termination in respect of such Note Guarantee under the Security Documents, as applicable, and to evidence any release of a Note Guarantee in accordance with the provisions of this Indenture.

Notwithstanding the foregoing, by acceptance of a beneficial ownership interest in the Notes, each Holder expressly and irrevocably agrees that it will not hinder, or direct the Trustee or the Collateral Agent to take any action that will hinder, the automatic release of any Note Guarantee provided for by this Section 10.02 to the extent the Issuer determines in good faith that the applicable transaction is permitted under this Indenture (including, without limitation, in connection with any Disposition to Persons other than the Issuer or a Subsidiary Guarantor permitted under this Indenture), and each Holder expressly and irrevocably agrees that the Trustee and the Collateral Agent shall be authorized to, and shall, take such actions reasonably requested by the Issuer to release any such Note Guarantee to the extent authorized to do so by this Section 10.02 without any obligation or requirement to notify or obtain consent from any Holder (and the Trustee and the Collateral Agent shall not condition any such actions on providing notice to, or obtaining consent from, the Holders).

With respect to the Notes only, the following Section 10.08 is hereby added to Article 10 of the Base Indenture:

Section 10.08  Execution of Supplemental Indenture for Future Subsidiary Guarantors.

Each Subsidiary and other Person which is required to become a Subsidiary Guarantor the Notes pursuant to the terms of this Indenture shall promptly execute and deliver to the Trustee a supplemental indenture substantially in the form of Exhibit E hereto pursuant to which such Subsidiary or other Person shall become a Subsidiary Guarantor under this Article 10 and shall guarantee the Notes. Concurrently with the execution and delivery of such supplemental indenture, the Issuer shall deliver to the Trustee an Officer’s Certificate to the effect that such supplemental indenture has been duly authorized, executed and delivered by such Subsidiary or other Person and that, subject to the application of bankruptcy, insolvency, moratorium, fraudulent conveyance or transfer and other similar laws relating to creditors’ rights generally and to the principles of equity, whether considered in a proceeding at law or in equity, the Guarantee of such Subsidiary Guarantor is a valid and binding obligation of such Subsidiary Guarantor, enforceable against such Subsidiary Guarantor in accordance with its terms and/or to such other matters as the Trustee may reasonably request.

Article 11
MISCELLANEOUS

With respect to the Notes only, Section 11.13 of the Base Indenture is hereby replaced with the following:

Section 11.13  Table of Contents, Headings, etc.

The Table of Contents, Cross-Reference Table and headings of the Articles and Sections of this Supplemental Indenture and the Base Indenture have been inserted for convenience of reference only, are not to be considered a part of this Supplemental Indenture or the Base Indenture and shall in no way modify or restrict any of the terms or provisions. Unless otherwise expressly specified, references in this Supplemental Indenture to specific Articles, Sections or clauses refer to Articles, Sections and clauses contained in this Supplemental Indenture, unless such Article, Section or clause is incorporated herein by reference to the Base Indenture or no such Article, Section or clause appears in this Supplemental Indenture, in which case such references refer to the applicable section of the Base Indenture.

With respect to the Notes only, the following Section 11.18 is hereby added to Article 11 of the Base Indenture:

Section 11.18  Supplemental Indenture Controls.

In case any provision of this Supplemental Indenture conflicts with any provision of the Base Indenture, the provisions of this Supplemental Indenture shall govern and be controlling, solely with respect to the Notes.

Article 12

SATISFACTION AND DISCHARGE

With respect to the Notes only, the following are hereby added as Sections 12.03 and 12.04 to Article 12 of the Base Indenture:

Section 12.03  Satisfaction and Discharge of Supplemental Indenture

This Supplemental Indenture shall cease to be of further effect with respect to a series of Notes (except as to any surviving rights of registration of transfer or exchange of Notes herein expressly provided for), and the Trustee, on demand of and at the expense of the Issuer, shall execute proper instruments acknowledging satisfaction and discharge of this Supplemental Indenture, when

(1)           either:

(a)           all Notes of such series theretofore authenticated and delivered (other than (i) Notes which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 2.07 and (ii) Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Issuer and thereafter repaid to the Issuer or discharged from such trust) have been delivered to the Trustee for cancellation; or

(b)           all such Notes of such series not theretofore delivered to the Trustee for cancellation

(i)            have become due and payable, or

(ii)           will become due and payable at their Stated Maturity within one year, or

(iii)          are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Issuer, and the Issuer, in the case of (i), (ii) or (iii) above, has deposited or caused to be deposited with the Trustee money, U.S. Government Obligations or any combination thereof as trust funds in trust for the purpose an amount sufficient (in the case of a deposit of any U.S. Government Obligations, in the opinion of a nationally recognized investment bank, appraisal firm or firm of independent public accountants, delivered to the Trustee), to pay and discharge the entire indebtedness on such Notes not theretofore delivered to the Trustee for cancellation, for principal (and premium, if any) and interest to the date of such deposit (in the case of Notes which have become due and payable) or to the maturity or redemption thereof, as the case may be;

(2)           the Issuer has paid or caused to be paid all other sums payable hereunder by the Issuer with respect to such series of Notes; and

(3)           the Issuer has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Supplemental Indenture have been complied with.

Notwithstanding the satisfaction and discharge of this Supplemental Indenture pursuant to this Article 12, the obligations of the Issuer to the Trustee under Section 7.07 of the Base Indenture, and, if money shall have been deposited with the Trustee pursuant to subclause (b) of clause (1) of this Section 12.03, the obligations of the Trustee under Section 12.04 shall survive such satisfaction and discharge.

Section 12.04  Application of Trust Money.

All money deposited with the Trustee pursuant to Section 12.03 shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Supplemental Indenture, to the payment, either directly or through any Paying Agent as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium, if any) and interest for whose payment such money has been deposited with the Trustee.

Article 13

COLLATERAL

With respect to the Notes only, Article 13 of the Base Indenture is hereby replaced with the following:

Section 13.01  Security Documents.

At any time prior to the Collateral Release Date, the due and punctual payment of the principal, premium (if any) and interest (if any) on, the Notes when and as the same shall be due and payable, whether on an interest payment date, at maturity, by acceleration, repurchase, redemption or otherwise, and interest on the overdue principal of, premium (if any) and interest, if any, on the Notes and performance of all other obligations of the Issuer and the Subsidiary Guarantors to the Holders or the Trustee and the Notes (including, without limitation, the Note Guarantees), according to the terms hereunder or thereunder, shall be secured as provided in the Security Documents. Subject to the terms of the Intercreditor Agreements and the Security Documents, the Issuer shall, and shall cause the Subsidiary Guarantors to, take any and all actions and make all filings (including the filing of UCC financing statements, continuation statements and amendments thereto) required to create and maintain, as security for the Obligations of the Issuer and the Subsidiary Guarantors to the Holders under this Supplemental Indenture, the Notes, the Note Guarantees and the Security Documents: (i) a legal and valid security interest in and on all of the Collateral, and (ii) a perfected security interest in the Collateral, in favor of the Collateral Agent for the benefit of the Holders and the Trustee, subject to no Liens other than Permitted Liens.

Each Holder, by its acceptance of a Note, consents and agrees to the terms of the Security Documents (including, without limitation, the provisions providing for foreclosure and release of Collateral) and the Intercreditor Agreements, as the same may be in effect or may be amended from time to time in accordance with their terms and authorizes and appoints Deutsche Bank Trust Company Americas as the Trustee and the Collateral Agent (and each successor Trustee and Collateral Agent), and each Holder authorizes and directs the Trustee and the Collateral Agent to enter into the Security Documents and the Intercreditor Agreements. Deutsche Bank Trust Company Americas is also appointed pursuant to the Third Supplemental Indenture as the Trustee and the Collateral Agent for the Holders of the Third Supplemental Indenture Notes and shall act in such capacities for the benefit of the Holders of the Notes and the Holders of the Third Supplemental Indenture Notes under the same Security Documents and Intercreditor Agreements. The Holders consent and agree to be bound by the terms of the Security Documents and the Intercreditor Agreements, as the same may be in effect from time to time, and agrees to perform their obligations thereunder in accordance therewith.

This Article 13 and the provisions of each other Security Document are subject to the terms, conditions and benefits set forth therein and the Intercreditor Agreements. The Issuer and each of the Subsidiary Guarantors consent to, and agree to be bound by, the terms of the Security Documents, as the same may be in effect from time to time, and to perform their obligations thereunder in accordance therewith.

Section 13.02  Release of Collateral.

The property and other assets of the Issuer and the Subsidiary Guarantors included in the Collateral will be, without any further action by any Person, automatically and unconditionally released from the Liens securing the Notes under any one or more of the following circumstances:

(1)            in part, as to any property or assets constituting Collateral, to enable the Issuer or any of its Subsidiaries to consummate the disposition of such property or assets (to a Person that is not the Issuer or a Subsidiary Guarantor) to the extent permitted under Section 4.07;

(2)            upon such property or assets becoming Excluded Property or Excluded Equity Interests;

(3)            as to the assets owned by a Subsidiary Guarantor, upon such Subsidiary Guarantor’s Note Guarantee being released in accordance with Section 10.02(b);

(4)            any Securitization Assets becoming subject to a Securitization Financing permitted by this Supplemental Indenture to the extent required by the terms of such Securitization Financing or being transferred or purported to be transferred by the Issuer or any Subsidiary in connection with a Securitization Financing permitted by this Supplemental Indenture;

(5)            as permitted by the Intercreditor Agreements;

(6)            in accordance with Article 9;

(7)            in accordance with Section 13.05;

(8)            in whole, upon payment in full of the principal of, together with accrued and unpaid interest and premium, if any, on, the Notes and all other Notes Obligations under this Indenture, the Note Guarantees, and the Security Documents that are due and payable at or prior to the time such principal, together with accrued and unpaid interest and premium, if any, are paid (including pursuant to Article 12 or through redemption or repurchase of all of the Notes or otherwise); and

(9)            in whole, upon a Legal Defeasance or Covenant Defeasance pursuant to Article 8.

At the request and expense of the Issuer, the Collateral Agent and, to the extent reasonably requested, the Trustee will take such actions reasonably requested by the Issuer to evidence the automatic and unconditional release of Collateral securing the Notes and the Note Guarantees, in accordance with the provisions of this Indenture, the relevant Intercreditor Agreements and the relevant Security Documents. Each of the releases set forth in this Section 13.02 shall be effected by the Collateral Agent without the consent of the Holders or any action on the part of the Trustee (unless action is required by it to evidence such release). In connection with a release of Collateral, an Officer’s Certificate and an Opinion of Counsel to the Trustee and the Collateral Agent will be required and neither the Trustee nor the Collateral Agent shall have any liability for release given in reliance on such Officer’s Certificate.

Notwithstanding the foregoing, by acceptance of a beneficial ownership interest in the Notes, each Holder expressly and irrevocably agrees that it will not hinder, or direct the Trustee or the Collateral Agent to take any action that will hinder, the automatic release of any Collateral provided for by this Section 13.02 to the extent the Issuer determines in good faith that the applicable transaction is permitted under this Supplemental Indenture (including, without limitation, in connection with any Disposition to Persons other than the Issuer or a Subsidiary Guarantor permitted under this Supplemental Indenture), and each Holder expressly and irrevocably agrees that the Trustee and the Collateral Agent shall be authorized to, and shall, take such actions requested by the Issuer, and in any event, such other actions as are necessary to give effect to such release, to release any such Collateral to the extent authorized to do so by this Section 13.02 without any obligation or requirement to notify or obtain consent from any Holder (and the Trustee and the Collateral Agent shall not condition any such actions on providing notice to, or obtaining consent from, the Holders).

Section 13.03  Collateral Agent.

The Collateral Agent shall hold (directly or through co-trustees or agents), and will be entitled to enforce, all Liens on the Collateral created by the Security Documents.

Except as provided in the Security Documents, the Collateral Agent shall not be obligated:

(A)           to act upon directions purported to be delivered to it by any Person;

(B)            to foreclose upon or otherwise enforce any Lien; or

(C)            to take any other action whatsoever with regard to any or all of the Security Documents, the Liens created thereby or the Collateral.

The rights, privileges, protections, immunities and benefits given to the Trustee under the Indenture, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Collateral Agent.

Section 13.04  Further Assurances; Insurance.

Subject to the limitations set forth in the Security Documents and the Intercreditor Agreements, the Issuer and each of the Subsidiary Guarantors shall cause to execute, acknowledge, deliver and cause to be duly filed all such further instruments and documents and take all such actions that may be required or that the Collateral Agent from time to time may reasonably request (as directed by the holders of a majority in principal amount of the Notes then outstanding), to assure, preserve, protect and perfect the security interest in the Collateral and the rights and remedies contemplated therein.

Upon reasonable request of the Collateral Agent or otherwise provided under the Security Documents, at any time and from time to time, the Issuer and each of the Subsidiary Guarantors will promptly execute, acknowledge and deliver such Security Documents, instruments, certificates, notices and other documents, and take such other actions as shall be reasonably required, or that the Collateral Agent may reasonably request, to create, perfect, protect, assure or enforce the Liens and benefits intended to be conferred, in each case as contemplated by the Security Documents.

Section 13.05  Release of Collateral and Guarantees upon Investment Grade Event.

If on any date following the Acquisition Date, (a) an Investment Grade Event occurs with respect to a series of Notes, (b) the terms of all other Senior Lien Obligations, Pari Passu Lien Obligations and Junior Lien Obligations provide that the Liens on the Collateral securing such Senior Lien Obligations, Pari Passu Lien Obligations (including each other series of Notes then outstanding) and Junior Lien Obligations shall be, and substantially concurrently are, released, including any release that would be conditioned only on the release of the Collateral securing such Senior Lien Obligations, Pari Passu Lien Obligations and Junior Lien Obligations, (c) the Issuer has no greater than $250,000,000 of term B loans outstanding at such time and (d) the Issuer and its Subsidiaries would be permitted to incur all Liens existing as of such date (after giving effect to the release of the Liens on the Collateral securing such series of the Notes Obligations and the Liens described in the foregoing clause (b)) as if such Liens were incurred on such date, then, beginning on that day (such date, the “Collateral Release Date”), the Note Guarantees with respect to such series shall be released (to the extent the guarantees by the Subsidiary Guarantors of all other Senior Lien Obligations, Pari Passu Lien Obligations and Junior Lien Obligations are also released, whether or not such other guarantees can be reinstated), the Liens on the Collateral securing such series of Notes shall be released and the Issuer and its Subsidiaries will not be subject to Sections 4.07 and 4.09 with respect to such series of Notes. In the event the Collateral and Note Guarantees are released and Section 4.09 is no longer in effect upon an Investment Grade Event, the Collateral and the Note Guarantees will not be reinstated upon any subsequent downgrade or withdrawal of the Investment Grade Ratings, even if the Collateral and the Guarantees are reinstated with respect to other Senior Lien Obligations, Pari Passu Lien Obligations and Junior Lien Obligations; provided that notwithstanding the foregoing, the Issuer may elect for one or more Subsidiary Guarantors or co-issuers to remain as Subsidiary Guarantors or co-issuers, as applicable, with respect to such series of Notes following the Collateral Release Date, and any such election shall not limit or otherwise affect the release of the Collateral, the release of the Note Guarantees provided by any other Subsidiary Guarantor or co-issuer or the cessation of the applicability of Sections 4.07 and 4.09 with respect to such series of Notes, and the Issuer may elect to release any such retained Subsidiary Guarantor or co-issuer at any time following the Collateral Release Date in its sole and absolute discretion and without any further requirements under the Indenture.

[Signatures on following page]

Dated as of October 5, 2026

Paramount Skydance Corporation, as the Issuer

By:	/s/ James Morrison
	Name:	James C. Morrison
	Title:	Treasurer

[Signature Page to Supplemental Indenture]

Deutsche Bank Trust Company Americas, as Trustee

By:	/s/ Denise Kellerk
	Name:	Denise Kellerk
	Title:	Vice President

By:	/s/ Carol Ng
	Name:	Carol Ng
	Title:	Vice President

Deutsche Bank Trust Company Americas, as Collateral Agent

By:	/s/ Denise Kellerk
	Name:	Denise Kellerk
	Title:	Vice President

By:	/s/ Carol Ng
	Name:	Carol Ng
	Title:	Vice President

[Signature Page to Supplemental Indenture]

EXHIBIT A-1

[THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE SUPPLEMENTAL INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (1) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.06 OF THE SUPPLEMENTAL INDENTURE, (2) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE SUPPLEMENTAL INDENTURE, (3) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE SUPPLEMENTAL INDENTURE AND (4) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE ISSUER. UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (570 WASHINGTON BOULEVARD, JERSEY CITY, NJ 07310) (“DTC”), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]1

1              Include Global Note Legend, if applicable.

A-1-1

[THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, (1) REPRESENTS ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED SECURITIES THAT (A) IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT), (B) IT IS AN INSTITUTIONAL ACCREDITED INVESTOR, AS DEFINED IN SEC RULE 501(A)(1), (2), (3), OR (7), OR (C) IT IS A NON-U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT AND IN ACCORDANCE WITH THE LAWS APPLICABLE TO SUCH PURCHASER IN THE JURISDICTION IN WHICH SUCH PURCHASE IS MADE AND (2) AGREES TO OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE EXPIRATION OF THE APPLICABLE HOLDING PERIOD WITH RESPECT TO RESTRICTED SECURITIES SET FORTH IN RULE 144 UNDER THE SECURITIES ACT, ONLY (A) TO THE ISSUER OR ANY OF THEIR SUBSIDIARIES, (B) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHICH NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (C) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT AND IN ACCORDANCE WITH THE LAWS APPLICABLE TO IT IN THE JURISDICTION IN WHICH SUCH PURCHASE IS MADE, (D) TO AN INSTITUTIONAL “ACCREDITED INVESTOR” WITHIN THE MEANING OF RULE 501 UNDER THE SECURITIES ACT THAT IS ACQUIRING THE SECURITY FOR ITS OWN ACCOUNT, OR FOR THE ACCOUNT OF SUCH AN ACCREDITED INVESTOR, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO, OR FOR OFFER OR SALE IN CONNECTION WITH, ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, (E) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BECOME OR BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, OR (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE ISSUER’S AND THE TRUSTEE’S, OR REGISTRAR’S, AS APPLICABLE, RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (C), (D) OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATIONS AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM, AND IN EACH OF THE FOREGOING CASES, A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE OTHER SIDE OF THIS SECURITY COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE TRUSTEE OR REGISTRAR. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE EXPIRATION OF THE APPLICABLE HOLDING PERIOD WITH RESPECT TO RESTRICTED SECURITIES SET FORTH IN RULE 144 UNDER THE SECURITIES ACT.]2

2              Include Private Placement Legend, if applicable.

A-1-2

[Face of Note]

CUSIP NO. [ ]3

ISIN [ ]

8.250% Senior Secured Second Lien Notes due 2031

No. [   ]

$[                       ]

Paramount Skydance Corporation

promises to pay to [          ] or to registered assigns the principal amount of [               ] DOLLARS on October 15, 2031

Interest Payment Dates: April 15 and October 15

Record Dates: April 1 and October 1

Subject to restrictions set forth in this Note.

3

144A Notes: 69932A AN5

Reg S Notes: U7010Q AN2

144A Notes: US69932AAN54

Reg S Notes: USU7010QAN26

A-1-3

IN WITNESS WHEREOF, the Issuer has caused this instrument to be duly executed.

Dated: [                     ]

PARAMOUNT SKYDANCE CORPORATION

By:
Name:
Title:

A-1-4

This is one of the Notes referred to

in the within-mentioned Supplemental Indenture:

DEUTSCHE BANK TRUST COMPANY AMERICAS,

as Trustee

By:
Authorized Signatory

Dated: [ ]

A-1-5

[Back of Note]

8.250% Senior Secured Second Lien Notes due 2031

Capitalized terms used herein shall have the meanings assigned to them in the Supplemental Indenture referred to below unless otherwise indicated. For the purposes of this Note, “Notes” shall refer to the 8.250% Senior Secured Second Lien Notes due 2031 of the Issuer.

1.            INTEREST. The Issuer promises to pay interest on the principal amount of this Note at the rate of 8.250% per annum from October 5, 2026 until maturity. The Issuer will pay interest semi-annually in arrears on April 15 and October 15 of each year (each, an “Interest Payment Date”), or if any such day is not a Business Day, on the next succeeding Business Day. Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from October 5, 2026; provided that if there is no existing Default in the payment of interest, and if this Note is authenticated between a record date referred to on the face and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided, further, that the first Interest Payment Date shall be April 15, 2027. The Issuer shall pay interest (including post-petition interest in any proceeding under the Bankruptcy Code) on overdue principal and premium, if any, from time to time on demand at a rate that is equal to the rate then in effect; they shall pay interest (including post-petition interest in any proceeding under the Bankruptcy Code) on overdue installments of interest (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

2.            METHOD OF PAYMENT. The Issuer shall pay interest on the Notes (except defaulted interest) to the Persons who are registered Holders at the close of business on April 1 and October 1 next preceding the Interest Payment Date, even if such Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Supplemental Indenture with respect to defaulted interest. The Notes will be payable as to principal, premium, if any, and interest at the office or agency of the Issuer maintained for such purpose within or without the City and State of New York, or, at the option of the Issuer, payment of interest may be made by check mailed to the Holders at their addresses set forth in the register of Holders; provided that payment by wire transfer of immediately available funds will be required with respect to principal of and interest and premium on all Global Notes and all other Notes the Holders of which shall have provided wire transfer instructions to the Issuer or the Paying Agent. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

3.            PAYING AGENT AND REGISTRAR. Initially, Deutsche Bank Trust Company Americas, the Trustee under the Supplemental Indenture, will act as Paying Agent and Registrar. The Issuer may change any Paying Agent or Registrar without notice to any Holder. The Issuer or any of its Subsidiaries may act in any such capacity.

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4.            INDENTURE. The Issuer issued the Notes under an Indenture dated as of October 5, 2026 (the “Base Indenture”), among Paramount Skydance Corporation and Deutsche Bank Trust Company Americas, as Trustee, as supplemented by the Second Supplemental Indenture dated as of October 5, 2026 (the “Supplemental Indenture”), among Paramount Skydance Corporation and Deutsche Bank Trust Company Americas, as Trustee and Collateral Agent. The terms of the Notes include those stated in the Supplemental Indenture. The Notes are subject to all such terms, and Holders are referred to the Supplemental Indenture for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Supplemental Indenture, the provisions of the Supplemental Indenture shall govern and be controlling.

5.            OPTIONAL REDEMPTION.

(a)            On and after October 15, 2028, the Issuer may redeem the Notes at its option, in whole at any time or in part from time to time, at the following redemption prices (expressed as a percentage of principal amount), plus accrued and unpaid interest, if any, to (but not including) the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date falling prior to or on the redemption date), if redeemed during the 12-month period commencing on October 15 of the years set forth below:

Period	Redemption Price
2028	104.125%
2029	102.063%
2030 and thereafter	100.000%

(b)            In addition, prior to October 15, 2028, the Issuer may redeem the Notes at its option, in whole at any time or in part from time to time, at a redemption price equal to 100% of the principal amount of the Notes redeemed plus the Applicable Premium as of the date of the redemption notice, and accrued and unpaid interest, if any, to (but not including) the applicable redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date falling prior to or on the redemption date). For the avoidance of doubt, calculation of the Applicable Premium shall not be the duty or obligation of the Trustee, registrar, transfer agent or any paying agent.

(c)            Notwithstanding the foregoing, at any time and from time to time prior to October 15, 2028, the Issuer may redeem up to 40% of the aggregate principal amount of the Notes (calculated after giving effect to any issuance of Additional Notes of such series), with an aggregate amount less than or equal to the Net Cash Proceeds of one or more Equity Offerings, at a redemption price (expressed as a percentage of the principal amount thereof) equal to 108.250%, plus accrued and unpaid interest, if any, to (but not including) the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date falling prior to or on the redemption date).

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(d)            Notwithstanding the foregoing, prior to October 15, 2028, the Issuer may redeem during each calendar year (with unused amounts in any calendar year being permitted to be carried over to subsequent calendar years, including any amounts previously carried over) commencing with the calendar year in which the Issue Date occurs up to 10% of the aggregate principal amount of the Notes initially issued on the Issue Date, plus the aggregate principal amount of any Additional Notes originally issued, at its option, from time to time at a redemption price equal to 103% of the aggregate principal amount of the Notes redeemed, plus accrued and unpaid interest, if any, to (but not including) the redemption date (subject to the right of holders of Notes on the relevant record date to receive interest due on the relevant interest payment date falling on or prior to the redemption date).

6.            MANDATORY REDEMPTION.

(a)            Except as otherwise provided in Paragraph 7 or 8 below, the Issuer shall not be required to make mandatory redemption payments with respect to the Notes.

7.            REPURCHASE AT OPTION OF HOLDER.

(a)            If a Change of Control Triggering Event with respect to the Notes occurs after the Issue Date, unless the Issuer has previously or concurrently sent a redemption notice with respect to all the outstanding Notes pursuant to Section 3.07 of the Supplemental Indenture, the Issuer will make an offer to purchase all of the Notes pursuant to Section 4.08 of the Supplemental Indenture (the “Change of Control Offer”) at a price in cash (the “Change of Control Payment”) equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest, if any, to, but excluding, the date of purchase, subject to the right of Holders of the Notes of record on the relevant record date to receive interest due on the relevant interest payment date falling prior to or on the purchase date. Within 60 days following any Change of Control Triggering Event, the Issuer will send (or cause to be sent) notice of such Change of Control Offer electronically or by first-class mail, with a copy to the Trustee, to each Holder of Notes to the address of such Holder appearing in the security register or otherwise in accordance with the Applicable Procedures of DTC describing the transaction or transactions that constitute the Change of Control and offering to repurchase Notes on the Change of Control Payment Date specified in such notice, pursuant to the procedures required by the Supplemental Indenture and described in such notice. The Issuer will not be required to make a Change of Control Offer following a Change of Control Triggering Event if (i) a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Supplemental Indenture applicable to a Change of Control Offer made by the Issuer and purchases all Notes validly tendered and not validly withdrawn under such Change of Control Offer or (ii) in connection with or in contemplation of any Change of Control Triggering Event, the Issuer (or any Affiliate of the Issuer) or a third party has made an offer to purchase (an “Alternate Offer”) any and all Notes validly tendered at a cash price equal to or higher than the Change of Control Payment and has purchased all Notes properly tendered in accordance with the terms of the Alternate Offer.

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(b)            At any time prior to the Collateral Release Date, if the Issuer or any Subsidiary Guarantor disposes of any property or assets constituting Collateral pursuant to the General Asset Sale Basket (other than Dispositions in the ordinary course of business), which results in the receipt by the Issuer or any Subsidiary Guarantor of Net Cash Proceeds in excess of the greater of (x) $5,000,000,000 and (y) an Acquisition Date Metric percentage of TTM Consolidated Adjusted EBITDA for any transaction or series of related transactions (such amount of Net Cash Proceeds, the “Excess Proceeds”), the Issuer shall make an Asset Sale offer pursuant to Section 4.07 of the Supplemental Indenture no later than ten Business Days after the expiration of the Proceeds Application Period to all holders of Notes and, if required by the terms of any Senior Lien Obligations and Pari Passu Lien Obligations, to all holders of such Senior Lien Obligations or Pari Passu Lien Obligations, as applicable, to purchase a principal amount equal to the Applicable Percentage of such Excess Proceeds (the “Applicable Proceeds”) of such Notes, Senior Lien Obligations or Pari Passu Lien Obligations, as applicable, on a pro rata basis, that may be purchased out of such Applicable Proceeds, if any, at an offer price, in the case of the Notes, in cash in an amount equal to 100% of the principal amount thereof (or in the event such other Indebtedness was issued with original issue discount, 100% of the accreted value thereof), plus accrued and unpaid interest, if any (or such lesser price with respect to such Senior Lien Obligations or Pari Passu Lien Obligations, if any, as may be provided by the terms of such other Indebtedness), to (but not including) the date fixed for the closing of such offer, in accordance with the procedures set forth in the Indenture and the agreement governing such other Senior Lien Obligations or Pari Passu Lien Obligations, as applicable. The Issuer may satisfy the foregoing obligations with respect to any Disposition by making an Asset Sale Offer at any time prior to the expiration of the application period. Any Net Cash Proceeds in excess of the Applicable Proceeds shall not be subject to Section 4.07 of the Supplemental Indenture and shall be permitted to be used for any purpose in the Issuer’s discretion. If any Net Cash Proceeds realized or received in any Disposition are subject to Section 4.07 of the Supplemental Indenture, at the option of the Issuer or any Subsidiary Guarantor, the Issuer or any Subsidiary Guarantor may (in lieu of making a prepayment pursuant to the foregoing provisions) elect to apply an amount equal to the Applicable Proceeds from such Disposition, at its option, (a) to reinvest an amount equal to the Applicable Proceeds in the business of the Issuer or any of its Subsidiaries, including in any assets (including, without limitation, content assets and related rights) used or useful for the business of the Issuer and its Subsidiaries (which shall include, without limitation, Capital Expenditures and related transactions expenses) within 540 days following receipt of such Net Cash Proceeds or if the Issuer or any of the Subsidiaries enters into a legally binding commitment to reinvest such Net Cash Proceeds within 540 days following receipt of such Applicable Proceeds, no later than 180 days after the end of such 540-day period, or (b) to apply such Applicable Proceeds to reduce, redeem, repay or repurchase (i) any Senior Lien Obligations then outstanding, (ii) Pari Passu Lien Obligations (provided that if the Issuer or any Subsidiary Guarantor shall so reduce such Pari Passu Lien Obligations other than the Notes, the Issuer will (A) equally and ratably reduce Obligations under the Notes as provided in Section 3.07 of the Supplemental Indenture or through open market purchases or (B) make an offer (in accordance with the procedures set forth above for an Asset Sale Offer) to all Holders to purchase at a purchase price equal to 100% of the principal amount thereof, plus accrued and unpaid interest, if any, the principal amount of Notes that would otherwise be redeemed under subclause (A) above), or (iii) Indebtedness of Non-Guarantor Subsidiaries, in each case within 540 days following receipts of such Net Cash Proceeds; provided, further, that the Issuer may elect to deem expenditures that otherwise would be permissible as a reinvestment of such Net Cash Proceeds under clause (a) above or any such prepayment described in clause (b) above that occurred prior to the receipt of such Net Cash Proceeds to have been reinvested in accordance with this paragraph if such expenditures or prepayment were made no earlier than the earlier of the execution of a definitive agreement or letter of intent for the Disposition giving rise to such Net Cash Proceeds. Net Cash Proceeds received by the Issuer or any Subsidiary Guarantor as a result of a Disposition pursuant to Section 4.07 of the Supplemental Indenture may be applied to any transaction not prohibited by the Indenture during the 540-day period following their receipt (such 540-day period, as may be extended by clause (a) above, shall constitute the “Proceeds Application Period”). To the extent that the aggregate amount of Notes and any Senior Lien Obligations or Pari Passu Lien Obligations, as applicable, tendered or otherwise surrendered in connection with an Asset Sale Offer made with Excess Proceeds is less than the amount offered in an Asset Sale Offer, the Issuer may use any remaining Excess Proceeds for any purpose not otherwise prohibited by the Indenture. If the aggregate principal amount of Notes and Senior Lien Obligations or Pari Passu Lien Obligations, as applicable, tendered or otherwise surrendered by holders thereof exceeds the amount offered in an Asset Sale Offer, the Issuer shall select the applicable Notes (and the Issuer or its agents shall select such Senior Lien Obligations or Pari Passu Lien Obligations, as applicable) to be purchased in the manner as provided in Section 3.09 of the Supplemental Indenture. Upon completion of any such Asset Sale Offer, the amount of Applicable Proceeds and Excess Proceeds shall be reset at zero. To the extent the Excess Proceeds exceed the outstanding aggregate principal amount of the Notes (and, if required by the terms thereof, the Senior Lien Obligations or Pari Passu Lien Obligations, as applicable), the Issuer needs to only make an Asset Sale Offer up to the outstanding aggregate principal amount of Notes (and any such Senior Lien Obligations or Pari Passu Lien Obligations, as applicable), and any additional Excess Proceeds shall not be subject to Section 4.07 of the Supplemental Indenture and shall be permitted to be used for any purpose in the Issuer’s discretion. The Issuer will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations to the extent such laws or regulations are applicable in connection with the purchase of the Notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of the Indenture, the Issuer will comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations described in the Indenture by virtue thereof. Holders of Notes that are the subject of an offer to purchase will receive an Asset Sale Offer from the Issuer prior to any related purchase date and may elect to have such Notes purchased by completing the form entitled “Option of Holder to Elect Purchase” on the reverse side of the Notes.

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8.            SPECIAL MANDATORY REDEMPTION. In the event that a special mandatory redemption event occurs, the Issuer will be required to redeem the Notes in whole at a special mandatory redemption price equal to 101.0% of the initial issue price of the Notes, plus accrued and unpaid interest from and including the date of initial issuance of such Notes, or the most recent date to which interest has been paid on such Notes, whichever is later, to, but not including, the special mandatory redemption date. Upon the occurrence of a special mandatory redemption event, the Issuer will promptly (but in no event later than five Business Days following such special mandatory redemption event) cause notice to be delivered electronically or mailed by first-class mail, postage prepaid, with a copy to the Trustee, to each Holder of the Notes at its registered address. The notice will inform holders that the Notes will be redeemed on the third Business Day following the redemption notice date and that all of the outstanding Notes will be redeemed at the special mandatory redemption price on the special mandatory redemption date automatically and without any further action by the holders of the Notes. At or prior to 10:00 a.m., New York City time, on the special mandatory redemption date, the Issuer will deposit with the Trustee funds sufficient to pay the special mandatory redemption price for the Notes. If such deposit is made as provided in accordance with this paragraph 8, the Notes will cease to bear interest on and after the special mandatory redemption date.

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9.            DENOMINATIONS, TRANSFER, EXCHANGE. The Notes are in registered form without coupons in denominations of $2,000 and integral multiples of $1,000 in excess thereof. The transfer of Notes may be registered and Notes may be exchanged as provided in the Supplemental Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents, and the Issuer may require a Holder to pay any taxes and fees required by law or permitted by the Supplemental Indenture. The Issuer and the Registrar will not be required to transfer or exchange any Note selected for redemption or tendered (and not withdrawn) for repurchase in connection with a Change of Control Offer or an Alternate Offer. The Issuer and the Registrar will not be required to transfer or exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part. Also, the Issuer and the Registrar will not be required to transfer or exchange any Note for a period of 15 days before the delivery of a notice of redemption of Notes to be redeemed or between record date and payment date.

10.            PERSONS DEEMED OWNERS. The registered Holder of a Note may be treated as its owner for all purposes.

11.            AMENDMENT, SUPPLEMENT AND WAIVER. Subject to certain exceptions, the Supplemental Indenture, the Intercreditor Agreements, any Note Guarantee, the Security Documents or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in aggregate principal amount of the then outstanding Notes (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes). Subject to certain exceptions, any existing Default or compliance with any provision of the Supplemental Indenture or the Notes may be waived, including by way of amendment, with the consent of the Holders of a majority in aggregate principal amount of the then outstanding Notes (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes). Without the consent of any Holder of a Note, the Issuer, the Trustee and the Collateral Agent may amend or supplement the Supplemental Indenture, the Intercreditor Agreements, any Note Guarantee, any Security Document, or the Notes (i) to cure any ambiguity, omission, mistake, defect or inconsistency, (ii) to provide for the assumption by a successor Person of the obligations of the Issuer or any Subsidiary Guarantor under the Supplemental Indenture or the Security Documents, (iii) to provide for uncertificated Notes in addition to or in place of certificated Notes (provided that the uncertificated Notes are issued in registered form for purposes of Section 163(f) of the Code, or in a manner such that the uncertificated Notes are described in Section 163(f)(2)(B) of the Code), (iv) to (A) add a Subsidiary Guarantor as a co-issuer of the Notes or to release any previously added co-issuer of the Notes; provided that a co-issuer may not be released as a Subsidiary Guarantor unless otherwise permitted pursuant to the Supplemental Indenture, (B) add Guarantees with respect to the Notes or to add additional Collateral to secure the Notes and the Note Guarantees and (C) add a holding company above the Issuer to the extent not prohibited pursuant to the Supplemental Indenture and, at the Issuer’s election, to modify any or all covenants such that they apply to such new holding company and its Subsidiaries rather than the Issuer and its Subsidiaries; provided that (x) such holding company does not own any material assets other than equity interest in the Issuer and (y) prior to the Collateral Release Date, such holding entity will provide a pledge of its equity interest in the Issuer, (v) to add to the covenants of the Issuer or any Subsidiary Guarantor for the benefit of the Holders of the Notes or to surrender any right or power conferred upon the Issuer or any Subsidiary Guarantor, (vi) to make any change that would provide any additional rights or benefits to Holders or that does not adversely affect the legal rights under the Supplemental Indenture of any such Holder, (vii) to conform the text of the Supplemental Indenture, the Notes, any Note Guarantee, the Intercreditor Agreements or any Security Document to any provision under the heading “Description of Notes” in the Offering Memorandum, (viii) to make any amendment to the provisions of the Supplemental Indenture relating to the transfer and legending of Notes; provided, however, that (a) compliance with the Supplemental Indenture as so amended would not result in notes being transferred in violation of the Securities Act or any other applicable securities law and (b) such amendment does not materially and adversely affect the rights of Holders to transfer Notes; (ix) to release Collateral from the Lien under the Security Documents when permitted or required by the Security Documents, the Supplemental Indenture or the Intercreditor Agreements, (x) to evidence and provide for the acceptance and appointment under the Supplemental Indenture of a successor Trustee or Collateral Agent thereunder pursuant to the requirements thereof, (xi) to release a Subsidiary Guarantor pursuant to the terms of Article 10 of the Supplemental Indenture, or (xii) to make any amendment to the provisions of the Supplemental Indenture or the Notes to eliminate the effect of any accounting change or in the application thereof.

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12.            DEFAULTS AND REMEDIES. Each of the following is an Event of Default: (i) default in the payment of interest on the Notes when due, continued for 30 consecutive days on the Notes, (ii) default in payment of principal of any Note when due at maturity, upon optional redemption, upon required purchase, upon declaration of acceleration or otherwise, (iii) the failure by the Issuer or any Subsidiary Guarantor to comply for 60 days after notice with its covenants or other agreements (other than those described in the immediately preceding clauses (i) and (ii) above); provided that in the case of a failure to comply with Section 4.02 of the Base Indenture, such period of continuance of such default or breach shall be 120 days after written notice described in this clause (ⅲ) has been given; provided further that (x) a default under this clause (iii) will not constitute an Event of Default with respect to the Notes until the Trustee or the Holders of 30% in principal amount of the outstanding Notes notify the Issuer of the default and the Issuer does not cure such default within the time specified after receipt of such notice and (y) a notice of default may not be given with respect to any action taken, and reported publicly or to Holders, more than two years prior to such notice of default, (iv) (I) the Issuer or any Subsidiary Guarantor that is a Material Subsidiary (or group of Subsidiary Guarantors that, taken together, would constitute a Material Subsidiary) pursuant to or within the meaning of the Bankruptcy Code: (a) commences a voluntary case, (b) consents to the entry of an order for relief against it in an involuntary case, (c) consents to the appointment of a custodian of it or for all or substantially all of its property, or (d) makes a general assignment for the benefit of its creditors; or (II) a court of competent jurisdiction enters an order or decree under the Bankruptcy Code that (a) is for relief against the Issuer or a Subsidiary Guarantor that is a Material Subsidiary (or group of Subsidiary Guarantors that, taken together, would constitute a Material Subsidiary) in an involuntary case; (b) appoints a custodian of the Issuer or a Subsidiary Guarantor that is a Material Subsidiary (or group of Subsidiary Guarantors that, taken together, would constitute a Material Subsidiary) or for all or substantially all of the property of the Issuer or a Subsidiary Guarantor that is a Material Subsidiary (or group of Subsidiary Guarantors that, taken together, would constitute a Material Subsidiary); or (c) orders the liquidation of the Issuer or a Subsidiary Guarantor that is a Material Subsidiary (or group of Subsidiary Guarantors that, taken together, would constitute a Material Subsidiary), and the order or decree remains unstayed and in effect for 60 consecutive days; (v) any Note Guarantee of any Subsidiary Guarantor that is a Material Subsidiary (or Note Guarantees of any group of Subsidiary Guarantors that, taken together, would constitute a Material Subsidiary) ceases to be in full force and effect (other than in accordance with the terms of such Note Guarantee and/or the Supplemental Indenture) or any Subsidiary Guarantor denies or disaffirms its obligations in writing under its Note Guarantee; and (vi) a material portion of the Collateral ceases to be subject to the Liens of the Security Documents (other than in accordance with the terms of the Supplemental Indenture and the Security Documents) or the Issuer or Subsidiary Guarantor denies or disaffirms its obligations in writing under the Security Documents to which it is party.

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If an Event of Default arising from (ⅳ) above with respect to the Issuer occurs and is continuing the principal of and accrued but unpaid interest on all outstanding Notes shall ipso facto become due and payable without any declaration or other act on the part of the Trustee or any Holders of the Notes.

If any other Event of Default with respect to the Notes occurs and is continuing, the Trustee or the Holders of at least 30% in principal amount of the then outstanding Notes may declare the principal of and accrued but unpaid interest on all Notes to be due and payable immediately. The Holders of a majority in aggregate principal amount of the Notes then outstanding by written notice to the Trustee may on behalf of all of the Holders rescind an acceleration and its consequences with respect to such Notes if the rescission would not conflict with any judgment or decree and if all existing Events of Default (except non-payment of principal, interest or premium that has become due solely because of the acceleration) have been cured or waived. Any time period in the Indenture to cure any actual or alleged Default or Event of Default with respect to the Notes may be extended or stayed by a court of competent jurisdiction to the extent such actual or alleged Default or Event of Default is the subject of litigation.

Any Noteholder Direction provided by any one or more Directing Holders must be accompanied by a Position Representation, which representation, in the case of a Default Direction shall be deemed repeated at all times until the resulting Event of Default is cured or otherwise ceases to exist or the Notes are accelerated. In addition, each Directing Holder must, at the time of providing a Noteholder Direction, make a Verification Covenant. In any case in which the Holder is DTC or its nominee, any Position Representation or Verification Covenant required hereunder shall be provided by the beneficial owner of the Notes in lieu of DTC or its nominee, and DTC shall be entitled to rely on such Position Representation and Verification Covenant in delivering its direction to the Trustee.

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If, following the delivery of a Noteholder Direction, but prior to acceleration of the Notes, the Issuer determines in good faith that there is a reasonable basis to believe a Directing Holder was, at any relevant time, in breach of its Position Representation and provides to the Trustee evidence that the Issuer has initiated litigation in a court of competent jurisdiction seeking a determination that such Directing Holder was, at such time, in breach of its Position Representation, and seeking to invalidate any Event of Default that resulted from the applicable Noteholder Direction, the cure period with respect to such Default shall be automatically stayed and the cure period with respect to such Event of Default shall be automatically reinstituted and any remedy stayed pending a final and non-appealable determination of a court of competent jurisdiction on such matter.

If, following the delivery of a Noteholder Direction, but prior to acceleration of the Notes, the Issuer provides to the Trustee an Officer’s Certificate stating that a Directing Holder failed to satisfy its Verification Covenant, the cure period with respect to such Default shall be automatically stayed and the cure period with respect to any Event of Default that resulted from the applicable Noteholder Direction shall be automatically reinstituted and any remedy stayed until such time as the Issuer provides the Trustee with an Officer’s Certificate that the Verification Covenant has been satisfied; provided that the Issuer shall promptly deliver such Officer’s Certificate to the Trustee upon becoming aware that the Verification Covenant has been satisfied. Any breach of the Position Representation (as evidenced by the delivery to the Trustee of the Officer’s Certificate stating that a Directing Holder failed to satisfy its Verification Covenant) shall result in such Holder’s participation in such Noteholder Direction being disregarded; and if, without the participation of such Holder, the percentage of Notes held by the remaining Holders that provided such Noteholder Direction would have been insufficient to validly provide such Noteholder Direction, such Noteholder Direction shall be void ab initio, with the effect that such Event of Default shall be deemed never to have occurred, acceleration voided and the Trustee shall be deemed not to have received such Noteholder Direction or any notice of such Default or Event of Default.

Notwithstanding anything in the preceding two paragraphs to the contrary, any Noteholder Direction delivered to the Trustee during the pendency of an Event of Default as the result of a bankruptcy or similar direction shall not require compliance with the foregoing paragraphs.

13.            TRUSTEE DEALINGS WITH ISSUER. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Issuer or its Affiliates, and may otherwise deal with the Issuer or its Affiliates, as if it were not the Trustee.

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14.            NO RECOURSE AGAINST OTHERS. A director, officer, employee, incorporator or stockholder of the Issuer or any Subsidiary Guarantor or any of their parent companies or subsidiaries, as such, shall not have any liability for any obligations of the Issuer under the Notes, any Note Guarantee, any Security Document, any Intercreditor Agreement or the Supplemental Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes. Such waiver and release may not be effective to waive liabilities under the U.S. federal securities laws, and it is the view of the SEC that such a waiver is against public policy.

15.            GOVERNING LAW. THE INTERNAL LAWS OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS NOTE AND THE SUPPLEMENTAL INDENTURE WITHOUT GIVING EFFECT TO THE APPLICABLE PRINCIPLES OF CONFLICTS OF LAWS TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY. EACH OF THE PARTIES HERETO AND THE HOLDERS AGREE TO SUBMIT TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS NOTE.

16.            AUTHENTICATION. This Note shall not be valid until authenticated by the manual or electronic signature of the Trustee or an authenticating agent.

17.            ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

18.            CUSIP NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuer has caused CUSIP numbers to be printed on the Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

The Issuer will furnish to any Holder upon written request and without charge a copy of the Supplemental Indenture and/or the Base Indenture, as applicable. Requests may be made to the Issuer:

c/o Paramount Skydance Corporation
1515 Broadway
New York, New York 10036
Attention: Chief Legal Officer and General Counsel

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ASSIGNMENT FORM

To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to:

(Insert assignee’s legal name)

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint ________________________________________________ to transfer this Note on the books of the Issuer. The agent may substitute another to act for him.

Date:______________________________

Your Signature: _____________________________________________________
(Sign exactly as your name appears on the face of this Note)

Signature Guarantee*:________________________________________________

* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

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OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Note purchased by the Issuer pursuant to Section 4.07 or 4.08 of the Supplemental Indenture, check the appropriate box below:

☐ Section 4.07         ☐ Section 4.08

If you want to elect to have only part of the Note purchased by the Issuer pursuant to Section 4.07 or Section 4.08 of the Supplemental Indenture, state the amount you elect to have purchased:

$ _______________________

Date:____________________

Your Signature:_____________________________________________________
(Sign exactly as your name appears on the face of this Note)

Tax Identification No.: _______________________________________________

Signature Guarantee*: _______________________________________________

* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

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SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE*

The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease (or increase)	Signature of authorized officer of Trustee or Note Custodian

* This schedule should be included only if the Note is issued in global form.

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EXHIBIT A-2

[THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE SUPPLEMENTAL INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (1) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.06 OF THE SUPPLEMENTAL INDENTURE, (2) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE SUPPLEMENTAL INDENTURE, (3) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE SUPPLEMENTAL INDENTURE AND (4) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE ISSUER. UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (570 WASHINGTON BOULEVARD, JERSEY CITY, NJ 07310) (“DTC”), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]4

4 Include Global Note Legend, if applicable.

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[THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, (1) REPRESENTS ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED SECURITIES THAT (A) IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT), (B) IT IS AN INSTITUTIONAL ACCREDITED INVESTOR, AS DEFINED IN SEC RULE 501(A)(1), (2), (3), OR (7), OR (C) IT IS A NON-U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT AND IN ACCORDANCE WITH THE LAWS APPLICABLE TO SUCH PURCHASER IN THE JURISDICTION IN WHICH SUCH PURCHASE IS MADE AND (2) AGREES TO OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE EXPIRATION OF THE APPLICABLE HOLDING PERIOD WITH RESPECT TO RESTRICTED SECURITIES SET FORTH IN RULE 144 UNDER THE SECURITIES ACT, ONLY (A) TO THE ISSUER OR ANY OF THEIR SUBSIDIARIES, (B) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHICH NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (C) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT AND IN ACCORDANCE WITH THE LAWS APPLICABLE TO IT IN THE JURISDICTION IN WHICH SUCH PURCHASE IS MADE, (D) TO AN INSTITUTIONAL “ACCREDITED INVESTOR” WITHIN THE MEANING OF RULE 501 UNDER THE SECURITIES ACT THAT IS ACQUIRING THE SECURITY FOR ITS OWN ACCOUNT, OR FOR THE ACCOUNT OF SUCH AN ACCREDITED INVESTOR, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO, OR FOR OFFER OR SALE IN CONNECTION WITH, ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, (E) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BECOME OR BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, OR (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE ISSUER’S AND THE TRUSTEE’S, OR REGISTRAR’S, AS APPLICABLE, RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (C), (D) OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATIONS AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM, AND IN EACH OF THE FOREGOING CASES, A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE OTHER SIDE OF THIS SECURITY COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE TRUSTEE OR REGISTRAR. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE EXPIRATION OF THE APPLICABLE HOLDING PERIOD WITH RESPECT TO RESTRICTED SECURITIES SET FORTH IN RULE 144 UNDER THE SECURITIES ACT.]5

5 Include Private Placement Legend, if applicable.

A-2-2

[Face of Note]

CUSIP NO. [ ]6
ISIN [ ]
8.875% Senior Secured Second Lien Notes due 2034

No. [   ]

$[              ]

Paramount Skydance Corporation

promises to pay to [     ] or to registered assigns the principal amount of [     ] DOLLARS on October 15, 2034

Interest Payment Dates: April 15 and October 15

Record Dates: April 1 and October 1

Subject to restrictions set forth in this Note.

6

144A Notes: 69932A AP0

Reg S Notes: U7010Q AP7

144A Notes: US69932AAP03

Reg S Notes: USU7010QAP73

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IN WITNESS WHEREOF, the Issuer has caused this instrument to be duly executed.

Dated: [            ]

PARAMOUNT SKYDANCE CORPORATION

By:
Name:
Title:

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This is one of the Notes referred to

in the within-mentioned Supplemental Indenture:

DEUTSCHE BANK TRUST COMPANY AMERICAS,

as Trustee

By:
Authorized Signatory

Dated: [ ]

A-2-5

[Back of Note]

8.875% Senior Secured Second Lien Notes due 2034

Capitalized terms used herein shall have the meanings assigned to them in the Supplemental Indenture referred to below unless otherwise indicated. For the purposes of this Note, “Notes” shall refer to the 8.875% Senior Secured Second Lien Notes due 2034 of the Issuer.

1.            INTEREST. The Issuer promises to pay interest on the principal amount of this Note at the rate of 8.875% per annum from October 5, 2026 until maturity. The Issuer will pay interest semi-annually in arrears on April 15 and October 15 of each year (each, an “Interest Payment Date”), or if any such day is not a Business Day, on the next succeeding Business Day. Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from October 5, 2026; provided that if there is no existing Default in the payment of interest, and if this Note is authenticated between a record date referred to on the face and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided, further, that the first Interest Payment Date shall be April 15, 2027. The Issuer shall pay interest (including post-petition interest in any proceeding under the Bankruptcy Code) on overdue principal and premium, if any, from time to time on demand at a rate that is equal to the rate then in effect; they shall pay interest (including post-petition interest in any proceeding under the Bankruptcy Code) on overdue installments of interest (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

2.            METHOD OF PAYMENT. The Issuer shall pay interest on the Notes (except defaulted interest) to the Persons who are registered Holders at the close of business on April 1 and October 1 next preceding the Interest Payment Date, even if such Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Supplemental Indenture with respect to defaulted interest. The Notes will be payable as to principal, premium, if any, and interest at the office or agency of the Issuer maintained for such purpose within or without the City and State of New York, or, at the option of the Issuer, payment of interest may be made by check mailed to the Holders at their addresses set forth in the register of Holders; provided that payment by wire transfer of immediately available funds will be required with respect to principal of and interest and premium on all Global Notes and all other Notes the Holders of which shall have provided wire transfer instructions to the Issuer or the Paying Agent. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

3.            PAYING AGENT AND REGISTRAR. Initially, Deutsche Bank Trust Company Americas, the Trustee under the Supplemental Indenture, will act as Paying Agent and Registrar. The Issuer may change any Paying Agent or Registrar without notice to any Holder. The Issuer or any of its Subsidiaries may act in any such capacity.

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4.            INDENTURE. The Issuer issued the Notes under an Indenture dated as of October 5, 2026 (the “Base Indenture”), among Paramount Skydance Corporation and Deutsche Bank Trust Company Americas, as Trustee, as supplemented by the Second Supplemental Indenture dated as of October 5, 2026 (the “Supplemental Indenture”), among Paramount Skydance Corporation and Deutsche Bank Trust Company Americas, as Trustee and Collateral Agent. The terms of the Notes include those stated in the Supplemental Indenture. The Notes are subject to all such terms, and Holders are referred to the Supplemental Indenture for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Supplemental Indenture, the provisions of the Supplemental Indenture shall govern and be controlling.

5.            OPTIONAL REDEMPTION.

(a)            On and after October 15, 2029, the Issuer may redeem the Notes at its option, in whole at any time or in part from time to time, at the following redemption prices (expressed as a percentage of principal amount), plus accrued and unpaid interest, if any, to (but not including) the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date falling prior to or on the redemption date), if redeemed during the 12-month period commencing on October 15 of the years set forth below:

Period	Redemption Price
2029	104.438%
2030	102.219%
2031 and thereafter	100.000%

(b)            In addition, prior to October 15, 2029, the Issuer may redeem the Notes at its option, in whole at any time or in part from time to time, at a redemption price equal to 100% of the principal amount of the Notes redeemed plus the Applicable Premium as of the date of the redemption notice, and accrued and unpaid interest, if any, to (but not including) the applicable redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date falling prior to or on the redemption date). For the avoidance of doubt, calculation of the Applicable Premium shall not be the duty or obligation of the Trustee, registrar, transfer agent or any paying agent.

(c)            Notwithstanding the foregoing, at any time and from time to time prior to October 15, 2029, the Issuer may redeem up to 40% of the aggregate principal amount of the Notes (calculated after giving effect to any issuance of Additional Notes of such series), with an aggregate amount less than or equal to the Net Cash Proceeds of one or more Equity Offerings, at a redemption price (expressed as a percentage of the principal amount thereof) equal to 108.875%, plus accrued and unpaid interest, if any, to (but not including) the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date falling prior to or on the redemption date).

(d)            Notwithstanding the foregoing, prior to October 15, 2029, the Issuer may redeem during each calendar year (with unused amounts in any calendar year being permitted to be carried over to subsequent calendar years, including any amounts previously carried over) commencing with the calendar year in which the Issue Date occurs up to 10% of the aggregate principal amount of the Notes initially issued on the Issue Date, plus the aggregate principal amount of any Additional Notes originally issued, at its option, from time to time at a redemption price equal to 103% of the aggregate principal amount of the Notes redeemed, plus accrued and unpaid interest, if any, to (but not including) the redemption date (subject to the right of holders of Notes on the relevant record date to receive interest due on the relevant interest payment date falling on or prior to the redemption date).

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6.            MANDATORY REDEMPTION.

(a)            Except as otherwise provided in Paragraph 7 or 8 below, the Issuer shall not be required to make mandatory redemption payments with respect to the Notes.

7.            REPURCHASE AT OPTION OF HOLDER.

(a)            If a Change of Control Triggering Event with respect to the Notes occurs after the Issue Date, unless the Issuer has previously or concurrently sent a redemption notice with respect to all the outstanding Notes pursuant to Section 3.07 of the Supplemental Indenture, the Issuer will make an offer to purchase all of the Notes pursuant to Section 4.08 of the Supplemental Indenture (the “Change of Control Offer”) at a price in cash (the “Change of Control Payment”) equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest, if any, to, but excluding, the date of purchase, subject to the right of Holders of the Notes of record on the relevant record date to receive interest due on the relevant interest payment date falling prior to or on the purchase date. Within 60 days following any Change of Control Triggering Event, the Issuer will send (or cause to be sent) notice of such Change of Control Offer electronically or by first-class mail, with a copy to the Trustee, to each Holder of Notes to the address of such Holder appearing in the security register or otherwise in accordance with the Applicable Procedures of DTC describing the transaction or transactions that constitute the Change of Control and offering to repurchase Notes on the Change of Control Payment Date specified in such notice, pursuant to the procedures required by the Supplemental Indenture and described in such notice. The Issuer will not be required to make a Change of Control Offer following a Change of Control Triggering Event if (i) a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Supplemental Indenture applicable to a Change of Control Offer made by the Issuer and purchases all Notes validly tendered and not validly withdrawn under such Change of Control Offer or (ii) in connection with or in contemplation of any Change of Control Triggering Event, the Issuer (or any Affiliate of the Issuer) or a third party has made an offer to purchase (an “Alternate Offer”) any and all Notes validly tendered at a cash price equal to or higher than the Change of Control Payment and has purchased all Notes properly tendered in accordance with the terms of the Alternate Offer.

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(b)            At any time prior to the Collateral Release Date, if the Issuer or any Subsidiary Guarantor disposes of any property or assets constituting Collateral pursuant to the General Asset Sale Basket (other than Dispositions in the ordinary course of business), which results in the receipt by the Issuer or any Subsidiary Guarantor of Net Cash Proceeds in excess of the greater of (x) $5,000,000,000 and (y) an Acquisition Date Metric percentage of TTM Consolidated Adjusted EBITDA for any transaction or series of related transactions (such amount of Net Cash Proceeds, the “Excess Proceeds”), the Issuer shall make an Asset Sale offer pursuant to Section 4.07 of the Supplemental Indenture no later than ten Business Days after the expiration of the Proceeds Application Period to all holders of Notes and, if required by the terms of any Senior Lien Obligations and Pari Passu Lien Obligations, to all holders of such Senior Lien Obligations or Pari Passu Lien Obligations, as applicable, to purchase a principal amount equal to the Applicable Percentage of such Excess Proceeds (the “Applicable Proceeds”) of such Notes, Senior Lien Obligations or Pari Passu Lien Obligations, as applicable, on a pro rata basis, that may be purchased out of such Applicable Proceeds, if any, at an offer price, in the case of the Notes, in cash in an amount equal to 100% of the principal amount thereof (or in the event such other Indebtedness was issued with original issue discount, 100% of the accreted value thereof), plus accrued and unpaid interest, if any (or such lesser price with respect to such Senior Lien Obligations or Pari Passu Lien Obligations, if any, as may be provided by the terms of such other Indebtedness), to (but not including) the date fixed for the closing of such offer, in accordance with the procedures set forth in the Supplemental Indenture and the agreement governing such other Senior Lien Obligations or Pari Passu Lien Obligations, as applicable. The Issuer may satisfy the foregoing obligations with respect to any Disposition by making an Asset Sale Offer at any time prior to the expiration of the application period. Any Net Cash Proceeds in excess of the Applicable Proceeds shall not be subject to Section 4.07 of the Supplemental Indenture and shall be permitted to be used for any purpose in the Issuer’s discretion. If any Net Cash Proceeds realized or received in any Disposition are subject to Section 4.07 of the Supplemental Indenture, at the option of the Issuer or any Subsidiary Guarantor, the Issuer or any Subsidiary Guarantor may (in lieu of making a prepayment pursuant to the foregoing provisions) elect to apply an amount equal to the Applicable Proceeds from such Disposition, at its option, (a) to reinvest an amount equal to the Applicable Proceeds in the business of the Issuer or any of its Subsidiaries, including in any assets (including, without limitation, content assets and related rights) used or useful for the business of the Issuer and its Subsidiaries (which shall include, without limitation, Capital Expenditures and related transactions expenses) within 540 days following receipt of such Net Cash Proceeds or if the Issuer or any of the Subsidiaries enters into a legally binding commitment to reinvest such Net Cash Proceeds within 540 days following receipt of such Applicable Proceeds, no later than 180 days after the end of such 540-day period, or (b) to apply such Applicable Proceeds to reduce, redeem, repay or repurchase (i) any Senior Lien Obligations then outstanding, (ii) Pari Passu Lien Obligations (provided that if the Issuer or any Subsidiary Guarantor shall so reduce such Pari Passu Lien Obligations other than the Notes, the Issuer will (A) equally and ratably reduce Obligations under the Notes as provided in Section 3.07 of the Supplemental Indenture or through open market purchases or (B) make an offer (in accordance with the procedures set forth above for an Asset Sale Offer) to all Holders to purchase at a purchase price equal to 100% of the principal amount thereof, plus accrued and unpaid interest, if any, the principal amount of Notes that would otherwise be redeemed under subclause (A) above), or (iii) Indebtedness of Non-Guarantor Subsidiaries, in each case within 540 days following receipts of such Net Cash Proceeds; provided further, that the Issuer may elect to deem expenditures that otherwise would be permissible as a reinvestment of such Net Cash Proceeds under clause (a) above or any such prepayment described in clause (b) above that occurred prior to the receipt of such Net Cash Proceeds to have been reinvested in accordance with this paragraph if such expenditures or prepayment were made no earlier than the earlier of the execution of a definitive agreement or letter of intent for the Disposition giving rise to such Net Cash Proceeds. Net Cash Proceeds received by the Issuer or any Subsidiary Guarantor as a result of a Disposition pursuant to Section 4.07 of the Supplemental Indenture may be applied to any transaction not prohibited by the Supplemental Indenture during the 540-day period following their receipt (such 540-day period, as may be extended by clause (a) above, shall constitute the “Proceeds Application Period”). To the extent that the aggregate amount of Notes and any Senior Lien Obligations or Pari Passu Lien Obligations, as applicable, tendered or otherwise surrendered in connection with an Asset Sale Offer made with Excess Proceeds is less than the amount offered in an Asset Sale Offer, the Issuer may use any remaining Excess Proceeds for any purpose not otherwise prohibited by the Supplemental Indenture. If the aggregate principal amount of Notes and Senior Lien Obligations or Pari Passu Lien Obligations, as applicable, tendered or otherwise surrendered by holders thereof exceeds the amount offered in an Asset Sale Offer, the Issuer shall select the applicable Notes (and the Issuer or its agents shall select such Senior Lien Obligations or Pari Passu Lien Obligations, as applicable) to be purchased in the manner as provided in Section 3.09 of the Supplemental Indenture. Upon completion of any such Asset Sale Offer, the amount of Applicable Proceeds and Excess Proceeds shall be reset at zero. To the extent the Excess Proceeds exceed the outstanding aggregate principal amount of the Notes (and, if required by the terms thereof, the Senior Lien Obligations or Pari Passu Lien Obligations, as applicable), the Issuer needs to only make an Asset Sale Offer up to the outstanding aggregate principal amount of Notes (and any such Senior Lien Obligations or Pari Passu Lien Obligations, as applicable), and any additional Excess Proceeds shall not be subject to Section 4.07 of the Supplemental Indenture and shall be permitted to be used for any purpose in the Issuer’s discretion. The Issuer will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations to the extent such laws or regulations are applicable in connection with the purchase of the Notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of the Supplemental Indenture, the Issuer will comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations described in the Supplemental Indenture by virtue thereof. Holders of Notes that are the subject of an offer to purchase will receive an Asset Sale Offer from the Issuer prior to any related purchase date and may elect to have such Notes purchased by completing the form entitled “Option of Holder to Elect Purchase” on the reverse side of the Notes.

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8.            SPECIAL MANDATORY REDEMPTION. In the event that a special mandatory redemption event occurs, the Issuer will be required to redeem the Notes in whole at a special mandatory redemption price equal to 101.0% of the initial issue price of the Notes, plus accrued and unpaid interest from and including the date of initial issuance of such Notes, or the most recent date to which interest has been paid on such Notes, whichever is later, to, but not including, the special mandatory redemption date. Upon the occurrence of a special mandatory redemption event, the Issuer will promptly (but in no event later than five Business Days following such special mandatory redemption event) cause notice to be delivered electronically or mailed by first-class mail, postage prepaid, with a copy to the Trustee, to each Holder of the Notes at its registered address. The notice will inform holders that the Notes will be redeemed on the third Business Day following the redemption notice date and that all of the outstanding Notes will be redeemed at the special mandatory redemption price on the special mandatory redemption date automatically and without any further action by the holders of the Notes. At or prior to 10:00 a.m., New York City time, on the special mandatory redemption date, the Issuer will deposit with the Trustee funds sufficient to pay the special mandatory redemption price for the Notes. If such deposit is made as provided in accordance with this paragraph 8, the Notes will cease to bear interest on and after the special mandatory redemption date.

9.            DENOMINATIONS, TRANSFER, EXCHANGE. The Notes are in registered form without coupons in denominations of $2,000 and integral multiples of $1,000 in excess thereof. The transfer of Notes may be registered and Notes may be exchanged as provided in the Supplemental Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents, and the Issuer may require a Holder to pay any taxes and fees required by law or permitted by the Supplemental Indenture. The Issuer and the Registrar will not be required to transfer or exchange any Note selected for redemption or tendered (and not withdrawn) for repurchase in connection with a Change of Control Offer or an Alternate Offer. The Issuer and the Registrar will not be required to transfer or exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part. Also, the Issuer and the Registrar will not be required to transfer or exchange any Note for a period of 15 days before the delivery of a notice of redemption of Notes to be redeemed or between record date and payment date.

10.            PERSONS DEEMED OWNERS. The registered Holder of a Note may be treated as its owner for all purposes.

11.            AMENDMENT, SUPPLEMENT AND WAIVER. Subject to certain exceptions, the Supplemental Indenture, the Intercreditor Agreements, any Note Guarantee, the Security Documents or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in aggregate principal amount of the then outstanding Notes (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes). Subject to certain exceptions, any existing Default or compliance with any provision of the Supplemental Indenture or the Notes may be waived, including by way of amendment, with the consent of the Holders of a majority in aggregate principal amount of the then outstanding Notes (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes). Without the consent of any Holder of a Note, the Issuer, the Trustee and the Collateral Agent may amend or supplement the Supplemental Indenture, the Intercreditor Agreements, any Note Guarantee, any Security Document, or the Notes (i) to cure any ambiguity, omission, mistake, defect or inconsistency, (ii) to provide for the assumption by a successor Person of the obligations of the Issuer or any Subsidiary Guarantor under the Supplemental Indenture or the Security Documents, (iii) to provide for uncertificated Notes in addition to or in place of certificated Notes (provided that the uncertificated Notes are issued in registered form for purposes of Section 163(f) of the Code, or in a manner such that the uncertificated Notes are described in Section 163(f)(2)(B) of the Code), (iv) to (A) add a Subsidiary Guarantor as a co-issuer of the Notes or to release any previously added co-issuer of the Notes; provided that a co-issuer may not be released as a Subsidiary Guarantor unless otherwise permitted pursuant to the Supplemental Indenture, (B) add Guarantees with respect to the Notes or to add additional Collateral to secure the Notes and the Note Guarantees and (C) add a holding company above the Issuer to the extent not prohibited pursuant to the Supplemental Indenture and, at the Issuer’s election, to modify any or all covenants such that they apply to such new holding company and its Subsidiaries rather than the Issuer and its Subsidiaries; provided that (x) such holding company does not own any material assets other than equity interest in the Issuer and (y) prior to the Collateral Release Date, such holding entity will provide a pledge of its equity interest in the Issuer, (v) to add to the covenants of the Issuer or any Subsidiary Guarantor for the benefit of the Holders of the Notes or to surrender any right or power conferred upon the Issuer or any Subsidiary Guarantor, (vi) to make any change that would provide any additional rights or benefits to Holders or that does not adversely affect the legal rights under the Supplemental Indenture of any such Holder, (vii) to conform the text of the Supplemental Indenture, the Notes, any Note Guarantee, the Intercreditor Agreements or any Security Document to any provision under the heading “Description of Notes” in the Offering Memorandum, (viii) to make any amendment to the provisions of the Supplemental Indenture relating to the transfer and legending of Notes; provided, however, that (a) compliance with the Supplemental Indenture as so amended would not result in notes being transferred in violation of the Securities Act or any other applicable securities law and (b) such amendment does not materially and adversely affect the rights of Holders to transfer Notes; (ix) to release Collateral from the Lien under the Security Documents when permitted or required by the Security Documents, the Supplemental Indenture or the Intercreditor Agreements, (x) to evidence and provide for the acceptance and appointment under the Supplemental Indenture of a successor Trustee or Collateral Agent thereunder pursuant to the requirements thereof, (xi) to release a Subsidiary Guarantor pursuant to the terms of Article 10 of the Supplemental Indenture, or (xii) to make any amendment to the provisions of the Supplemental Indenture or the Notes to eliminate the effect of any accounting change or in the application thereof.

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12.            DEFAULTS AND REMEDIES. Each of the following is an Event of Default: (i) default in the payment of interest on the Notes when due, continued for 30 consecutive days on the Notes, (ii) default in payment of principal of any Note when due at maturity, upon optional redemption, upon required purchase, upon declaration of acceleration or otherwise, (iii) the failure by the Issuer or any Subsidiary Guarantor to comply for 60 days after notice with its covenants or other agreements (other than those described in the immediately preceding clauses (i) and (ii) above); provided that in the case of a failure to comply with Section 4.02 of the Base Indenture, such period of continuance of such default or breach shall be 120 days after written notice described in this clause (ⅲ) has been given; provided further that (x) a default under this clause (iii) will not constitute an Event of Default with respect to the Notes until the Trustee or the Holders of 30% in principal amount of the outstanding Notes notify the Issuer of the default and the Issuer does not cure such default within the time specified after receipt of such notice and (y) a notice of default may not be given with respect to any action taken, and reported publicly or to Holders, more than two years prior to such notice of default, (iv) (I) the Issuer or any Subsidiary Guarantor that is a Material Subsidiary (or group of Subsidiary Guarantors that, taken together, would constitute a Material Subsidiary) pursuant to or within the meaning of the Bankruptcy Code: (a) commences a voluntary case, (b) consents to the entry of an order for relief against it in an involuntary case, (c) consents to the appointment of a custodian of it or for all or substantially all of its property, or (d) makes a general assignment for the benefit of its creditors; or (II) a court of competent jurisdiction enters an order or decree under the Bankruptcy Code that (a) is for relief against the Issuer or a Subsidiary Guarantor that is a Material Subsidiary (or group of Subsidiary Guarantors that, taken together, would constitute a Material Subsidiary) in an involuntary case; (b) appoints a custodian of the Issuer or a Subsidiary Guarantor that is a Material Subsidiary (or group of Subsidiary Guarantors that, taken together, would constitute a Material Subsidiary) or for all or substantially all of the property of the Issuer or a Subsidiary Guarantor that is a Material Subsidiary (or group of Subsidiary Guarantors that, taken together, would constitute a Material Subsidiary); or (c) orders the liquidation of the Issuer or a Subsidiary Guarantor that is a Material Subsidiary (or group of Subsidiary Guarantors that, taken together, would constitute a Material Subsidiary), and the order or decree remains unstayed and in effect for 60 consecutive days; (v) any Note Guarantee of any Subsidiary Guarantor that is a Material Subsidiary (or Note Guarantees of any group of Subsidiary Guarantors that, taken together, would constitute a Material Subsidiary) ceases to be in full force and effect (other than in accordance with the terms of such Note Guarantee and/or the Supplemental Indenture) or any Subsidiary Guarantor denies or disaffirms its obligations in writing under its Note Guarantee; and (vi) a material portion of the Collateral ceases to be subject to the Liens of the Security Documents (other than in accordance with the terms of the Supplemental Indenture and the Security Documents) or the Issuer or Subsidiary Guarantor denies or disaffirms its obligations in writing under the Security Documents to which it is party.

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If an Event of Default arising from (ⅳ) above with respect to the Issuer occurs and is continuing the principal of and accrued but unpaid interest on all outstanding Notes shall ipso facto become due and payable without any declaration or other act on the part of the Trustee or any Holders of the Notes.

If any other Event of Default with respect to the Notes occurs and is continuing, the Trustee or the Holders of at least 30% in principal amount of the then outstanding Notes may declare the principal of and accrued but unpaid interest on all Notes to be due and payable immediately. The Holders of a majority in aggregate principal amount of the Notes then outstanding by written notice to the Trustee may on behalf of all of the Holders rescind an acceleration and its consequences with respect to such Notes if the rescission would not conflict with any judgment or decree and if all existing Events of Default (except non-payment of principal, interest or premium that has become due solely because of the acceleration) have been cured or waived. Any time period in the Supplemental Indenture to cure any actual or alleged Default or Event of Default with respect to the Notes may be extended or stayed by a court of competent jurisdiction to the extent such actual or alleged Default or Event of Default is the subject of litigation.

Any Noteholder Direction provided by any one or more Directing Holders must be accompanied by a Position Representation, which representation, in the case of a Default Direction shall be deemed repeated at all times until the resulting Event of Default is cured or otherwise ceases to exist or the Notes are accelerated. In addition, each Directing Holder must, at the time of providing a Noteholder Direction, make a Verification Covenant. In any case in which the Holder is DTC or its nominee, any Position Representation or Verification Covenant required hereunder shall be provided by the beneficial owner of the Notes in lieu of DTC or its nominee, and DTC shall be entitled to rely on such Position Representation and Verification Covenant in delivering its direction to the Trustee.

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If, following the delivery of a Noteholder Direction, but prior to acceleration of the Notes, the Issuer determines in good faith that there is a reasonable basis to believe a Directing Holder was, at any relevant time, in breach of its Position Representation and provides to the Trustee evidence that the Issuer has initiated litigation in a court of competent jurisdiction seeking a determination that such Directing Holder was, at such time, in breach of its Position Representation, and seeking to invalidate any Event of Default that resulted from the applicable Noteholder Direction, the cure period with respect to such Default shall be automatically stayed and the cure period with respect to such Event of Default shall be automatically reinstituted and any remedy stayed pending a final and non-appealable determination of a court of competent jurisdiction on such matter.

If, following the delivery of a Noteholder Direction, but prior to acceleration of the Notes, the Issuer provides to the Trustee an Officer’s Certificate stating that a Directing Holder failed to satisfy its Verification Covenant, the cure period with respect to such Default shall be automatically stayed and the cure period with respect to any Event of Default that resulted from the applicable Noteholder Direction shall be automatically reinstituted and any remedy stayed until such time as the Issuer provides the Trustee with an Officer’s Certificate that the Verification Covenant has been satisfied; provided that the Issuer shall promptly deliver such Officer’s Certificate to the Trustee upon becoming aware that the Verification Covenant has been satisfied. Any breach of the Position Representation (as evidenced by the delivery to the Trustee of the Officer’s Certificate stating that a Directing Holder failed to satisfy its Verification Covenant) shall result in such Holder’s participation in such Noteholder Direction being disregarded; and if, without the participation of such Holder, the percentage of Notes held by the remaining Holders that provided such Noteholder Direction would have been insufficient to validly provide such Noteholder Direction, such Noteholder Direction shall be void ab initio, with the effect that such Event of Default shall be deemed never to have occurred, acceleration voided and the Trustee shall be deemed not to have received such Noteholder Direction or any notice of such Default or Event of Default.

Notwithstanding anything in the preceding two paragraphs to the contrary, any Noteholder Direction delivered to the Trustee during the pendency of an Event of Default as the result of a bankruptcy or similar direction shall not require compliance with the foregoing paragraphs.

13.            TRUSTEE DEALINGS WITH ISSUER. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Issuer or its Affiliates, and may otherwise deal with the Issuer or its Affiliates, as if it were not the Trustee.

14.            NO RECOURSE AGAINST OTHERS. A director, officer, employee, incorporator or stockholder of the Issuer or any Subsidiary Guarantor or any of their parent companies or subsidiaries, as such, shall not have any liability for any obligations of the Issuer under the Notes, any Note Guarantee, any Security Document, any Intercreditor Agreement or the Supplemental Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes. Such waiver and release may not be effective to waive liabilities under the U.S. federal securities laws, and it is the view of the SEC that such a waiver is against public policy.

A-2-13

15.            GOVERNING LAW. THE INTERNAL LAWS OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS NOTE AND THE SUPPLEMENTAL INDENTURE WITHOUT GIVING EFFECT TO THE APPLICABLE PRINCIPLES OF CONFLICTS OF LAWS TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY. EACH OF THE PARTIES HERETO AND THE HOLDERS AGREE TO SUBMIT TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS NOTE.

16.            AUTHENTICATION. This Note shall not be valid until authenticated by the manual or electronic signature of the Trustee or an authenticating agent.

17.            ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

18.            CUSIP NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuer has caused CUSIP numbers to be printed on the Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

The Issuer will furnish to any Holder upon written request and without charge a copy of the Supplemental Indenture and/or the Base Indenture, as applicable. Requests may be made to the Issuer:

c/o Paramount Skydance Corporation
1515 Broadway
New York, New York 10036
Attention: Chief Legal Officer and General Counsel

A-2-14

ASSIGNMENT FORM

To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to:

(Insert assignee’s legal name)

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint ________________________________________________ to transfer this Note on the books of the Issuer. The agent may substitute another to act for him.

Date:______________________________

Your Signature: _____________________________________________________
(Sign exactly as your name appears on the face of this Note)

Signature Guarantee*:________________________________________________

* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

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OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Note purchased by the Issuer pursuant to Section 4.07 or 4.08 of the Supplemental Indenture, check the appropriate box below:

☐ Section 4.07       ☐ Section 4.08

If you want to elect to have only part of the Note purchased by the Issuer pursuant to Section 4.07 or Section 4.08 of the Supplemental Indenture, state the amount you elect to have purchased:

$ _______________________

Date:____________________

Your Signature:_____________________________________________________
(Sign exactly as your name appears on the face of this Note)

Tax Identification No.: _______________________________________________

Signature Guarantee*: _______________________________________________

* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

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SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE*

The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease (or increase)	Signature of authorized officer of Trustee or Note Custodian

* This schedule should be included only if the Note is issued in global form.

A-2-17

EXHIBIT A-3

[THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE SUPPLEMENTAL INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (1) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.06 OF THE SUPPLEMENTAL INDENTURE, (2) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE SUPPLEMENTAL INDENTURE, (3) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE SUPPLEMENTAL INDENTURE AND (4) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE ISSUER. UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (570 WASHINGTON BOULEVARD, JERSEY CITY, NJ 07310) (“DTC”), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]7

7 Include Global Note Legend, if applicable.

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[THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, (1) REPRESENTS ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED SECURITIES THAT (A) IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT), (B) IT IS AN INSTITUTIONAL ACCREDITED INVESTOR, AS DEFINED IN SEC RULE 501(A)(1), (2), (3), OR (7), OR (C) IT IS A NON-U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT AND IN ACCORDANCE WITH THE LAWS APPLICABLE TO SUCH PURCHASER IN THE JURISDICTION IN WHICH SUCH PURCHASE IS MADE AND (2) AGREES TO OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE EXPIRATION OF THE APPLICABLE HOLDING PERIOD WITH RESPECT TO RESTRICTED SECURITIES SET FORTH IN RULE 144 UNDER THE SECURITIES ACT, ONLY (A) TO THE ISSUER OR ANY OF THEIR SUBSIDIARIES, (B) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHICH NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (C) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT AND IN ACCORDANCE WITH THE LAWS APPLICABLE TO IT IN THE JURISDICTION IN WHICH SUCH PURCHASE IS MADE, (D) TO AN INSTITUTIONAL “ACCREDITED INVESTOR” WITHIN THE MEANING OF RULE 501 UNDER THE SECURITIES ACT THAT IS ACQUIRING THE SECURITY FOR ITS OWN ACCOUNT, OR FOR THE ACCOUNT OF SUCH AN ACCREDITED INVESTOR, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO, OR FOR OFFER OR SALE IN CONNECTION WITH, ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, (E) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BECOME OR BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, OR (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE ISSUER’S AND THE TRUSTEE’S, OR REGISTRAR’S, AS APPLICABLE, RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (C), (D) OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATIONS AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM, AND IN EACH OF THE FOREGOING CASES, A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE OTHER SIDE OF THIS SECURITY COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE TRUSTEE OR REGISTRAR. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE EXPIRATION OF THE APPLICABLE HOLDING PERIOD WITH RESPECT TO RESTRICTED SECURITIES SET FORTH IN RULE 144 UNDER THE SECURITIES ACT.]8

8 Include Private Placement Legend, if applicable.

A-3-2

[Face of Note]

CUSIP NO. [ ]9

9.125% Senior Secured Second Lien Notes due 2036

No. [   ]
ISIN [   ]
$[              ]

Paramount Skydance Corporation

promises to pay to [     ] or to registered assigns the principal amount of [     ] DOLLARS on October 15, 2036

Interest Payment Dates: April 15 and October 15

Record Dates: April 1 and October 1

Subject to restrictions set forth in this Note.

9

144A Notes: 69932A AQ8

Reg S Notes: U7010Q AQ5

144A Notes: US69932AAQ85

Reg S Notes: USU7010QAQ56

A-3-3

IN WITNESS WHEREOF, the Issuer has caused this instrument to be duly executed.

Dated: [            ]

PARAMOUNT SKYDANCE CORPORATION

By:
Name:
Title:

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This is one of the Notes referred to

in the within-mentioned Supplemental Indenture:

DEUTSCHE BANK TRUST COMPANY AMERICAS,

as Trustee

By:
Authorized Signatory

Dated: [ ]

A-3-5

[Back of Note]

9.125% Senior Secured Second Lien Notes due 2036

Capitalized terms used herein shall have the meanings assigned to them in the Supplemental Indenture referred to below unless otherwise indicated. For the purposes of this Note, “Notes” shall refer to the 9.125% Senior Secured Second Lien Notes due 2036 of the Issuer.

1.            INTEREST. The Issuer promises to pay interest on the principal amount of this Note at the rate of 9.125% per annum from October 5, 2026 until maturity. The Issuer will pay interest semi-annually in arrears on April 15 and October 15 of each year (each, an “Interest Payment Date”), or if any such day is not a Business Day, on the next succeeding Business Day. Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from October 5, 2026; provided that if there is no existing Default in the payment of interest, and if this Note is authenticated between a record date referred to on the face and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided, further, that the first Interest Payment Date shall be April 15, 2027. The Issuer shall pay interest (including post-petition interest in any proceeding under the Bankruptcy Code) on overdue principal and premium, if any, from time to time on demand at a rate that is equal to the rate then in effect; they shall pay interest (including post-petition interest in any proceeding under the Bankruptcy Code) on overdue installments of interest (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

2.            METHOD OF PAYMENT. The Issuer shall pay interest on the Notes (except defaulted interest) to the Persons who are registered Holders at the close of business on April 1 and October 1 next preceding the Interest Payment Date, even if such Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Supplemental Indenture with respect to defaulted interest. The Notes will be payable as to principal, premium, if any, and interest at the office or agency of the Issuer maintained for such purpose within or without the City and State of New York, or, at the option of the Issuer, payment of interest may be made by check mailed to the Holders at their addresses set forth in the register of Holders; provided that payment by wire transfer of immediately available funds will be required with respect to principal of and interest and premium on all Global Notes and all other Notes the Holders of which shall have provided wire transfer instructions to the Issuer or the Paying Agent. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

3.            PAYING AGENT AND REGISTRAR. Initially, Deutsche Bank Trust Company Americas, the Trustee under the Supplemental Indenture, will act as Paying Agent and Registrar. The Issuer may change any Paying Agent or Registrar without notice to any Holder. The Issuer or any of its Subsidiaries may act in any such capacity.

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4.            INDENTURE. The Issuer issued the Notes under an Indenture dated as of October 5, 2026 (the “Base Indenture”), among Paramount Skydance Corporation and Deutsche Bank Trust Company Americas, as Trustee, as supplemented by the Second Supplemental Indenture dated as of October 5, 2026 (the “Supplemental Indenture”), among Paramount Skydance Corporation and Deutsche Bank Trust Company Americas, as Trustee and Collateral Agent. The terms of the Notes include those stated in the Supplemental Indenture. The Notes are subject to all such terms, and Holders are referred to the Supplemental Indenture for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Supplemental Indenture, the provisions of the Supplemental Indenture shall govern and be controlling.

5.            OPTIONAL REDEMPTION.

(a)            On and after October 15, 2031, the Issuer may redeem the Notes at its option, in whole at any time or in part from time to time, at the following redemption prices (expressed as a percentage of principal amount), plus accrued and unpaid interest, if any, to (but not including) the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date falling prior to or on the redemption date), if redeemed during the 12-month period commencing on October 15 of the years set forth below:

Period	Redemption Price
2031	104.563%
2032	102.281%
2033 and thereafter	100.000%

(b)            In addition, prior to October 15, 2031, the Issuer may redeem the Notes at its option, in whole at any time or in part from time to time, at a redemption price equal to 100% of the principal amount of the Notes redeemed plus the Applicable Premium as of the date of the redemption notice, and accrued and unpaid interest, if any, to (but not including) the applicable redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date falling prior to or on the redemption date). For the avoidance of doubt, calculation of the Applicable Premium shall not be the duty or obligation of the Trustee, registrar, transfer agent or any paying agent.

(c)            Notwithstanding the foregoing, at any time and from time to time prior to October 15, 2029, the Issuer may redeem up to 40% of the aggregate principal amount of the Notes (calculated after giving effect to any issuance of Additional Notes of such series), with an aggregate amount less than or equal to the Net Cash Proceeds of one or more Equity Offerings, at a redemption price (expressed as a percentage of the principal amount thereof) equal to 109.125%, plus accrued and unpaid interest, if any, to (but not including) the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date falling prior to or on the redemption date).

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(d)            Notwithstanding the foregoing, prior to October 15, 2029, the Issuer may redeem during each calendar year (with unused amounts in any calendar year being permitted to be carried over to subsequent calendar years, including any amounts previously carried over) commencing with the calendar year in which the Issue Date occurs up to 10% of the aggregate principal amount of the Notes initially issued on the Issue Date, plus the aggregate principal amount of any Additional Notes originally issued, at its option, from time to time at a redemption price equal to 103% of the aggregate principal amount of the Notes redeemed, plus accrued and unpaid interest, if any, to (but not including) the redemption date (subject to the right of holders of Notes on the relevant record date to receive interest due on the relevant interest payment date falling on or prior to the redemption date).

6.            MANDATORY REDEMPTION.

(a)            Except as otherwise provided in Paragraph 7 or 8 below, the Issuer shall not be required to make mandatory redemption payments with respect to the Notes.

7.            REPURCHASE AT OPTION OF HOLDER.

(a)            If a Change of Control Triggering Event with respect to the Notes occurs after the Issue Date, unless the Issuer has previously or concurrently sent a redemption notice with respect to all the outstanding Notes pursuant to Section 3.07 of the Supplemental Indenture, the Issuer will make an offer to purchase all of the Notes pursuant to Section 4.08 of the Supplemental Indenture (the “Change of Control Offer”) at a price in cash (the “Change of Control Payment”) equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest, if any, to, but excluding, the date of purchase, subject to the right of Holders of the Notes of record on the relevant record date to receive interest due on the relevant interest payment date falling prior to or on the purchase date. Within 60 days following any Change of Control Triggering Event, the Issuer will send (or cause to be sent) notice of such Change of Control Offer electronically or by first-class mail, with a copy to the Trustee, to each Holder of Notes to the address of such Holder appearing in the security register or otherwise in accordance with the Applicable Procedures of DTC describing the transaction or transactions that constitute the Change of Control and offering to repurchase Notes on the Change of Control Payment Date specified in such notice, pursuant to the procedures required by the Supplemental Indenture and described in such notice. The Issuer will not be required to make a Change of Control Offer following a Change of Control Triggering Event if (i) a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Supplemental Indenture applicable to a Change of Control Offer made by the Issuer and purchases all Notes validly tendered and not validly withdrawn under such Change of Control Offer or (ii) in connection with or in contemplation of any Change of Control Triggering Event, the Issuer (or any Affiliate of the Issuer) or a third party has made an offer to purchase (an “Alternate Offer”) any and all Notes validly tendered at a cash price equal to or higher than the Change of Control Payment and has purchased all Notes properly tendered in accordance with the terms of the Alternate Offer.

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(b)            At any time prior to the Collateral Release Date, if the Issuer or any Subsidiary Guarantor disposes of any property or assets constituting Collateral pursuant to the General Asset Sale Basket (other than Dispositions in the ordinary course of business), which results in the receipt by the Issuer or any Subsidiary Guarantor of Net Cash Proceeds in excess of the greater of (x) $5,000,000,000 and (y) an Acquisition Date Metric percentage of TTM Consolidated Adjusted EBITDA for any transaction or series of related transactions (such amount of Net Cash Proceeds, the “Excess Proceeds”), the Issuer shall make an Asset Sale offer pursuant to Section 4.07 of the Supplemental Indenture no later than ten Business Days after the expiration of the Proceeds Application Period to all holders of Notes and, if required by the terms of any Senior Lien Obligations and Pari Passu Lien Obligations, to all holders of such Senior Lien Obligations or Pari Passu Lien Obligations, as applicable, to purchase a principal amount equal to the Applicable Percentage of such Excess Proceeds (the “Applicable Proceeds”) of such Notes, Senior Lien Obligations or Pari Passu Lien Obligations, as applicable, on a pro rata basis, that may be purchased out of such Applicable Proceeds, if any, at an offer price, in the case of the Notes, in cash in an amount equal to 100% of the principal amount thereof (or in the event such other Indebtedness was issued with original issue discount, 100% of the accreted value thereof), plus accrued and unpaid interest, if any (or such lesser price with respect to such Senior Lien Obligations or Pari Passu Lien Obligations, if any, as may be provided by the terms of such other Indebtedness), to (but not including) the date fixed for the closing of such offer, in accordance with the procedures set forth in the Supplemental Indenture and the agreement governing such other Senior Lien Obligations or Pari Passu Lien Obligations, as applicable. The Issuer may satisfy the foregoing obligations with respect to any Disposition by making an Asset Sale Offer at any time prior to the expiration of the application period. Any Net Cash Proceeds in excess of the Applicable Proceeds shall not be subject to Section 4.07 of the Supplemental Indenture and shall be permitted to be used for any purpose in the Issuer’s discretion. If any Net Cash Proceeds realized or received in any Disposition are subject to Section 4.07 of the Supplemental Indenture, at the option of the Issuer or any Subsidiary Guarantor, the Issuer or any Subsidiary Guarantor may (in lieu of making a prepayment pursuant to the foregoing provisions) elect to apply an amount equal to the Applicable Proceeds from such Disposition, at its option, (a) to reinvest an amount equal to the Applicable Proceeds in the business of the Issuer or any of its Subsidiaries, including in any assets (including, without limitation, content assets and related rights) used or useful for the business of the Issuer and its Subsidiaries (which shall include, without limitation, Capital Expenditures and related transactions expenses) within 540 days following receipt of such Net Cash Proceeds or if the Issuer or any of the Subsidiaries enters into a legally binding commitment to reinvest such Net Cash Proceeds within 540 days following receipt of such Applicable Proceeds, no later than 180 days after the end of such 540-day period, or (b) to apply such Applicable Proceeds to reduce, redeem, repay or repurchase (i) any Senior Lien Obligations then outstanding, (ii) Pari Passu Lien Obligations (provided that if the Issuer or any Subsidiary Guarantor shall so reduce such Pari Passu Lien Obligations other than the Notes, the Issuer will (A) equally and ratably reduce Obligations under the Notes as provided in Section 3.07 of the Supplemental Indenture or through open market purchases or (B) make an offer (in accordance with the procedures set forth above for an Asset Sale Offer) to all Holders to purchase at a purchase price equal to 100% of the principal amount thereof, plus accrued and unpaid interest, if any, the principal amount of Notes that would otherwise be redeemed under subclause (A) above), or (iii) Indebtedness of Non-Guarantor Subsidiaries, in each case within 540 days following receipts of such Net Cash Proceeds; provided further, that the Issuer may elect to deem expenditures that otherwise would be permissible as a reinvestment of such Net Cash Proceeds under clause (a) above or any such prepayment described in clause (b) above that occurred prior to the receipt of such Net Cash Proceeds to have been reinvested in accordance with this paragraph if such expenditures or prepayment were made no earlier than the earlier of the execution of a definitive agreement or letter of intent for the Disposition giving rise to such Net Cash Proceeds. Net Cash Proceeds received by the Issuer or any Subsidiary Guarantor as a result of a Disposition pursuant to Section 4.07 of the Supplemental Indenture may be applied to any transaction not prohibited by the Supplemental Indenture during the 540-day period following their receipt (such 540-day period, as may be extended by clause (a) above, shall constitute the “Proceeds Application Period”). To the extent that the aggregate amount of Notes and any Senior Lien Obligations or Pari Passu Lien Obligations, as applicable, tendered or otherwise surrendered in connection with an Asset Sale Offer made with Excess Proceeds is less than the amount offered in an Asset Sale Offer, the Issuer may use any remaining Excess Proceeds for any purpose not otherwise prohibited by the Supplemental Indenture. If the aggregate principal amount of Notes and Senior Lien Obligations or Pari Passu Lien Obligations, as applicable, tendered or otherwise surrendered by holders thereof exceeds the amount offered in an Asset Sale Offer, the Issuer shall select the applicable Notes (and the Issuer or its agents shall select such Senior Lien Obligations or Pari Passu Lien Obligations, as applicable) to be purchased in the manner as provided in Section 3.09 of the Supplemental Indenture. Upon completion of any such Asset Sale Offer, the amount of Applicable Proceeds and Excess Proceeds shall be reset at zero. To the extent the Excess Proceeds exceed the outstanding aggregate principal amount of the Notes (and, if required by the terms thereof, the Senior Lien Obligations or Pari Passu Lien Obligations, as applicable), the Issuer needs to only make an Asset Sale Offer up to the outstanding aggregate principal amount of Notes (and any such Senior Lien Obligations or Pari Passu Lien Obligations, as applicable), and any additional Excess Proceeds shall not be subject to Section 4.07 of the Supplemental Indenture and shall be permitted to be used for any purpose in the Issuer’s discretion. The Issuer will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations to the extent such laws or regulations are applicable in connection with the purchase of the Notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of the Supplemental Indenture, the Issuer will comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations described in the Supplemental Indenture by virtue thereof. Holders of Notes that are the subject of an offer to purchase will receive an Asset Sale Offer from the Issuer prior to any related purchase date and may elect to have such Notes purchased by completing the form entitled “Option of Holder to Elect Purchase” on the reverse side of the Notes.

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8.            SPECIAL MANDATORY REDEMPTION. In the event that a special mandatory redemption event occurs, the Issuer will be required to redeem the Notes in whole at a special mandatory redemption price equal to 101.0% of the initial issue price of the Notes, plus accrued and unpaid interest from and including the date of initial issuance of such Notes, or the most recent date to which interest has been paid on such Notes, whichever is later, to, but not including, the special mandatory redemption date. Upon the occurrence of a special mandatory redemption event, the Issuer will promptly (but in no event later than five Business Days following such special mandatory redemption event) cause notice to be delivered electronically or mailed by first-class mail, postage prepaid, with a copy to the Trustee, to each Holder of the Notes at its registered address. The notice will inform holders that the Notes will be redeemed on the third Business Day following the redemption notice date and that all of the outstanding Notes will be redeemed at the special mandatory redemption price on the special mandatory redemption date automatically and without any further action by the holders of the Notes. At or prior to 10:00 a.m., New York City time, on the special mandatory redemption date, the Issuer will deposit with the Trustee funds sufficient to pay the special mandatory redemption price for the Notes. If such deposit is made as provided in accordance with this paragraph 8, the Notes will cease to bear interest on and after the special mandatory redemption date.

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9.            DENOMINATIONS, TRANSFER, EXCHANGE. The Notes are in registered form without coupons in denominations of $2,000 and integral multiples of $1,000 in excess thereof. The transfer of Notes may be registered and Notes may be exchanged as provided in the Supplemental Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents, and the Issuer may require a Holder to pay any taxes and fees required by law or permitted by the Supplemental Indenture. The Issuer and the Registrar will not be required to transfer or exchange any Note selected for redemption or tendered (and not withdrawn) for repurchase in connection with a Change of Control Offer or an Alternate Offer. The Issuer and the Registrar will not be required to transfer or exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part. Also, the Issuer and the Registrar will not be required to transfer or exchange any Note for a period of 15 days before the delivery of a notice of redemption of Notes to be redeemed or between record date and payment date.

10.            PERSONS DEEMED OWNERS. The registered Holder of a Note may be treated as its owner for all purposes.

11.            AMENDMENT, SUPPLEMENT AND WAIVER. Subject to certain exceptions, the Supplemental Indenture, the Intercreditor Agreements, any Note Guarantee, the Security Documents or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in aggregate principal amount of the then outstanding Notes (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes). Subject to certain exceptions, any existing Default or compliance with any provision of the Supplemental Indenture or the Notes may be waived, including by way of amendment, with the consent of the Holders of a majority in aggregate principal amount of the then outstanding Notes (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes). Without the consent of any Holder of a Note, the Issuer, the Trustee and the Collateral Agent may amend or supplement the Supplemental Indenture, the Intercreditor Agreements, any Note Guarantee, any Security Document, or the Notes (i) to cure any ambiguity, omission, mistake, defect or inconsistency, (ii) to provide for the assumption by a successor Person of the obligations of the Issuer or any Subsidiary Guarantor under the Supplemental Indenture or the Security Documents, (iii) to provide for uncertificated Notes in addition to or in place of certificated Notes (provided that the uncertificated Notes are issued in registered form for purposes of Section 163(f) of the Code, or in a manner such that the uncertificated Notes are described in Section 163(f)(2)(B) of the Code), (iv) to (A) add a Subsidiary Guarantor as a co-issuer of the Notes or to release any previously added co-issuer of the Notes; provided that a co-issuer may not be released as a Subsidiary Guarantor unless otherwise permitted pursuant to the Supplemental Indenture, (B) add Guarantees with respect to the Notes or to add additional Collateral to secure the Notes and the Note Guarantees and (C) add a holding company above the Issuer to the extent not prohibited pursuant to the Supplemental Indenture and, at the Issuer’s election, to modify any or all covenants such that they apply to such new holding company and its Subsidiaries rather than the Issuer and its Subsidiaries; provided that (x) such holding company does not own any material assets other than equity interest in the Issuer and (y) prior to the Collateral Release Date, such holding entity will provide a pledge of its equity interest in the Issuer, (v) to add to the covenants of the Issuer or any Subsidiary Guarantor for the benefit of the Holders of the Notes or to surrender any right or power conferred upon the Issuer or any Subsidiary Guarantor, (vi) to make any change that would provide any additional rights or benefits to Holders or that does not adversely affect the legal rights under the Supplemental Indenture of any such Holder, (vii) to conform the text of the Supplemental Indenture, the Notes, any Note Guarantee, the Intercreditor Agreements or any Security Document to any provision under the heading “Description of Notes” in the Offering Memorandum, (viii) to make any amendment to the provisions of the Supplemental Indenture relating to the transfer and legending of Notes; provided, however, that (a) compliance with the Supplemental Indenture as so amended would not result in notes being transferred in violation of the Securities Act or any other applicable securities law and (b) such amendment does not materially and adversely affect the rights of Holders to transfer Notes; (ix) to release Collateral from the Lien under the Security Documents when permitted or required by the Security Documents, the Supplemental Indenture or the Intercreditor Agreements, (x) to evidence and provide for the acceptance and appointment under the Supplemental Indenture of a successor Trustee or Collateral Agent thereunder pursuant to the requirements thereof, (xi) to release a Subsidiary Guarantor pursuant to the terms of Article 10 of the Supplemental Indenture, or (xii) to make any amendment to the provisions of the Supplemental Indenture or the Notes to eliminate the effect of any accounting change or in the application thereof.

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12.            DEFAULTS AND REMEDIES. Each of the following is an Event of Default: (i) default in the payment of interest on the Notes when due, continued for 30 consecutive days on the Notes, (ii) default in payment of principal of any Note when due at maturity, upon optional redemption, upon required purchase, upon declaration of acceleration or otherwise, (iii) the failure by the Issuer or any Subsidiary Guarantor to comply for 60 days after notice with its covenants or other agreements (other than those described in the immediately preceding clauses (i) and (ii) above), provided that in the case of a failure to comply with Section 4.02 of the Base Indenture, such period of continuance of such default or breach shall be 120 days after written notice described in this clause (ⅲ) has been given; provided further that (x) a default under this clause (iii) will not constitute an Event of Default with respect to the Notes until the Trustee or the Holders of 30% in principal amount of the outstanding Notes notify the Issuer of the default and the Issuer does not cure such default within the time specified after receipt of such notice and (y) a notice of default may not be given with respect to any action taken, and reported publicly or to Holders, more than two years prior to such notice of default, (iv) (I) the Issuer or any Subsidiary Guarantor that is a Material Subsidiary (or group of Subsidiary Guarantors that, taken together, would constitute a Material Subsidiary) pursuant to or within the meaning of the Bankruptcy Code: (a) commences a voluntary case, (b) consents to the entry of an order for relief against it in an involuntary case, (c) consents to the appointment of a custodian of it or for all or substantially all of its property, or (d) makes a general assignment for the benefit of its creditors; or (II) a court of competent jurisdiction enters an order or decree under the Bankruptcy Code that (a) is for relief against the Issuer or a Subsidiary Guarantor that is a Material Subsidiary (or group of Subsidiary Guarantors that, taken together, would constitute a Material Subsidiary) in an involuntary case; (b) appoints a custodian of the Issuer or a Subsidiary Guarantor that is a Material Subsidiary (or group of Subsidiary Guarantors that, taken together, would constitute a Material Subsidiary) or for all or substantially all of the property of the Issuer or a Subsidiary Guarantor that is a Material Subsidiary (or group of Subsidiary Guarantors that, taken together, would constitute a Material Subsidiary); or (c) orders the liquidation of the Issuer or a Subsidiary Guarantor that is a Material Subsidiary (or group of Subsidiary Guarantors that, taken together, would constitute a Material Subsidiary), and the order or decree remains unstayed and in effect for 60 consecutive days; (v) any Note Guarantee of any Subsidiary Guarantor that is a Material Subsidiary (or Note Guarantees of any group of Subsidiary Guarantors that, taken together, would constitute a Material Subsidiary) ceases to be in full force and effect (other than in accordance with the terms of such Note Guarantee and/or the Supplemental Indenture) or any Subsidiary Guarantor denies or disaffirms its obligations in writing under its Note Guarantee; and (vi) a material portion of the Collateral ceases to be subject to the Liens of the Security Documents (other than in accordance with the terms of the Supplemental Indenture and the Security Documents) or the Issuer or Subsidiary Guarantor denies or disaffirms its obligations in writing under the Security Documents to which it is party.

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If an Event of Default arising from (ⅳ) above with respect to the Issuer occurs and is continuing the principal of and accrued but unpaid interest on all outstanding Notes shall ipso facto become due and payable without any declaration or other act on the part of the Trustee or any Holders of the Notes.

If any other Event of Default with respect to the Notes occurs and is continuing, the Trustee or the Holders of at least 30% in principal amount of the then outstanding Notes may declare the principal of and accrued but unpaid interest on all Notes to be due and payable immediately. The Holders of a majority in aggregate principal amount of the Notes then outstanding by written notice to the Trustee may on behalf of all of the Holders rescind an acceleration and its consequences with respect to such Notes if the rescission would not conflict with any judgment or decree and if all existing Events of Default (except non-payment of principal, interest or premium that has become due solely because of the acceleration) have been cured or waived. Any time period in the Supplemental Indenture to cure any actual or alleged Default or Event of Default with respect to the Notes may be extended or stayed by a court of competent jurisdiction to the extent such actual or alleged Default or Event of Default is the subject of litigation.

Any Noteholder Direction provided by any one or more Directing Holders must be accompanied by a Position Representation, which representation, in the case of a Default Direction shall be deemed repeated at all times until the resulting Event of Default is cured or otherwise ceases to exist or the Notes are accelerated. In addition, each Directing Holder must, at the time of providing a Noteholder Direction, make a Verification Covenant. In any case in which the Holder is DTC or its nominee, any Position Representation or Verification Covenant required hereunder shall be provided by the beneficial owner of the Notes in lieu of DTC or its nominee, and DTC shall be entitled to rely on such Position Representation and Verification Covenant in delivering its direction to the Trustee.

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If, following the delivery of a Noteholder Direction, but prior to acceleration of the Notes, the Issuer determines in good faith that there is a reasonable basis to believe a Directing Holder was, at any relevant time, in breach of its Position Representation and provides to the Trustee evidence that the Issuer has initiated litigation in a court of competent jurisdiction seeking a determination that such Directing Holder was, at such time, in breach of its Position Representation, and seeking to invalidate any Event of Default that resulted from the applicable Noteholder Direction, the cure period with respect to such Default shall be automatically stayed and the cure period with respect to such Event of Default shall be automatically reinstituted and any remedy stayed pending a final and non-appealable determination of a court of competent jurisdiction on such matter.

If, following the delivery of a Noteholder Direction, but prior to acceleration of the Notes, the Issuer provides to the Trustee an Officer’s Certificate stating that a Directing Holder failed to satisfy its Verification Covenant, the cure period with respect to such Default shall be automatically stayed and the cure period with respect to any Event of Default that resulted from the applicable Noteholder Direction shall be automatically reinstituted and any remedy stayed until such time as the Issuer provides the Trustee with an Officer’s Certificate that the Verification Covenant has been satisfied; provided that the Issuer shall promptly deliver such Officer’s Certificate to the Trustee upon becoming aware that the Verification Covenant has been satisfied. Any breach of the Position Representation (as evidenced by the delivery to the Trustee of the Officer’s Certificate stating that a Directing Holder failed to satisfy its Verification Covenant) shall result in such Holder’s participation in such Noteholder Direction being disregarded; and if, without the participation of such Holder, the percentage of Notes held by the remaining Holders that provided such Noteholder Direction would have been insufficient to validly provide such Noteholder Direction, such Noteholder Direction shall be void ab initio, with the effect that such Event of Default shall be deemed never to have occurred, acceleration voided and the Trustee shall be deemed not to have received such Noteholder Direction or any notice of such Default or Event of Default.

Notwithstanding anything in the preceding two paragraphs to the contrary, any Noteholder Direction delivered to the Trustee during the pendency of an Event of Default as the result of a bankruptcy or similar direction shall not require compliance with the foregoing paragraphs.

13.            TRUSTEE DEALINGS WITH ISSUER. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Issuer or its Affiliates, and may otherwise deal with the Issuer or its Affiliates, as if it were not the Trustee.

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14.            NO RECOURSE AGAINST OTHERS. A director, officer, employee, incorporator or stockholder of the Issuer or any Subsidiary Guarantor or any of their parent companies or subsidiaries, as such, shall not have any liability for any obligations of the Issuer under the Notes, any Note Guarantee, any Security Document, any Intercreditor Agreement or the Supplemental Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes. Such waiver and release may not be effective to waive liabilities under the U.S. federal securities laws, and it is the view of the SEC that such a waiver is against public policy.

15.            GOVERNING LAW. THE INTERNAL LAWS OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS NOTE AND THE SUPPLEMENTAL INDENTURE WITHOUT GIVING EFFECT TO THE APPLICABLE PRINCIPLES OF CONFLICTS OF LAWS TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY. EACH OF THE PARTIES HERETO AND THE HOLDERS AGREE TO SUBMIT TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS NOTE.

16.            AUTHENTICATION. This Note shall not be valid until authenticated by the manual or electronic signature of the Trustee or an authenticating agent.

17.            ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

18.            CUSIP NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuer has caused CUSIP numbers to be printed on the Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

The Issuer will furnish to any Holder upon written request and without charge a copy of the Supplemental Indenture and/or the Base Indenture, as applicable. Requests may be made to the Issuer:

c/o Paramount Skydance Corporation
1515 Broadway
New York, New York 10036
Attention: Chief Legal Officer and General Counsel

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ASSIGNMENT FORM

To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to:

(Insert assignee’s legal name)

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint ________________________________________________ to transfer this Note on the books of the Issuer. The agent may substitute another to act for him.

Date:______________________________

Your Signature: _____________________________________________________
(Sign exactly as your name appears on the face of this Note)

Signature Guarantee*:________________________________________________

* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

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OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Note purchased by the Issuer pursuant to Section 4.07 or 4.08 of the Supplemental Indenture, check the appropriate box below:

☐ Section 4.07       ☐ Section 4.08

If you want to elect to have only part of the Note purchased by the Issuer pursuant to Section 4.07 or Section 4.08 of the Supplemental Indenture, state the amount you elect to have purchased:

$ _______________________

Date:____________________

Your Signature:_____________________________________________________
(Sign exactly as your name appears on the face of this Note)

Tax Identification No.: _______________________________________________

Signature Guarantee*: _______________________________________________

* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

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SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE*

The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease (or increase)	Signature of authorized officer of Trustee or Note Custodian

* This schedule should be included only if the Note is issued in global form.

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EXHIBIT B

FORM OF CERTIFICATE OF TRANSFER

[Paramount Skydance Corporation]
c/o [Paramount Skydance Corporation
1515 Broadway

New York, New York 10036]

Deutsche Bank Trust Company Americas

c/o DB Services Americas, Inc.
Attn: Transfer Operations
5201 Gate Parkway, 1st Floor
Jacksonville, FL 32256 USA
Mail Stop JCK-01-218
Email: [dwac.processing@db.com] [transfer.operations@db.com]

And cc:

Deutsche Bank Trust Company Americas
Trust & Securities Services
1 Columbus Circle, 4th Floor
Mail Stop: NYC01-0417
New York, NY 10019
USA
Attention: Corporates Team, Paramount Skydance Corporation,  AA9066

Re:	Paramount Skydance Corporation
☐ 8.250% Senior Secured Second Lien Notes due 2031 (CUSIP [ ])[10], 8.875% Senior Secured Second Lien Notes due 2034 (CUSIP [ ])[11] and 9.125% Senior Secured Second Lien Notes due 2036 (CUSIP [ ])[12] (the “Notes”)

10

144A Notes: 69932A AN5

Reg S Notes: U7010Q AN2

144A Notes: US69932AAN54

Reg S Notes: USU7010QAN26

11

144A Notes: 69932A AP0

Reg S Notes: U7010Q AP7

144A Notes: US69932AAP03

Reg S Notes: USU7010QAP73

12

144A Notes: 69932A AQ8

Reg S Notes: U7010Q AQ5

144A Notes: US69932AAQ85

Reg S Notes: USU7010QAQ56

Reference is hereby made to the Indenture, dated as of October 5, 2026, among Paramount Skydance Corporation (the “Issuer”), and Deutsche Bank Trust Company Americas, as trustee, as supplemented by the Second Supplemental Indenture dated as of October 5, 2026 (the “Supplemental Indenture”). Capitalized terms used but not defined herein shall have the meanings given to them in the Supplemental Indenture.

___________________ (the “Transferor”) owns and proposes to transfer the Note[s] or interest in such Note[s] specified in Annex A hereto, in the principal amount of $_____________________________ in such Note[s] or interests (the “Transfer”), to ___________________________ (the “Transferee”), as further specified in Annex A hereto. In connection with the Transfer, the Transferor hereby certifies that:

[CHECK ALL THAT APPLY]

☐          1. Check if Transferee will take delivery of a beneficial interest in the Rule 144A Global Note or a Definitive Note Pursuant to Rule 144A. The Transfer is being effected pursuant to and in accordance with Rule 144A under the United States Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Definitive Note is being transferred to a Person that the Transferor reasonably believed and believes is purchasing the beneficial interest or Definitive Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a “qualified institutional buyer” within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Transfer in accordance with the terms of the Supplemental Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Rule 144A Global Note and/or the Definitive Note and in the Supplemental Indenture and the Securities Act.

☐         2. Check if Transferee will take delivery of a beneficial interest in the Regulation S Global Note or a Definitive Note pursuant to Regulation S. The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act and (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act. Upon consummation of the proposed transfer in accordance with the terms of the Supplemental Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on Transfer enumerated in the Private Placement Legend printed on the Regulation S Global Note and/or the Definitive Note and in the Supplemental Indenture and the Securities Act. If the Transfer of the beneficial interest occurs prior to the expiration of the 40-day distribution compliance period set forth in Regulation S, the transferred beneficial interest will be held immediately thereafter through Euroclear or Clearstream.

☐          3. Check and complete if Transferee will take delivery of a beneficial interest in a Definitive Note pursuant to any provision of the Securities Act other than Rule 144A or Regulation S. The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Notes and Restricted Definitive Notes and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one):

☐            (i) such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act; or

☐            (ii) such Transfer is being effected to the Issuer or a subsidiary thereof; or

☐            (iii) such Transfer is being effected pursuant to an effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act; or

☐            (iv) such Transfer is being effected to an Institutional Accredited Investor and pursuant to an exemption from the registration requirements of the Securities Act other than Rule 144A, Rule 144 or Rule 904, and the Transferor hereby further certifies that it has not engaged in any general solicitation within the meaning of Regulation D under the Securities Act and the Transfer complies with the transfer restrictions applicable to beneficial interests in a Restricted Global Note or Restricted Definitive Notes and the requirements of the exemption claimed, which certification is supported by (1) a certificate executed by the Transferee in the form of Exhibit D to the Supplemental Indenture and (2) an Opinion of Counsel provided by the Transferor or the Transferee (a copy of which the Transferor has attached to this certification), to the effect that such Transfer is in compliance with the Securities Act. Upon consummation of the proposed transfer in accordance with the terms of the Supplemental Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Note and/or the Definitive Notes and in the Supplemental Indenture and the Securities Act.

☐          4. Check if Transferee will take delivery of a beneficial interest in an Unrestricted Global Note or of an Unrestricted Definitive Note.

☐            (i) Check if Transfer is Pursuant to Rule 144. (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Supplemental Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Supplemental Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Supplemental Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Supplemental Indenture.

☐          (ii) Check if Transfer is Pursuant to Regulation S. (i) The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and in compliance with the transfer restrictions contained in the Supplemental Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Supplemental Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Supplemental Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Supplemental Indenture.

☐            (iii) Check if Transfer is Pursuant to Other Exemption. (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 and in compliance with the transfer restrictions contained in the Supplemental Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Supplemental Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Supplemental Indenture, the transferred beneficial interest or Definitive Note will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes or Restricted Definitive Notes and in the Supplemental Indenture.

This certificate and the statements contained herein are made for your benefit and the benefit of the Issuer.

[Insert Name of Transferor]

By
Name:
Title:

Dated:

ANNEX A TO CERTIFICATE OF TRANSFER

1.       The Transferor owns and proposes to transfer the following:

[CHECK ONE OF (a) OR (b)]

☐	(a)	a beneficial interest in the:

☐	(i)	Rule 144A Global Note (CUSIP __________), or

☐	(ii)	Regulation S Global Note (CUSIP _________), or

☐	(b)	a Restricted Definitive Note.

2.       After the Transfer the Transferee will hold:

[CHECK ONE]

☐	(a)	a beneficial interest in the:

☐	(i)	Rule 144A Global Note (CUSIP __________), or

☐	(ii)	Regulation S Global Note (CUSIP _________), or

☐	(iii)	Unrestricted Global Note (CUSIP _________); or

☐	(b)	a Restricted Definitive Note; or

☐	(c)	an Unrestricted Definitive Note,

in accordance with the terms of the Supplemental Indenture.

EXHIBIT C

FORM OF CERTIFICATE OF EXCHANGE

[Paramount Skydance Corporation]
c/o [Paramount Skydance Corporation
1515 Broadway

New York, New York 10036]

Deutsche Bank Trust Company Americas

Deutsche Bank Trust Company Americas
c/o DB Services Americas, Inc.
Attn: Transfer Operations
5201 Gate Parkway, 1st Floor
Jacksonville, FL 32256 USA
Mail Stop JCK-01-218
Email: [dwac.processing@db.com] [transfer.operations@db.com]

And cc:

Deutsche Bank Trust Company Americas
Trust & Securities Services
1 Columbus Circle, 4th Floor
Mail Stop: NYC01-0417
New York, NY 10019
USA
Attention: Corporates Team, Paramount Skydance Corporation,  AA9066

Re:	Paramount Skydance Corporation
☐ 8.250% Senior Secured Second Lien Notes due 2031 (CUSIP [ ])[13], 8.875% Senior Secured Second Lien Notes due 2034 (CUSIP [ ])[14] and 9.125% Senior Secured Second Lien Notes due 2036 (CUSIP [ ])[15] (the “Notes”)

13

144A Notes: 69932A AN5

Reg S Notes: U7010Q AN2

144A Notes: US69932AAN54

Reg S Notes: USU7010QAN26

14

144A Notes: 69932A AP0

Reg S Notes: U7010Q AP7

144A Notes: US69932AAP03

Reg S Notes: USU7010QAP73

15

144A Notes: 69932A AQ8

Reg S Notes: U7010Q AQ5

144A Notes: US69932AAQ85

Reg S Notes: USU7010QAQ56

Reference is hereby made to the Indenture, dated as of October 5, 2026, among Paramount Skydance Corporation (the “Issuer”), and Deutsche Bank Trust Company Americas, as trustee, as supplemented by the Second Supplemental Indenture dated as of October 5, 2026 (the “Supplemental Indenture”). Capitalized terms used but not defined herein shall have the meanings given to them in the Supplemental Indenture.

__________________________ (the “Owner”) owns and proposes to exchange the Note[s] or interest in such Note[s] specified herein, in the principal amount of $____________________________ in such Note[s] or interests (the “Exchange”). In connection with the Exchange, the Owner hereby certifies that:

1.            Exchange of Restricted Definitive Notes or Beneficial Interests in a Restricted Global Note for Unrestricted Definitive Notes or Beneficial Interests in an Unrestricted Global Note

☐            (i) Check if Exchange is from beneficial interest in a Restricted Global Note to beneficial interest in an Unrestricted Global Note. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a beneficial interest in an Unrestricted Global Note in an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Global Notes and pursuant to and in accordance with the United States Securities Act of 1933, as amended (the “Securities Act”), (iii) the restrictions on transfer contained in the Supplemental Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted Global Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States. If the Exchange is from beneficial interest in a Regulation S Global Note to beneficial interest in an Unrestricted Global Note, the Owner further certifies that it is either (x) a non-U.S. Person to whom Notes would be transferred in accordance with Regulation S or (y) a U.S. Person who purchased Notes in a transaction that did not require registration under the Securities Act.

☐            (ii) Check if Exchange is from beneficial interest in a Restricted Global Note to Unrestricted Definitive Note. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Supplemental Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

☐            (iii) Check if Exchange is from Restricted Definitive Note to beneficial interest in an Unrestricted Global Note. In connection with the Owner’s Exchange of a Restricted Definitive Note for a beneficial interest in an Unrestricted Global Note, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Supplemental Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any state of the United States. If the Exchange is from beneficial interest in a Regulation S Global Note to an Unrestricted Definitive Note, the Owner further certifies that it is either (x) a non-U.S. Person to whom Notes could be transferred in accordance with Regulation S or (y) a U.S. Person who purchased Notes in a transaction that did not require registration under the Securities Act.

☐            (iv) Check if Exchange is from Restricted Definitive Note to Unrestricted Definitive Note. In connection with the Owner’s Exchange of a Restricted Definitive Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Unrestricted Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Supplemental Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

2.            Exchange of Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes for Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes

☐            (i) Check if Exchange is from beneficial interest in a Restricted Global Note to Restricted Definitive Note. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a Restricted Definitive Note with an equal principal amount, the Owner hereby certifies that the Restricted Definitive Note is being acquired for the Owner’s own account without transfer. If the Exchange is from beneficial interest in a Regulation S Global Note to a Restricted Definitive Note, the Owner further certifies that it is either (x) a non-U.S. Person to whom Notes could be transferred in accordance with Regulation S or (y) a U.S. Person who purchased Notes in a transaction that did not require registration under the Securities Act. Upon consummation of the proposed Exchange in accordance with the terms of the Supplemental Indenture, the Restricted Definitive Note issued will continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Note and in the Supplemental Indenture and the Securities Act.

☐            (ii) Check if Exchange is from Restricted Definitive Note to beneficial interest in a Restricted Global Note. In connection with the Exchange of the Owner’s Restricted Definitive Note for a beneficial interest in the [CHECK ONE] ☐Rule 144A Global Note or ☐ Regulation S Global Note with an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Exchange in accordance with the terms of the Supplemental Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Note and in the Supplemental Indenture and the Securities Act.

This certificate and the statements contained herein are made for your benefit and the benefit of the Issuer.

[Insert Name of Transferor]

By
Name:
Title:

Dated:

EXHIBIT D

FORM OF CERTIFICATE FROM
ACQUIRING INSTITUTIONAL ACCREDITED INVESTOR

[Paramount Skydance Corporation]
c/o [Paramount Skydance Corporation
1515 Broadway

New York, New York 10036]

Deutsche Bank Trust Company Americas

Deutsche Bank Trust Company Americas
c/o DB Services Americas, Inc.
Attn: Transfer Operations
5201 Gate Parkway, 1st Floor
Jacksonville, FL 32256 USA
Mail Stop JCK-01-218
Email: [dwac.processing@db.com] [transfer.operations@db.com]

And cc:

Deutsche Bank Trust Company Americas
Trust & Securities Services
1 Columbus Circle, 4th Floor
Mail Stop: NYC01-0417
New York, NY 10019
USA
Attention: Corporates Team, Paramount Skydance Corporation,  AA9066

Re:	Paramount Skydance Corporation
☐ 8.250% Senior Secured Second Lien Notes due 2031 (CUSIP [ ])[16], 8.875% Senior Secured Second Lien Notes due 2034 (CUSIP [ ])[17] and 9.125% Senior Secured Second Lien Notes due 2036 (CUSIP [ ])[18] (the “Notes”)

16

144A Notes: 69932A AN5

Reg S Notes: U7010Q AN2

144A Notes: US69932AAN54

Reg S Notes: USU7010QAN26

17

144A Notes: 69932A AP0

Reg S Notes: U7010Q AP7

144A Notes: US69932AAP03

Reg S Notes: USU7010QAP73

18

144A Notes: 69932A AQ8

Reg S Notes: U7010Q AQ5

144A Notes: US69932AAQ85

Reg S Notes: USU7010QAQ56

Reference is hereby made to the Indenture, dated as of October 5, 2026, among Paramount Skydance Corporation (the “Issuer”), and Deutsche Bank Trust Company Americas, as trustee, as supplemented by the Second Supplemental Indenture dated as of October 5, 2026 (the “Supplemental Indenture”). Capitalized terms used but not defined herein shall have the meanings given to them in the Supplemental Indenture.

In connection with our proposed purchase of $____________ aggregate principal amount of:

(i)            ☐           a beneficial interest in a Global Note, or

(ii)           ☐           a Definitive Note,

we confirm that:

1.            We understand that any subsequent transfer of the Notes or any interest therein is subject to certain restrictions and conditions set forth in the Supplemental Indenture and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Notes or any interest therein except in compliance with, such restrictions and conditions and the United States Securities Act of 1933, as amended (the “Securities Act”).

2.            We understand that the offer and sale of the Notes have not been registered under the Securities Act, and that the Notes and any interest therein may not be offered or sold except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell the Notes or any interest therein, we will do so only (a) to the Issuer or any subsidiary thereof, (b) for so long as the Notes are eligible for resale pursuant to Rule 144A, to a person we reasonably believe is a “qualified institutional buyer” as defined in Rule 144A under the Securities Act that purchases for its own account or for the account of a qualified institutional buyer to which notice is given that the transfer is being made in reliance on Rule 144A, (c) pursuant to offers and sales to non-U.S. persons that occur outside the United States in accordance with Regulation S and in accordance with the laws applicable to it in the jurisdiction in which such purchase is made, (d) to an institutional “accredited investor” within the meaning of Rule 501(a)(1), (2), (3) and (7) under the Securities Act that is acquiring the Notes for its own account, or for the account of such an accredited investor, for investment purposes and not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act, (e) pursuant to a registration statement that has been declared effective under the Securities Act, or (f) pursuant to any other available exemption from the registration requirements of the Securities Act, subject to the Issuer’s and the Trustee’s, or Registrar’s, as applicable, right prior to any such offer, sale or transfer pursuant to clause (c), (d) or (f) to require the delivery of an Opinion of Counsel, certifications and/or other information satisfactory to each of them, and in each of the foregoing cases, a certificate of transfer in the form appearing on the other side of the Note completed and delivered by us to the Trustee or Registrar.

3.            We understand that, on any proposed resale of the Notes or beneficial interest therein, we will be required to furnish to you and the Issuer such certifications, legal opinions and other information as you and the Issuer may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. We further understand that the Notes purchased by us will bear a legend to the foregoing effect.

4.            We are an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we and any accounts for which we are acting are each able to bear the economic risk of our or its investment.

5.            We are acquiring the Notes or beneficial interest therein purchased by us for our own account or for one or more accounts (each of which is an institutional “accredited investor”) as to each of which we exercise sole investment discretion.

You and the Issuer are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

[Insert Name of Transferor]

By
Name:
Title:

Dated:

EXHIBIT E

FORM OF SUPPLEMENTAL INDENTURE

SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”) dated as of [ ], among [GUARANTOR] (the “New Guarantor”), a subsidiary of Paramount Skydance Corporation (or its successor), a Delaware corporation (the “Issuer”), and Deutsche Bank Trust Company Americas, a national banking association, as trustee (the “Trustee”) and collateral agent (the “Collateral Agent”) under the Indenture referred to below.

W I T N E S S E T H :

WHEREAS the Issuer has heretofore executed and delivered to the Trustee an indenture (as amended, supplemented or otherwise modified, the “Indenture”) dated as of October 5, 2026, providing for the issuance of the Issuer’s Notes

WHEREAS pursuant to Section 9.01 of the Indenture, the Trustee, the Collateral Agent, the Issuer and the Subsidiary Guarantors, if any, are authorized to execute and deliver this Supplemental Indenture;

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the New Guarantor, the Issuer and the Trustee mutually covenant and agree for the equal and ratable benefit of Holders as follows:

1.            Defined Terms. As used in this Supplemental Indenture, terms defined in the Indenture or in the preamble or recital hereto are used herein as therein defined, except that the term “Holders” in this Supplemental Indenture shall refer to the term “Holders” as defined in the Indenture and the Trustee acting on behalf of and for the benefit of such Holders. The words “herein,” “hereof” and “hereby” and other words of similar import used in this Supplemental Indenture refer to this Supplemental Indenture as a whole and not to any particular section hereof.

2.            Agreement to Guarantee. The New Guarantor hereby agrees, jointly and severally with all existing Subsidiary Guarantors (if any), to unconditionally guarantee the Issuer’s Obligations under the Notes and the Indenture on the terms and subject to the conditions set forth in Article 10 of the Indenture and to be bound by all other applicable provisions of the Indenture and the Notes and to perform all of the obligations and agreements of a Subsidiary Guarantor under the Indenture.

3.            Notices. All notices or other communications to the New Guarantor shall be given as provided in Section 11.02 of the Indenture.

4.            Ratification of Indenture; Supplemental Indentures Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder heretofore or hereafter authenticated and delivered shall be bound hereby.

E-1

5.            Governing Law. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

6.            Trustee Makes No Representation. The Trustee makes no representation as to the validity or sufficiency of this Supplemental Indenture.

7.            Counterparts. Facsimile, documents executed, scanned and transmitted electronically and electronic signatures, including those created or transmitted through a software platform or application, shall be deemed original signatures for purposes of this Supplemental Indenture and all other related documents and all matters and agreements related thereto, with such facsimile, scanned and electronic signatures having the same legal effect as original signatures. The parties agree that this Supplemental Indenture or any other related document or any instrument, agreement or document necessary for the consummation of the transactions contemplated by this Supplemental Indenture or the other related documents or related hereto or thereto (including, without limitation, addendums, amendments, notices, instructions, communications with respect to the delivery of securities or the wire transfer of funds or other communications) (“Executed Documentation”) may be accepted, executed or agreed to through the use of an electronic signature in accordance with applicable laws, rules and regulations in effect from time to time applicable to the effectiveness and enforceability of electronic signatures. Any Executed Documentation accepted, executed or agreed to in conformity with such laws, rules and regulations will be binding on all parties hereto to the same extent as if it were physically executed and each party hereby consents to the use of any third party electronic signature capture service providers as may be reasonably chosen by a signatory hereto or thereto. When the Trustee acts on any Executed Documentation sent by electronic transmission, the Trustee will not be responsible or liable for any losses, costs or expenses arising directly or indirectly from its reliance upon and compliance with such Executed Documentation, notwithstanding that such Executed Documentation (a) may not be an authorized or authentic communication of the party involved or in the form such party sent or intended to send (whether due to fraud, distortion or otherwise) or (b) may conflict with, or be inconsistent with, a subsequent written instruction or communication; it being understood and agreed that the Trustee shall conclusively presume that Executed Documentation that purports to have been sent by an authorized officer of a Person has been sent by an authorized officer of such Person. The party providing Executed Documentation through electronic transmission or otherwise with electronic signatures agrees to assume all risks arising out of such electronic methods, including, without limitation, the risk of the Trustee acting on unauthorized instructions and the risk of interception and misuse by third parties.

8.            Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction thereof.

[Signature Pages Follow]

E-2

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

[NEW GUARANTOR]

By:
Name:
Title:

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Trustee

By:
Name:
Title:

By:
Name:
Title:

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Collateral Agent

By:
Name:
Title:

By:
Name:
Title:

E-3